Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

NOTE PURCHASE AGREEMENT

Dated as of May 22, 2019

By and Among

VCP23, LLC,

VCP Real Estate Holdings, LLC

Vision Management Services, LLC

GTI23, INC.

GTI Core, LLC

VCP IP Holdings, LLC

TWD18, LLC

and

For Success Holdings Company,

as Issuers,

and

Certain Purchasers From Time To Time Party Hereto,

and

GLAS USA LLC, as Administrative Agent

and

GLAS AMERICAS LLC, as Collateral Agent

i

i

SCHEDULES

SCHEDULE 2	—	Purchasers and Loan Amounts
SCHEDULE 5.1	—	Material Subsidiaries
SCHEDULE 5.4(b)	—	Guarantor Capitalization
SCHEDULE 5.5	—	Properties
SCHEDULE 6.8	—	Conduct of Business
SCHEDULE 7.4	—	Permitted Liens

EXHIBITS

EXHIBIT A — Form of Guaranteed Note
EXHIBIT B — Guaranty Agreement
EXHIBIT C — Form of Warrant Agreement
EXHIBIT D — Form of Compliance Certificate
EXHIBIT E — Risk Factors
EXHIBIT F — Form of Accredited Investor Questionnaire
EXHIBIT G — Form of Assignment Agreement

v

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 22, 2019 (the “Agreement Date”), by and among VCP23, LLC, a Delaware limited liability company (“VCP23”), VCP Real Estate Holdings, LLC, a Delaware limited liability company (“VCP Real Estate”), Vision Management Services, LLC, a Delaware limited liability company (“VMS”), GTI23, Inc., a Delaware corporation (“GTI23”), GTI Core, LLC, a Delaware limited liability company (“GTI Core”), VCP IP Holdings, LLC, a Delaware limited liability company (“VCP IP”), TWD18, LLC, a Delaware limited liability company (“TWD18”) and For Success Holdings Company, a Delaware corporation (“FSH” and, together with VCP23, VCP Real Estate, VMS, GTI23, GTI Core, VCP IP and TWD18, the “Initial Issuers” and each, individually, an “Initial Issuer”), each purchaser party hereto listed on the signature page hereto (together with their successors and assigns, each an “Initial Purchaser” and collectively, the “Initial Purchasers”), GLAS Americas LLC, a New York limited liability company, as collateral agent for the sole benefit of itself, the Administrative Agent and the Purchasers (in such capacity, together with its successors and assigns, the “Collateral Agent”) and GLAS USA LLC, a New Jersey limited liability company, as administrative agent for the sole benefit of itself, the Collateral Agent and the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”).

RECITALS

WHEREAS, the Issuers (as defined below) have requested that each of the Initial Purchasers make a senior secured guaranteed loan to the Initial Issuers (each such loan, a “Loan” and all such Loans, collectively, the “Loans”) in the amount set forth beside such Initial Purchaser’s name on Schedule 2, and each of the Initial Purchasers, for itself only, has agreed to make such Loan on and subject to the terms and conditions of this Agreement; and

WHEREAS, in accordance with the terms and conditions of this Agreement, prior to the expiration of the Funding Period (as defined below), the Issuers may request and receive Loans from one or more additional purchasers (together with their successors and assigns, each a “Subsequent Purchaser” and collectively with the Initial Purchasers, the “Purchasers”); provided that the aggregate principal amount of all of the Loans does not exceed $150,000,000; and

WHEREAS, as a condition to its making of a Loan, each of the Purchasers has required that Green Thumb Industries Inc., a British Columbia corporation (“Guarantor”) and the direct or indirect owner of all of the Equity Interests (as defined below) in each of the Issuers, guarantee, fully and unconditionally, all payment and performance obligations of the Issuers under this Agreement and the other the Loan Documents (as defined below) pursuant to the Guaranty Agreement (as defined below); and

WHEREAS, the Issuers will use the proceeds of the Loans solely for purposes permitted under this Agreement.

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties, intending to be legally bound, agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1    Definitions. As used in this Agreement, including, without limitation, the Preamble, Recitals, exhibits and schedules hereto, the following terms have the meanings stated:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such specified Person. A Person shall be deemed to control another Person if such first Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract or otherwise. With respect to an Issuer or Guarantor, an Affiliate includes, but is not limited to, (a) Subsidiaries of such Issuer or Guarantor, (b) directors, officers and managers of such Issuer or Guarantor, (c) any Person who or which directly or beneficially owns or holds 25% or more of any class of Equity Interests of such Issuer or Guarantor or owns or holds warrants, options, rights or other securities exercisable for, or convertible into, 25% or more of any class of Equity Interests of such Issuer and/or Guarantor, (d) any Person 25% or more of whose voting Equity Interests are directly or beneficially owned or held by such Issuer or Guarantor and (e) any Person 25% or more of whose voting Equity Interests are, or would be after exercise or conversion of any warrants, options, rights or other securities, owned, directly or beneficially, by such Issuer or Guarantor or by a Person described in clause (b) or clause (c) above.

“Administrative Agent” has the meaning set forth in the Preamble.

“Agent(s)” has the meaning set forth in the Preamble.

“Agent Fee Letter” means that certain fee letter entered into on or about the date hereof by the Issuers with the Agents.

“Agreement” has the meaning set forth in the Preamble.

“Agreement Date” has the meaning set forth in the Preamble.

“Assignment Agreement” mean an agreement in the form of Exhibit G attached hereto that has been executed by the parties thereto.

“Bankruptcy Code” means title 11 of the United States Code entitled “Bankruptcy” as now or hereafter in effect or any successive statutes, as applicable, and any comparable Laws in Canada or its provinces.

“Board of Directors” means the Board of Directors of Guarantor.

“Business Day” means a day other than Saturday or Sunday or other day on which commercial banks in New York City, New York are authorized or required by law or other governmental action to close.

“Cannabis” has the meaning set forth in the applicable Cannabis Act.

“Cannabis Act” means for any state in which any of the Loan Parties or its respective Subsidiaries conducts business, any state law of regulation addressing the cultivation, production, or sale of medical and/or adult use cannabis or any comparable legislation, as amended, replaced or superseded by comparable legislation, including any US federal legislation.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with IFRS, is or should be accounted for as a capital lease or finance lease on the balance sheet of that Person.

“Capitalized Lease Obligations” means the amount which is required by IFRS to be reflected as a liability on the balance sheet of the lessee with respect to a Capital Lease.

“Change of Control” means, at any time, the occurrence of any of the following events: (i) any Person, or Persons acting in concert, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of any class of Equity Interests of Guarantor representing 25% or more of the combined voting power all Equity Interests of the Guarantor (on an as converted basis after giving effect to the conversion of any issued and outstanding Multiple Voting Shares and Super Voting Shares into Subordinate Voting Shares); (ii) a majority of the Board of Directors shall cease to consist of Continuing Directors; (iii) Guarantor shall cease to own and control, of record and beneficially, 100% of each class of outstanding Equity Interests of GTI23 (or any successor resulting from an internal reorganization) free and clear of all Liens; (iv) GTI23 shall cease to own and control, of record and beneficially, 100% of each class of outstanding Equity Interests of VCP23 (or any successor resulting from an internal reorganization) free and clear of all Liens; and (v) VCP23 shall cease to own and control, of record and beneficially, 100% of each class of outstanding Equity Interests of the other Issuers (or their respective successors resulting from internal reorganizations) free and clear of all Liens; provided, however, that a disposition of Equity Interests of a Subsidiary of Guarantor shall not be a Change of Control if the disposition is permitted by, and complies with, Section 7.7. For purposes of clause (i) of the preceding sentence, a Person shall be deemed to be the beneficial owner of a class of Equity Interests of Guarantor if such Person owns warrants, options or other rights exercisable for, or convertible into, such Equity Interests (whether or not consideration is payable upon any such exercise or conversion and whether or not the exercise or conversion rights are fixed or contingent, or exercisable only after the passage of time).

“Closing Date” means the Initial Closing Date or a Subsequent Closing Date, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means each of the Properties and any related assets identified in the Mortgages and any replacement properties or assets mortgaged or pledged for the benefit of the Agents and the Purchasers as provided for in Section 7.7.

“Collateral Agent” has the meaning set forth in the Preamble.

“Collateral Documents” means the Mortgages and any related agreements and instruments entered into from time to time in order to grant to the Collateral Agent, for the benefit of the Agents and the Purchasers, a first priority Lien on the Collateral.

“Continuing Directors” means (i) the directors of the Guarantor on the Agreement Date and (ii) each Person who becomes a director after the Agreement Date by appointment of a majority of the Continuing Directors or by election of shareholders, if the nomination of such Person elected by shareholders was approved, prior to such election, by a majority of the Continuing Directors. For the avoidance of doubt, a Continuing Director shall include Persons theretofore appointed or elected as directors as contemplated by the first sentence in this definition.

“Debtor Relief Law” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States, Canada or other applicable jurisdictions from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Rate” means an interest rate equal to fifteen percent (15%) per annum.

“Distribution(s)” shall mean (a) any dividend, distribution or payment on or on account of Equity Interests, (b) any acquisition or redemption of any Equity Interests and (c) any redemption, retirement or prepayment of Subordinated Debt before its regularly scheduled maturity date; provided that a Distribution shall not include a split or subdivision of Subordinate Voting Shares of Guarantor or a pro rata stock dividend on Subordinate Voting Shares of Guarantor payable solely in Subordinate Voting Shares of Guarantor.

“EBITDA” means, for any period, for the Loan Parties and their Subsidiaries, on a consolidated basis in accordance with IFRS, and without duplication, the sum of the following for such period: (a) Net Income plus (b) Interest Expense, plus (c) income taxes, plus (d) depreciation, plus (e) non-cash impairment charges, plus (f) extraordinary or non-recurring expenses if and to the extent agreed by the Required Purchasers, plus (g) to the extent not capitalized, the amount of third party expenses, fees and costs incurred in connection with any Permitted Acquisition, plus (h) non-cash share-based compensation expense, and excluding (i) the amount of any foreign currency translation gains or losses and any gains or losses on dispositions of depreciable property or capital assets, in each case to the extent included in determining Net Income for such period.

“Environmental Laws” means any and all international, foreign, federal, state or local environmental or health and safety-related laws, regulations, rules, ordinances, orders or directives.

“Equity Holder” means, with respect to Equity Interests, any Person who owns, beneficially or of record, any such Equity Interests.

“Equity Interests” means shares of capital stock, partnership interests, membership interests or other equity ownership interests in a Person (other than a natural person), or any warrants, options or other rights to acquire (with or without consideration) any such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

“ERISA Affiliate” means any corporation, trade or business that is, along with Issuers, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in Sections 414(b) and 414(c), respectively, of the Internal Revenue Code of 1986, as amended, or Section 4001 of ERISA.

“Event of Default” has the meaning set forth in Section 8.1.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to its Loan pursuant to a law in effect on the date on which such Purchaser makes its Loan, except to the extent that, pursuant to Section 3.1, amounts with respect to such Taxes were payable to such Purchaser’s assignor immediately before such Purchaser became a party hereto; (c) Taxes attributable to such Recipient’s failure to comply with Section 3.1(e) and (d) any withholding Taxes imposed under FATCA.

“Extended Maturity Date” has the meaning set forth in Section 2.6(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the Agreement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Bodies entered into in connection with the implementation of the foregoing.

“Financial Statements” means the audited consolidated financial statements of the Guarantor as at and for the Fiscal Years ended December 31, 2018 and 2017, together with the notes thereto and the auditors’ report thereon, being comprised of the statements of financial position, statements of income (loss) and comprehensive income (loss), statements of changes in equity (deficit) and statements of cash flows for the periods then ended.

“Fiscal Year” means each twelve-month period ending on December 31.

“Foreign Purchaser” means any Purchaser that is not a U.S. Person.

“Funding Period” means the period commencing on the Agreement Date and ending on the earliest to occur of (i) the 180th day after the Agreement Date and (ii) an Event of Default.

“Governmental Body” means any agency, bureau, commission, court, department, official, political subdivision, tribunal or other instrumentality of any administrative, judicial, legislative, executive, regulatory, police or taxing authority of any government, whether supranational, national, federal, state, regional, provincial, local, domestic or foreign.

“Group” means the Loan Party and each of their respective Subsidiaries and “Group Member” means any of them.

“Guarantor” has the meaning set forth in the Recitals.

“Guarantor Public Documents” means all documents filed by Guarantor with applicable Canadian securities regulatory authorities since June 12, 2018 that are available under the Guarantor’s issuer profile on SEDAR at www.sedar.com.

“Guaranty Agreement” means that certain Guaranty Agreement, a copy of which is attached hereto as Exhibit B, delivered on the Agreement Date by the Guarantor to the Administrative Agent, for the benefit of the Agents and the Purchasers. For the avoidance of doubt, the Guaranty Agreement delivered by the Guarantor on the Agreement Date shall automatically, and without further action by the Guarantor, cover in all respects each of the Loans, whether such Loan is made on the Initial Closing Date or on a Subsequent Closing Date.

“Hazardous Material” means any hazardous substance or any pollutant or contaminant defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, any so-called “Superfund” or “Superlien” law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards on conduct concerning any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect; asbestos or any substance or compound containing asbestos; polychlorinated biphenyls or any substance or compound containing any polychlorinated biphenyl; and any other hazardous, toxic or dangerous waste, substance or material.

“Homestead Property” means that certain real property located at 35701 SW 202nd Avenue., Homestead, Florida 33034.

“IFRS” means generally accepted accounting principles in the Canada and United States as in effect from time to time, consistently applied throughout the period to which reference is made.

“Indebtedness” means, with respect to any Person at any date and without duplication: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness which is evidenced by a note, bond, debenture or similar instrument, (c) all Capitalized Lease Obligations of such Person, (d) all obligations of such Person in respect of outstanding letters of credit, acceptances and similar obligations created for the account of such Person, (e) all liabilities secured by any security interest, lien or other encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, (f) net liabilities of such Person under interest rate cap agreements, interest rate swap agreements, foreign currency exchange agreements and other hedging agreements or arrangements, and (g) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise (other than any guaranties of real estate leases).

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Initial Closing Date” means the date on which all of the conditions set forth in Section 4.1 are satisfied or otherwise waived by the Initial Purchasers.

“Initial Issuer(s)” has the meaning set forth in the Preamble.

“Initial Purchaser(s)” has the meaning set forth in the Preamble.

“Intercompany Debt” means any unsecured intercompany loan from any Loan Party or a wholly-owned Subsidiary of a Loan Party to any other Loan Party or a wholly-owned Subsidiary of a Loan Party.

“Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) EBITDA for the four fiscal quarters ending on such date of determination (except as otherwise provided in Section 6.10(d)) minus income taxes taken into account in the computation of EBITDA for such period pursuant to clause (c) of the definition of “EBITDA” to (b) Interest Expense for the four fiscal quarters ending on such date of determination.

“Interest Expense” means, for any period, all interest expense, whether paid or accrued in accordance with IFRS in or for such period.

“Interest Rate” means an interest rate equal to 12.00% per annum.

“Investment” means (i) any direct or indirect purchase or other acquisition by any of the Loan Parties of a beneficial interest in, or securities of, any other Person; (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value by any of the Loan Parties from any Person of any Equity Interest of any other Person; and (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contributions by any of the Loan Parties to any other Person, including all Indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs or write offs with respect to such Investment.

“Issuer(s)” means each of the Initial Issuers and any and all Unrestricted Subsidiaries that become Issuers in accordance with Section 6.9 hereof.

“Laws” means, collectively, all international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Body charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Body.

“Lien” means any encumbrance, mortgage, pledge, hypothecation, charge, assignment, lien, restriction or other security interest of any kind securing any obligation of any Person.

“Loan(s)” has the meaning set forth in the Recitals.

“Loan Documents” means this Agreement, the Notes, the Guaranty Agreement, the Warrant Agreements, the Collateral Documents, and all other documents, instruments or agreements executed and delivered by the Issuers with Purchasers or with any Agent for the benefit of the Agents and the Purchasers.

“Loan Parties” means the Issuers (including any Unrestricted Subsidiaries that become Issuers in accordance with Section 6.9 hereof) and the Guarantor.

“Margin Stock” shall have the meaning set forth in Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition (financial or otherwise) of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to pay and perform the Obligations under the Loan Documents, (c) the rights of or benefits available to Purchasers or the Agents under any Loan Document (including, without limitation, any of the liens or priority in favor of the Collateral Agent, for the benefit of the Agents and the Purchasers) or (d) the validity or enforceability of any of the Loan Documents.

“Material Subsidiary” means each subsidiary of Guarantor other than any such subsidiary that may be omitted from the disclosure requirements set out in Section 3.2 of Form 51-102F2 – Annual Information Form under applicable Canadian securities laws.

“Maturity Date” means the earliest of (i) the third (3rd) anniversary of the Agreement Date and (ii) the date the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise; provided, however, that if the Issuers have elected to extend the Maturity Date in accordance with Section 2.6, then the Maturity Date shall be the earliest of (a) the Extended Maturity Date and (b) the date the Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Mortgage” means any mortgage, deed of trust or other agreement which conveys or establishes a Lien in favor of the Collateral Agent, for the benefit of the Agents and the Purchasers, on the Collateral.

“Multiemployer Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA.

“Net Debt” means, for the Loan Parties and their Subsidiaries, on a consolidated basis in accordance with IFRS, and without duplication, as of any date, (i) all Indebtedness for borrowed money as of such date, including, without limitation, the Loans hereunder, any Subordinated Debt and any Property Acquisition Debt less (ii) any unrestricted cash and cash equivalents as of such date. To qualify as “unrestricted cash and cash equivalents,” such cash and cash equivalents must not be subject to restrictions or limitations, including but not limited to restrictions and limitations in agreements (other than in the Loan Documents) with lenders, joint venture partners or other Persons, on distributions of such cash or cash equivalents from any or the Loan Parties and their Subsidiaries to any of the Loan Parties and must be available by the Loan Parties to pay interest on, and principal of, the Loans.

“Net Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Net Debt as of such date to (b) EBITDA for the four fiscal quarters ending on such date of determination (except as otherwise provided in Section 6.10(b)).

“Net Income” means, for any period, the net income of the Loan Parties and their Subsidiaries for such period, as determined on a consolidated basis in accordance with IFRS, and without duplication.

“Note” means each promissory note delivered to a Purchaser to evidence such Purchaser’s Loan.

“Obligations” means all Indebtedness, obligations and liabilities of the Loan Parties from time to time owed to the Agents, the Purchasers or any of them or their respective Affiliates, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any Loan, any Notes or any other instruments at any time evidencing any obligation under this Agreement or any other Loan Document, whether for principal, interest (including, without limitation, interest accruing after the filing of a petition initiating any insolvency proceedings, whether or not such interest accrues or is recoverable against the Loan Parties after the filing of such petition for purposes of the Bankruptcy Code or is an allowed claim in such proceeding), all applicable fees, charges, expenses, indemnification or otherwise.

“OFAC” shall mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Oglesby Property” means that certain real property located at 110 East 4th Street, Oglesby, Illinois 61348.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Participant” has the meaning set forth in Section 11.5(d).

“Participant Register” has the meaning set forth in Section 11.5(d).

“Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2011)), as the same may be amended, supplemented, modified, replaced or otherwise in effect from time to time.

“Permitted Acquisition” means (i) any acquisition of assets or Equity Interests by a Loan Party from only one or more other Loan Parties; and (ii) any acquisition of assets or Equity Interests by a Loan Party from a Person or Persons who are not Affiliates of any of the Loan Parties if at the time of, and immediately after giving effect to, the acquisition, there is no Default or Event of Default hereunder.

“Permitted Liens” has the meaning set forth in Section 7.4.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, other legal entities and governmental bodies.

“Personally Identifiable Information” means any information that alone or in combination with other information held a Person can be used to specifically identify a Person including but not limited to a natural person’s name, street address, telephone number, e-mail address, photograph, social insurance number, driver’s license number, passport number, credit or debit card number or customer or financial account number or any similar information that is treated as “Personally Identifiable Information” under any applicable Laws.

“Plan” means a “pension plan”, as such term is defined in ERISA, which is subject to Title IV of ERISA (other than a multi-employer plan) and to which Issuers or any ERISA Affiliate may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

“Pro Rata Share” means, in respect of a Purchaser, the percentage obtained by dividing (i) the outstanding principal amount of the Loan(s) held by such Purchaser by (ii) the aggregate outstanding principal amount of the Loans held by all Purchasers.

“Properties” means the Rock Island Property, the Oglesby Property and the Homestead Property.

“Property Acquisition Debt” means any Indebtedness incurred to finance the acquisition by a Loan Party or a Subsidiary of real property from a Person who is not an Affiliate of a Loan Party or Subsidiary of a Loan Party; provided that: (i) such Property Acquisition Debt shall not exceed 80% of the fair market value of the financed real property at the time of acquisition; (ii) under the terms of such Property Acquisition Debt, the recourse and remedies of the lender upon the occurrence of an event of default thereunder are limited to such financed real property; and (iii) if an Affiliate of a Loan Party or a Subsidiary of a Loan Party provides the financing for the acquisition, such financing is incurred in compliance with Section 7.11 hereof.

“Purchaser(s)” has the meaning set forth in the Recitals.

“Purchaser Request” has the meaning set forth in Section 10.5(b).

“Recipient” means any Agent or any Purchaser, as applicable.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the directors, officers, employees, agents and advisors of such Person and of such Person’s Affiliates and “Related Party” means any one of them.

“Register” has the meaning set forth in Section 11.6(c).

“Reportable Event” has the meaning given to such term in ERISA.

“Required Purchasers” means, as of any date of determination, one or more Purchasers holding Loans representing, in aggregate, at least a majority of the then outstanding principal amounts of the Loans held by all Purchasers.

“Rock Island Property” means that certain real property located at 8221 51st Street West, Rock Island, Illinois 61201.

“Sanctions” means economic or financial sanctions, requirements or trade embargoes imposed, administered or enforced from time to time by Governmental Bodies (including, but not limited to, OFAC, the U.S. Department of State and the U.S. Department of Commerce).

“Stockholders’ Equity” means, as of any date of determination, the total assets of the Loan Parties and their Subsidiaries minus the total liabilities of the Loan Parties and their Subsidiaries, in each case on a consolidated basis in accordance with IFRS.

“Subordinated” means terms ensuring that the Subordinated obligation does not provide for (i) financial covenants more restrictive than financial covenants contained this Agreement; (ii) repayment of principal, interest or other amounts under the Subordinated Indebtedness if there is a Default or Event of Default under this Agreement or there would be a Default or Event of Default after giving effect to any such payment of Subordinated Indebtedness; and (iii) the right to accelerate, the Subordinated Indebtedness coupled with a perpetual standstill. In addition, in the event of a Default or Event of Default under this Agreement, the Loans must be indefeasibly repaid in full before any payments made be made under any Subordinated Indebtedness.

“Subordinated Debt” has the meaning set forth in Section 7.1.

“Subsequent Closing Date” means the date on which all of the conditions set forth in Section 4.2 in respect of a Loan by a Subsequent Purchaser are satisfied or otherwise waived by the Subsequent Purchaser. For clarity, there may be more than one Subsequent Closing Date but any and all Subsequent Closing Date must be held prior to the expiration of the Funding Period.

“Subsequent Purchaser(s)” has the meaning set forth in the Recitals.

“Subsidiary” of a person or entity means a corporation, partnership, limited liability company, or other entity in which that person or entity directly or indirectly owns or controls 50% or more of the Equity Interests.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Body, including any interest, additions to tax or penalties applicable thereto.

“Title Policies” means the each of the ALTA Lender’s Policy of Title Insurance on each of the Properties as issued by Stewart Title Guaranty Company in connection with the Loans.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in the State of Illinois or, when the context implies, the Uniform Commercial Code as in effect from time to time in any other applicable jurisdiction. All references in this Agreement to the provisions of the UCC shall include all successor provisions under any subsequent version or amendment to any Article of the UCC.

“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“Unrestricted Subsidiary” means any Material Subsidiary of any of the Loan Parties that is not the holder of a license from a Governmental Body under a Cannabis Act and the Equity Interests in which are owned directly or indirectly by one or more Loan Parties and/or Affiliates of such Loan Parties, excluding the following entities that might otherwise qualify as Unrestricted Subsidiaries: KSGNF, LLC, a Florida limited liability company, GTI Rock Island Partners, LLC, an Illinois limited liability company, and GTI Oglesby Partners, LLC, an Illinois limited liability company.

“Warrant Agreement” means an agreement in the form of Exhibit C attached hereto that has been executed by the Guarantor and delivered to a Purchaser pursuant to this Agreement.

“Warrant Holder” means, in respect of any Warrants, the Person in whose name such Warrants are held, together with its permitted successors and assigns.

“Warrants” means the warrants exercisable for Subordinate Voting Shares of the Guarantor in accordance with the applicable Warrant Agreement. For the avoidance of doubt, the Exercise Price specified in each Warrant Agreement will equal the higher of: (i) 1.15 multiplied by the volume weighted average price per share of the Subordinate Voting Shares for the five (5)-day period during which trading occurred immediately preceding the applicable Closing Date (i.e., the date on which the applicable Warrants are issued to a Purchaser) and (ii) 1.00 multiplied by closing price of the Subordinate Voting Shares on the trading date immediately preceding the applicable Closing Date.

“Welfare Plan” has the meaning given to such term in ERISA.

“Withholding Agent” means any Loan Party or any Agent, as applicable.

[***] means [***].

Section 1.2    Accounting Terms. Except as otherwise expressly provided herein, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with IFRS. Financial statements of the Loan Parties and other information required to be delivered to the Purchasers pursuant to Section 6.1 shall be prepared in accordance with IFRS as in effect at the time of such preparation.

Section 1.3    Currency. All references herein to “Dollars,” “dollars” and “$” refer to lawful currency of the United States of America, except as expressly provided for in the Warrants.

Section 1.4    Joint and Several Liability. Each of the Issuers is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Purchasers under this Agreement, for the mutual benefit, directly and indirectly, of each of the Issuers and in consideration of the undertakings of each of the Issuers to accept joint and several liability for the obligations of each of them. Each of the Issuers jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety, but also as a co-debtor, joint and several liability with the other Issuers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Issuers without preferences or distinction among them. If and to the extent that any of the Issuers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Issuers will make such payment with respect to, or perform, such Obligation. Each of the Issuers further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the other Issuers for amounts so paid under this Agreement until such time as the Purchasers have been indefeasibly paid in full and all Obligations under this Agreement have been terminated. The obligations of each Issuer under the provisions of this Section 1.4 constitute full recourse obligations of such Issuer, enforceable against it to the full extent of its properties and assets. The provisions of this Section 1.4 are made for the benefit of the Purchasers and their successors and assigns, and may be enforced by them from time to time against any of the Issuers as often as occasion therefor may arise and without requirement on the part of any of the Purchasers first to marshal any of its claims or to exercise any of its rights against the other Issuers or to exhaust any remedies available to it against the other Issuers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 1.4 shall remain in effect until all the Obligations shall have been indefeasibly paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations is rescinded or must otherwise be restored or returned by the Purchasers upon the insolvency, bankruptcy or reorganization of any of the Issuers, or otherwise, the provisions of this Section 1.4 will forthwith be reinstated and in effect as though such payment had not been made. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the Obligations of any of the Issuers shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable Laws relating to fraudulent conveyances or transfers) then the Obligations of such Issuer hereunder shall be limited to the maximum amount that is permissible under applicable Law.

ARTICLE II

LOANS

Section 2.1    Loans. The aggregate principal amount of the Loans, whether made on the Initial Closing Date or on any Subsequent Closing Date, shall not exceed $150,000,000 and no Loans shall be made after expiration of the Funding Period. Any principal amount of Loans repaid or prepaid may not be re-borrowed. Each Purchaser shall be responsible solely for its own obligation to fund its Loan in the amount set forth beside its name on Schedule 2 and shall have no obligation for the funding (or failure of funding) by any other Purchaser of such other Purchaser’s obligation to make its Loan. The Issuers shall notify in writing each of the then existing Purchasers and the Agents at least five Business Days in advance of each Subsequent Closing Date of the identity of any Subsequent Purchaser and the amount of the Loan to be made by any Subsequent Purchaser. Upon expiration of the Funding Period, the Issuers shall provide each Purchaser with a copy of Schedule 2, updated to reflect: (i) the names and addresses of each of the Purchasers, (ii) the principal amount of the Loans made by each of the Purchasers and (iii) the per share exercise price in the Warrants, as adjusted from time to time in accordance with the Warrant Agreement, and the number of Subordinate Voting Shares covered by each Purchaser’s Warrant Agreement, as adjusted from time to time in accordance with the Warrant Agreement. Any Loans funded on a Subsequent Closing Date, and the Notes issued to evidence such Loans, shall have identical terms to the Loans and Notes issued on the Initial Closing Date, subject to modification to reflect the names of the applicable Subsequent Purchasers, the principal amounts of their respective Loans and the accrual of interest on such Loans from the applicable Subsequent Closing Date(s).

Section 2.2    Loan Closings. Closings of each of the Loans may be consummated by exchange of electronic documents and signatures and the payment of monies in accordance with, and subject to the terms and conditions contained in, this Agreement. At each Closing, the Issuers will deliver to the applicable Purchasers a Note in a principal amount equal to such Purchaser’s Loan, together with the such other instruments and documents provided for in this Agreement, and each Purchaser will fund its Loan by check payable to any Issuer, on behalf of all of the Issuers, or by wire transfer to a bank account designated by the Issuers.

Section 2.3    Federal income tax treatment of Loans and Warrants. The Purchasers and the Loan Parties acknowledge that, for federal income tax purposes, the Loans and the Warrants constitute an “investment unit” under Code Section 1273 and that the following shall apply with respect to the federal income tax treatment of the investment unit:

(a)    The issue price of the investment unit shall be allocated between the debt instrument (Loans) and the property rights (Warrants) that comprise the unit based on their relative fair market values.

(b)    For United States federal income tax purposes (i) the issue price (within the meaning of Section 1273(b) of the Code) of the Loans made on the Initial Closing Date will be determined pursuant to Sections 1272 through 1275 of the Code and the Treasury Regulations thereunder and (ii) the issue price (within the meaning of Section 1273(b) of the Code) of the Warrants issued on the Initial Closing Date will be determined pursuant to Section 1.1273-2(h)(1) of the Treasury Regulations. The Issuers will disclose all determinations of issue price of the Loans and Warrants to the Initial Purchasers within three (3) business days of making such determination by written, electronic correspondence to the authorized representatives of the Initial Purchasers.

(c)    The fair market value of the Warrants issued on the Initial Closing Date may constitute original issue discount under Code Section 1273, in which case, such original issue discount is includable in gross income of the Initial Purchasers over the term of the investment unit pursuant to the applicable provisions of the Code, and deductible by the Issuers, to the extent otherwise permitted by the Code. If required, Issuers shall furnish the Initial Purchasers with IRS Form 1099-OID, when and as required by applicable law, and shall schedule the Notes as required by Treasury Regulation 1.1275-3(b).

(d)    Determinations, allocations and reporting comparable to that set forth above shall be made in respect of Loans made, and Warrants issued, on each Subsequent Closing Date.

Section 2.4    Interest. Except as provided in the last sentence of this Section 2.4, each Loan shall bear interest on the unpaid principal amount thereof from the date such Loan is made through the date of repayment of such Loan (whether at maturity, by acceleration or otherwise) at a rate per annum equal to the Interest Rate. The interest shall be payable in cash by the Issuers on (i) the last day of each fiscal quarter, (ii) the date of termination of the Loans pursuant to this Agreement, and (iii) on the applicable Maturity Date, without duplication. If a payment date is not a Business Day, then payment shall be made on the next succeeding Business Day. Interest hereunder shall be calculated on the basis of a 360-day year and the actual number of days elapsed. Upon the occurrence and during the continuance of an Event of Default, the principal amount of all Loans and, to the extent permitted by applicable law, any accrued but unpaid interest payments on the Loans and any fees or other amounts owed hereunder and not paid when due, in each case whether at stated maturity, by notice of prepayment, by acceleration or otherwise, shall bear interest at the Default Rate.

Section 2.5    Fees and Expenses.

(a)    Transaction Expenses. At the Initial Closing, the Issuers will pay (i) to the Agents or, at the direction of the Agents, to an Affiliate thereof and (ii) to, or at the direction of, [***], the amount of legal and out-of-pocket expenses incurred by each of them in connection with the transactions contemplated under this Agreement which amounts shall be payable directly from the proceeds of Initial Loans.

(b)    Other Expenses. In addition to the payments pursuant to Section 2.5(a), the Issuers agree to pay promptly:

(i)    all of the actual and reasonable costs and expenses of preparation of any consents, amendments, waivers or other modifications to the Loan Documents;

(ii)    to the Agents, all fees, costs and expenses due to Agents pursuant to the Agent Fee Letter and all costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by the Agents in connection with any consent, waiver, amendment or enforcement of this Agreement or any other Loan Document;

(iii)    all fees, actual costs and reasonable expenses (including, without limitation, the reasonable fees, expenses and disbursements of any appraisers, consultants, advisors, counsels, and agents employed or retained by the Required Purchasers (or by an Agent at the direction of the Required Purchasers) in connection with the inspection, verification, custody, perfection, protection or preservation of any of the Collateral, which, so long as no Event of Default has occurred and is continuing, shall not exceed $10,000 in the aggregate, per calendar year during the term of this Agreement;

(iv)    all costs and expenses (including, without limitation, reasonable attorney’s fees and expenses) incurred by [***] in connection with any consent, waiver or amendment of this Agreement or any other Loan Document requested by the Loan Parties (and for the avoidance of doubt, the costs and expenses covered by this clause (iv) do not cover costs and expenses incurred by any other Purchaser in connection with any such requested consent, waiver or amendment of this Agreement or any other Loan Document requested by the Loan Parties);

(v)    after the occurrence of a Default or an Event of Default, all fees, costs and expenses, including documented and reasonable attorneys’ fees and costs of settlement, incurred by the Agents and the Purchasers in enforcing any Obligations of or in collecting any payments due from Issuers hereunder or under any other Loan Document by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty, including under the Guaranty Agreement) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including, without limitation, in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings; and the foregoing shall be in addition to, and shall not be construed to limit, any other provisions of the Loan Documents regarding fees, costs and expenses to be paid by the Issuers.

(c)    Lending Fee. In consideration for various lending services rendered by [***] in connection herewith, at the Initial Closing, the Issuers will arrange for that number of Subordinated Voting Shares of Guarantor to be issued to, or at the direction of, [***] equal to [***] divided by the higher of (i) the volume weighted average price per share of the Subordinate Voting Shares for the five (5)-day period immediately preceding the Initial Closing Date during which trading occurred, and (ii) the closing price of the Subordinate Voting Shares on the trading date immediately preceding the Initial Closing Date.

Section 2.6    Repayment of the Loans; Extension of Maturity Date.

(a)    Repayment of the Loans. The outstanding principal balance of all outstanding Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date. All other amounts outstanding under the Loans and all other Obligations under the Loans shall be due and payable in full, if not earlier in accordance with this Agreement, on the Maturity Date.

(b)    Extension of the Maturity Date. Issuers shall have the option upon written notice to the Agents and Purchasers to extend the term of the Loans beyond the initial Maturity Date for one (1) year to the fourth anniversary of the Agreement Date (the “Extended Maturity Date”); provided that, as of the date of the election of the extension, the representations and warranties of the Issuers and Guarantor contained in this Agreement and other Loan Documents shall be true and correct in all material respects; since the Closing Date, there shall not have occurred any Material Adverse Effect; and no Default or an Event of Default shall have occurred and be continuing.

Section 2.7    Optional Prepayment.

(a)    After the first anniversary of the Agreement Date, at option of the Issuers, the Issuers may prepay all or any part of the unpaid principal balance of the Notes at any time, together with all accrued interest thereon. In such event or upon the occurrence of any mandatory prepayment event specified in Section 2.8 hereof, Issuers shall pay to the Administrative Agent for the ratable benefit of the Purchasers a prepayment fee of (a) 2.50% of the principal amount of the Notes to be prepaid if such prepayment occurs after the first anniversary of the Agreement Date and prior to the second anniversary of the Agreement Date and (b) 1.50% of the principal amount of the Notes to be prepaid if such prepayment occurs after the second anniversary of the Agreement Date and prior to the third anniversary of the Agreement Date. Issuers shall not be required to pay a prepayment fee in connection with optional prepayments thereafter. Except as set forth above in this Section, Issuers have no optional prepayment rights under this Agreement or the Notes. Amounts repaid or prepaid in respect of the Notes may not be re-borrowed. Upon the election of the Issuers, any prepayment notice is revocable, prior to repayment, upon written notice of Issuers to the Agents and each Purchaser.

(b)    All prepayments pursuant to this Section 2.7 shall be made on a Business Day and upon not less than two (2) Business Day’s prior written notice, in each case given to the Administrative Agent and each of the Purchasers no later than 12:00 p.m. (New York City time) on the date required for such notice. Each Purchaser shall receive its Pro Rata Share of any prepayments pursuant to this Section 2.7.

Section 2.8    Mandatory Prepayment.

(a)    Issuers shall be required to repay in full the outstanding principal amount of the Loans, and all accrued interest thereon and the applicable prepayment fee (as specified below) upon the occurrence of any of the following events:

(i)    Concurrently with any Change of Control, together with payment of the prepayment fee (as specified in Section 2.7(a) above); provided that if the Change of Control occurs prior to the first anniversary of the Agreement Date, then the prepayment fee shall equal 4.0% of the principal amount of the Notes. No less than five (5) Business Days prior to any proposed Change of Control, Issuers will deliver a written notice to the Administrative Agent and each of the Purchasers describing the transaction that constitutes the proposed Change of Control and stating the date on which the Change of Control shall occur.

(ii)    Upon the effective date of the expiration, termination or repeal of a Cannabis Act, if such expiration, termination or repeal has a Material Adverse Effect, together with payment of the prepayment fee (as specified in Section 2.7(a) above). If known, then no less than five (5) Business Days prior to and if unknown, then promptly after any expiration, termination or repeal of a Cannabis Act that has a Material Adverse Effect, Issuers will deliver a written notice to the Administrative Agent and each of the Purchasers describing the applicable expiration, termination or repeal and stating the date on which the mandatory prepayment shall occur. For the avoidance of doubt, there shall be no prepayment fee in the event that the expiration, termination or repeal of a Cannabis Act that has a Material Adverse Effect occurs prior to the first anniversary of the Agreement Date.

(iii)    Upon the occurrence of any Event of Default which results in the acceleration of amounts due under the Notes, together with payment of the prepayment fee (as specified in Section 2.7(a) above); provided that if the Event of Default occurs prior to the first anniversary of the Agreement Date, then the prepayment fee shall equal 4.0% of the principal amount of the Notes.

(b)    Any prepayment required under this Section 2.8 shall be accompanied by the prepayment fee, if any, set forth in Section 2.7(a) and/or Section 2.8(a) hereof. Any Purchaser shall receive its Pro Rata Share of any such prepayment.

Section 2.9    Ratable Sharing. Each payment or prepayment of principal of, and interest on, any Loan, and any prepayment fees and other amounts due and owing to the Purchasers under the Loan Documents (other than amounts payable pursuant to Section 2.5 or

Section 3.1(c)), shall be allocated among the Purchasers in accordance with their respective Pro Rata Shares. Each Purchaser hereby agrees with each of the other Purchasers that if any of them shall, whether by voluntary prepayment, through the exercise of any right or remedies or otherwise, receive payments of principal or interest or other amounts due and owing to such Purchaser under the Loan Documents which is greater than its Pro Rata Share, then the Purchaser(s) receiving such excess amounts shall, upon learning of such excess, notify the Administrative Agent and the other Purchasers of such excess and promptly pay in cash and make such other adjustments from time to time as shall be equitable to the end that all Purchasers share in payments and recoveries from the Loan Parties in accordance with their respective Pro Rata Shares. The Issuers shall take such actions as may be necessary or appropriate to assure that any such payments to and recoveries by Purchasers under the Loan Documents (other than amounts payable to pursuant to Section 2.5 or Section 3.1(c)) are in accordance with their respective Pro Rata Shares.

Section 2.10    Use of Proceeds. The Issuers shall use the proceeds of the Loans solely: (i) for general corporate purposes, including to fund growth capital expenditures and other working capital requirements of Issuers and their respective Subsidiaries; (ii) to acquire licenses to own and operate adult use and/or medical cultivation and processing facilities, and dispensaries and adjacent or ancillary business lines; (iii) to repay an existing term loan with a principal balance of up to $18,500,000; (iv) to pay fees and expenses associated with the Loans; and (v) to pay interest on the Loans.

ARTICLE III

TAXES

Section 3.1    Taxes, Etc.

(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Body in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. For purposes of this Section, the term “applicable Law” includes FATCA.

(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall pay to the relevant Governmental Body in accordance with applicable law, or at the option of the applicable Agent or a Purchaser, as applicable, timely reimburse it for the payment of, any Other Taxes.

(c)    Indemnification by the Loan Parties. The Loan Parties shall indemnify and hold harmless each Recipient, within 10 days after demand therefor, for the full amount of any and all Indemnified Taxes (including any Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.1) paid or payable by such Recipient or required to be withheld or deducted from a payment to such Recipient and any expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Body. A certificate as to the amount of such payment or liability delivered to the Issuer by a Purchaser (with a copy to the Administrative Agent), or by an Agent on its own behalf or on behalf of a Purchaser, shall be conclusive absent manifest error.

(d)    Evidence of Payments. Any Loan Party shall furnish to the Administrative Agent (and the applicable Purchaser) the original or a certified copy of a receipt issued by a Governmental Body evidencing payment by the Issuer of Taxes to such Governmental Body pursuant to this Section, as soon as practicable after the date of any such payment by the Issuer.

(e)    Status of Purchasers. Any Purchaser that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Issuer and the Administrative Agent, at the time or times reasonably requested by the Issuer or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Issuer or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Purchaser, if reasonably requested by the Issuer or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law as will enable the Issuer or the Administrative Agent to determine whether or not such Purchaser is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation shall not be required if in the Purchaser’s reasonable judgment such completion, execution or submission would subject such Purchaser to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Purchaser. Without limiting the generality of the foregoing, in the event that the Issuer is a U.S. Person,

(i)    any Purchaser that is a U.S. Person shall deliver to the Issuer and the Administrative Agent on or about the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Purchaser is exempt from U.S. federal backup withholding tax;

(ii)    any Foreign Purchaser shall, to the extent it is legally entitled to do so, deliver to the Issuer and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Issuer or the Administrative Agent), whichever of the following is applicable:

(A)    in the case of a Foreign Purchaser claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B)    executed copies of IRS Form W-8ECI;

(C)    in the case of a Foreign Purchaser claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Purchaser is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Issuer within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to the Issuer as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or IRS Form W 8BEN-E; or

(D)    to the extent a Foreign Purchaser is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W 8BEN-E, a U.S. Tax Compliance Certificate, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Purchaser is a partnership and one or more direct or indirect partners of such Foreign Purchaser are claiming the portfolio interest exemption, such Foreign Purchaser may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(iii) if a payment made to a Purchaser under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Purchaser were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Purchaser shall deliver to the Issuer and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Issuer or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Issuer or the Administrative Agent as may be necessary for the Issuer and the Administrative Agent to comply with their obligations under FATCA and to determine that such Purchaser has complied with its obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment.

Solely for purposes of this clause 3.1(e)(iii), “FATCA” shall include any amendments made to FATCA after the Agreement Date.

Each Purchaser agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Issuer and the Administrative Agent in writing of its legal inability to do so.

(f)    If any party, in its reasonable judgment, receives a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.1, it shall promptly pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.1 with respect to the Taxes giving rise to such refund) net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Body with respect to such refund) Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Body) in the event that such indemnified party is required to repay such refund to such Governmental Body. Notwithstanding anything to the contrary in this paragraph (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g)    Survival. The agreements and obligations of the Issuer in this Section 3.1 shall survive the resignation or replacement of an Agent or any assignment of rights by, or the replacement of, a Purchaser, the termination or repayment of the Loans and the repayment, satisfaction or discharge of all obligations under any Loan Document.

ARTICLE IV

CONDITIONS PRECEDENT

Section 4.1    Conditions Precedent; Initial Closing Date. The obligation of each Initial Purchaser to make its Loan on the Initial Closing Date is subject to the satisfaction prior to, or concurrently, with the making of such Loan of each of the conditions precedent set forth in this Section 4.1, all in form and substance satisfactory to the Initial Purchasers:

(a)    Notice. To be delivered to the Agents and the Issuers, an executed IRS Form W-9 or appropriate IRS Form W-8 for each Initial Purchaser.

(b)    Execution. This Agreement, which shall have been executed and delivered by a duly authorized officer of each of the parties hereto, together with all other Loan Documents (other than any Note), which shall have been executed and delivered by a duly authorized officer of the Loan Parties.

(c)    Organizational Documents. The Loan Parties shall have delivered to the Initial Purchasers and the Agents: (i) signature and incumbency certificates of an officer of the Loan Parties; (ii) resolutions of the Board of Directors of Guarantor and resolutions of the members, managers or other governing body, as applicable, of the other Loan Parties approving and authorizing the execution, delivery and performance of this Agreement and each of the Loan Documents to which it is a party, certified as of the Closing Date by an officer of each of the Loan Parties as being in full force and effect without modification or amendment; (iii) a good standing certificate from the applicable Governmental Body of the Loan Parties’ applicable jurisdiction of formation or organization and in each jurisdiction in which it is qualified as a foreign corporation or other entity to do business, each dated a recent date prior to the Closing Date; (iv) the certificate of formation and limited liability company agreement, or other comparable charter documents, of the Loan Parties, each as amended to date.

(d)    Consents and Approvals. The Loan Parties shall have obtained all consents of Governmental Bodies, if applicable, and of other persons, in each case that are necessary and advisable in connection with this Agreement, the other Loan Documents and the transactions contemplated hereby, and all such consents shall be in full force and effect and in form and substance satisfactory to the Initial Purchasers.

(e)    Collateral. The Initial Purchasers shall have approved the Collateral Documents, evidence of which shall have been provided to the Agents. The Agents and the Initial Purchasers shall have received evidence that the Issuers have taken or caused to be taken any other action, executed and delivered or caused to be executed and delivered any other agreement, document and instrument, and made or caused to be made any other filing and recording (other than as set forth herein) reasonably required by the Initial Purchasers to perfect or protect the liens and security interests in the Collateral in favor of the Collateral Agent, for the benefit of the Agents and the Purchasers.

(f)    Title Insurance. The Collateral Agent shall have received the Title Policies insuring the validity and priority of the Lien of the Mortgages in favor of the Collateral Agent (for the benefit of the Agents and the Initial Purchasers), subject only to Permitted Liens.

(g)    Officer’s Certificate. The Issuers shall have delivered to the Initial Purchasers and the Agents an executed officer’s certificate stating that to the best of the certifying officer’s knowledge and belief after due inquiry (a) the representations and warranties contained in this Agreement are true and correct in all respects on and as of the Closing Date; and (b) no event shall have occurred and be continuing that would constitute a Default or an Event of Default.

(h)    No Litigation. There shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or, to Issuers’ knowledge, threatened in any court or before any arbitrator or Governmental Body that involves the Loan Documents or impairs or challenges any of the transactions contemplated by the Loan Documents, or that could reasonably be expected to have a Material Adverse Effect.

(i)    No Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2018 and no Material Adverse Effect shall have occurred after giving effect to the issuance of the Loans made on the Closing Date.

(j)    Note and Warrants. Each of the Initial Purchasers shall have received: (i) an originally executed Note in the form attached hereto as Exhibit A (a copy of which shall have been delivered to the Administrative Agent), (ii) a copy of the originally executed Guaranty Agreement in the form attached hereto as Exhibit B and (iii) an originally executed Warrant Agreement in the form attached hereto as Exhibit C covering the number of Subordinate Voting Shares of the Guarantor specified beside such Initial Purchaser’s name on Schedule 2.

(k)    Legal Opinion. Each of the Initial Purchasers shall have received an originally executed copy of the written opinion of Dentons US LLP, counsel for the Issuers, dated as of the Initial Closing Date, and in form and substance reasonably satisfactory to the Initial Purchasers (a copy of which shall have been delivered to the Administrative Agent).

(l)    Agent Fee Letter. An executed copy of the Agent Fee Letter, which shall have been executed and delivered by a duly authorized officer of the Agents and the Issuers.

(m)    West Payoff Documentation. The Agents shall have received, on behalf of the Purchasers, copies of executed payoff letters and related documents effecting and evidencing the termination and release of Liens granted in connection with (i) that certain Loan and Security Agreement dated October 2, 2017 among West CRT Heavy, LLC as lender and GTI-Clinic Illinois Holdings, LLC and certain subsidiaries, as borrowers, and (ii) that certain Lending Agreement dated October 2, 2017 among Demeter Capital Group, LP and other senior lenders and GTI-Clinic Illinois Holdings, LLC and certain subsidiaries, as borrowers.

Section 4.2    Conditions Precedent to Additional Closings. The obligation of a Subsequent Purchaser to make its Loan on the applicable Subsequent Closing Date is subject to the satisfaction prior to, or concurrently with, the making of such Loan of the conditions precedent set forth in this Section 4.2, all in form and substance satisfactory to the Subsequent Purchaser:

(a)    Notice. The Loan Parties shall have delivered to the Administrative Agent at least 5 Business Days prior to the Subsequent Closing Date: (i) a written notice which specifies the Subsequent Closing Date, the aggregate amount of the Loans to be funded on the Subsequent Closing Date, the amount of each Loan to be funded by each Subsequent Purchaser on the Subsequent Closing Date and customary administrative information and (ii) an executed IRS Form W-9 or appropriate IRS Form W-8 for each Subsequent Purchaser.

(b)    Joinder, Notes and Warrants. The Subsequent Purchaser shall have executed and delivered a joinder to this Agreement and the Subsequent Purchaser shall have received: (i) an originally executed Note in the form attached hereto as Exhibit A and in the principal amount of its Loan and dated the Subsequent Closing Date (a copy of which shall have been delivered to the Administrative Agent), (ii) an originally executed Guaranty Agreement in the form attached hereto as Exhibit B and (iii) and an originally executed Warrant Agreement in the form attached hereto as Exhibit C covering the number of Subordinate Voting Shares of the

Guarantor determined in accordance with the same methodology used to compute the number of Subordinate Voting Shares of the Guarantor covered by the Warrants issued to the Initial Purchasers.

(c)    Additional Deliveries and Confirmations. The Subsequent Purchaser shall have received: (i) confirmation from the Loan Parties that there has been no material change to the organizational documents of the Loan Parties since the Initial Closing Date and no Material Adverse Effect since the Initial Closing Date, (ii) an originally executed copy of the written opinion of Dentons US LLP, counsel for the Issuers, dated as of the Subsequent Closing Date, in substantially the form delivered to the Initial Purchasers on the Initial Closing Date; (iii) an executed officer’s certificate dated as of the Subsequent Closing Date, in substantially the form of the officer’s certificate delivered to the Initial Purchasers on the Initial Closing Date; and (iv) customary confirmation that the deliveries at the Initial Closing in respect of Collateral shall inure pro rata for the benefit of the Subsequent Purchasers as well as the Initial Purchasers.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

In order to induce each of the Purchasers to enter into this Agreement, each of the Issuers hereby jointly and severally represents and warrants to each of the Purchasers as of the Agreement Date and as of each Closing Date as follows:

Section 5.1    Organization. Each of the Issuers and each of their respective Material Subsidiaries is a corporation or a limited liability company duly existing and in good standing under the laws of its state of incorporation or formation, as applicable and as shown on Schedule 5.1, and is duly qualified and in good standing as a foreign corporation or a limited liability company authorized to do business in each jurisdiction where such qualification is required because of the nature of its activities or properties and when a failure to so qualify would have a Material Adverse Effect.

Section 5.2    Authorization; No Conflict. Each of the Issuer’s execution, delivery and performance of this Agreement and each of the Loan Documents to which it is a party and the consummation of the transactions contemplated by this Agreement and each of the Loan Documents are within such Issuer’s corporate or limited liability company powers, have been duly authorized by all necessary corporate or limited liability company action, require no governmental, regulatory or other approval which has not been obtained, and do not and will not contravene or conflict with any (a) applicable Laws, (b) judgments, decrees or orders binding on any of the Issuers or any of their respective properties or (c) any of the certificates of incorporation, certificates of formations of organization, limited liability company agreements or other charter documents of the Issuers and do not and will not contravene, breach or conflict with, or cause any Lien (other than Liens in favor of the Collateral Agent, for the benefit of the Agents and the Purchasers) to arise under, any provision of any material agreement or instrument binding upon any of the Issuers, Guarantor or any of their respective Subsidiaries or upon any property of any of the Issuers, Guarantor or any of their respective Subsidiaries.

Section 5.3    Validity and Binding Nature. This Agreement and each of the Loan Documents to which any Issuer is a party is (or, when duly executed and delivered, will be) the legal, valid and binding obligation of such Issuer, enforceable against such Issuer, as applicable, in accordance with its terms subject to general principles of equity, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of agreements and rights granted thereunder generally.

Section 5.4    Capitalization and Subsidiaries.

(a)    A complete and correct organization chart that lists all of the direct and indirect Material Subsidiaries of the Loan Parties and all other Persons in which any of the Loan Parties owns, directly or indirectly, an Equity Interest is disclosed in the Guarantor Public Documents. All issued and outstanding Equity Interests of each of the Loan Parties and their respective Subsidiaries have been duly authorized and are validly issued, fully paid and non-assessable, and are owned free and clear of all Liens, and such Equity Interests were issued in compliance with all applicable securities and other Laws.

(b)    Schedule 5.4(b) sets forth, as of the Agreement Date, (i) the authorized Equity Interests of the Guarantor, (ii) the number of shares of each class of Equity Interests outstanding and (iii) the number of shares of each such class of Equity Interests issuable upon exercise or conversion of all outstanding options, warrants and other securities or instruments exercisable for or convertible into any such class, and the per share consideration payable upon any such exercise or conversion.

(c)    The Subordinate Voting Shares of Guarantor are listed on the Canadian Securities Exchange; the Guarantor is a “reporting issuer” under the laws of the Provinces of British Columbia, Alberta and Ontario; and the Guarantor is not in default in any material respect of any requirements of applicable securities Laws related thereto, or rules or regulations of the Canadian Securities Exchange.

Section 5.5    Assets and Collateral.

(a)    The Loan Parties and their respective Subsidiaries have good, valid and marketable title all of the properties and assets reflected as owned in the Financial Statements. Schedule 5.5 correctly shows the legal owners of the Properties. None of the properties and assets of any of the Loan Parties or any of their respective Subsidiaries is subject to any Liens other than Permitted Liens, and there are no facts, circumstances or conditions known to the Issuers that are reasonably likely to result in any Liens other than Permitted Liens against any such properties or assets. No financing statement or other public notice with respect to its assets is on file or of record in any public office, except filings evidencing Permitted Liens and filings for which termination statements have been delivered to the Collateral Agent with authorization for Issuers, Purchasers and the Collateral Agent to file from the secured party. All of the Equity Interests owned by each Issuer are free and clear of any and all Liens or claims of others. Notwithstanding anything in the Loan Documents to the contrary, the Collateral Agent shall have no responsibility for the preparation, filing or recording of any instrument, document or financing statement or for the perfection or maintenance of any security interest created hereunder.

Section 5.6    Financial Statements; Accounting Systems.

(a)    The Financial Statements: (i) are, in all material respects, consistent with the books and records of the Guarantor for the periods covered thereby; (ii) contain and reflect all material adjustments for the fair presentation of the results of operations and the financial condition of the business of the Guarantor for the periods covered thereby; (iii) present fully, fairly and correctly, the assets and financial condition and position of the Guarantor as at the dates thereof and the results of operations and the changes in financial position for the periods then ended; (iv) have been prepared in accordance with applicable Laws and IFRS, applied on a consistent basis throughout the periods referred to therein; and (v) have been audited by independent public accountants and the rules of the Chartered Professional Accountants of Canada.

(b)    There has not been any “disagreement” or “reportable event” (within the respective meanings of NI 51-102) with the current auditors or any former auditors of the Guarantor during the past three Fiscal Years.

(c)    The Guarantor and each of the Issuers and their respective Subsidiaries have established and maintain accurate books and records reflecting their assets and liabilities and maintain proper and adequate internal accounting controls which provide assurance that (i) transactions are executed in accordance with management’s authorization; and (ii) transactions are recorded as necessary to permit the preparation of consolidated financial statements of the Guarantor and to permit the financial statements of the Guarantor to be fairly presented in accordance with IFRS.

Section 5.7    Absence of Liabilities; Indebtedness.

(a)    The Loan Parties and their respective Subsidiaries do not have any liabilities, fixed or contingent, not provided for or disclosed in the Financial Statements except for liabilities incurred in the ordinary course of business since December 31, 2018, none of which, individually or in the aggregate, is material to the financial condition of the Loan Parties and their respective Subsidiaries taken as a whole.

(b)    None of the Loan Parties or their respective Subsidiaries is in default, and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness, and no event or condition exists with respect to any material Indebtedness of any Loan Party or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

Section 5.8    Related Party Transactions. Except as disclosed in the Guarantor Public Documents, no relationship, direct or indirect, exists between or among any of the Loan Parties or any Affiliate of any of the Loan Parties, on the one hand, and any director, officer, member, stockholder, customer or supplier of any of the Loan Parties or any Affiliate of any of the Loan Parties, on the other hand.

Section 5.9    Litigation. There is no pending litigation (including, without limitation, derivative actions), arbitration proceedings, governmental proceedings or known investigations or regulatory proceedings which could reasonably be expected to have a Material Adverse Effect or, to the best of knowledge of the Issuers, threatened against any of the Loan Parties or their respective Subsidiaries. In addition, to the best knowledge of the Issuers, there are no inquiries, formal or informal, which would give rise to such material actions, proceedings or investigations.

Section 5.10    Employee Benefit Plans. Each Plan of the Loan Parties complies in all material respects with all applicable Laws and has so complied during the 12-consecutive-month period ending on the Agreement Date; and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) none of the Loan Parties nor any ERISA Affiliate has withdrawn from any Plan or instituted steps to do so, (c) no steps have been instituted to terminate any Plan, (d) every employee benefit plan within the meaning of Section 3(3) of ERISA which is sponsored, or to which contributions are made by any of the Loan Parties or any ERISA Affiliate has been maintained in compliance with all applicable Laws, including, without limitation ERISA and the Internal Revenue Code of 1986, as amended, and (e) no contribution failure has occurred with respect to any Plan sufficient to give rise to a lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by any of the Loan Parties or any ERISA Affiliate of any material liability, fine or penalty. None of the Loan Parties nor any ERISA Affiliate is a member of or contributes to any Multiemployer Plan. None of the Loan Parties nor any ERISA Affiliate has any contingent liability with respect to any post-retirement benefit under a Welfare Plan other than liability for continuation coverage described in Part 6 of Title I of ERISA.

Section 5.11    Investment Company Act. None of the Loan Parties or any of their respective Subsidiaries is an “investment company” or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

Section 5.12    Regulation U. None of the Loan Parties or any of their respective Subsidiaries are engaged principally in, and none has as one of its important activities, the business of extending credit for the purpose of purchasing or carrying Margin Stock.

Section 5.13    Hazardous Material. None of the Loan Parties or any of their respective Subsidiaries or, to the best knowledge of the Issuers, any Affiliate of any of the Loan Parties, is or has ever used, generated, processed, stored, disposed of, released or discharged any Hazardous Material in, on, under, or about any of their respective real property or transported any such Hazardous Material to or from any of their respective real property other than in material compliance with Environmental Laws. All Hazardous Materials at the facilities of the Loan Parties or any of their respective are handled in material compliance with Environmental Laws. All Hazardous Material is disposed of in material compliance with Environmental Laws. The Issuers have no knowledge, and none of the Loan Parties has received, any notification, administrative order, or other notice of enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened under any Environmental Laws, or of claims made or threatened by any Person against any of the Loan Parties or their respective Subsidiaries or their respective real property relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material.

Section 5.14    Environmental Compliance. The Loan Parties and their respective Subsidiaries have obtained all material permits required by any of them under all applicable Environmental Laws. The Loan Parties and their respective Subsidiaries and their respective properties and assets are in compliance in all material respects with all applicable Environmental Laws. None of the Loan Parties or their respective Subsidiaries have any reason to believe that any one of them will be unable to obtain all required permits or maintain compliance in all material respects with all Environmental Laws, or that inability to obtain all required permits or maintain compliance with all Environmental Laws would materially impair any such entity’s ability, as applicable, to meet its obligations under this Agreement.

Section 5.15    Accuracy of Information. All information heretofore or contemporaneously furnished by or on behalf of the Loan Parties to Purchasers for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all other information hereafter furnished by or on behalf of the Loan Parties to Purchasers will be, true and accurate in every material respect on the date as of which such information is dated or certified, and Issuers have not omitted nor will they omit or permit to be omitted any material fact necessary to prevent such information from being false or misleading.

Section 5.16    Fair Consideration. The Loan Parties and their respective Subsidiaries, taken as a whole (for purposes of this Section 5.16, the “Group”), are not “insolvent” nor will their incurrence of obligations, direct or contingent, to repay the Loan render them “insolvent.” For purposes of this Section, the Group, taken as a whole, would be “insolvent” if (a) the “present fair salable value” (as defined below) of the consolidated assets of the Group is less than the amount that will be required to pay the Group’s probable liability on the existing debts and other liabilities (including contingent liabilities) of members of the Group as they become absolute and matured; (b) the property of the Group, taken as a whole, constitutes unreasonably small capital for the members of the Group to carry out each member’s business as now conducted and as proposed to be conducted including the capital needs of such member; (c) the Group, taken as a whole, intends to, or believes that it will, incur debts beyond the ability of the members to pay such debts as they mature (taking into account the timing and amounts of cash to be received by the members and amounts to be payable on or in respect of debt of the members), or the cash available to the Group, after taking into account all anticipated uses of the cash, is anticipated to be insufficient to pay all such amounts on or in respect of debt of the members of the Group when such amounts are required to be paid; or (d) Issuers believe that final judgments against any member of the Group in actions for money damages will be rendered at a time when, or in an amount such that, the applicable member(s) of the Group will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum reasonable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered), or the cash available to the Group, after taking into account all anticipated uses of the cash, is anticipated to be insufficient to pay all such judgments promptly in accordance with their terms. For purposes of this Section, the following terms have the following meanings: (x) the term “debts” includes any legal liability, whether matured or unmatured, liquidated, absolute, fixed or contingent, (y) the term “present fair salable value” of assets means the amount which may be realized, within a reasonable time, either through collection or sale of such assets at their regular market value and (z) the term “regular market value” means the amount which a capable and diligent businessman could obtain for the property in question within a reasonable time from an interested buyer who is willing to purchase under ordinary selling conditions.

Section 5.17    Labor Controversies. There are no labor controversies pending or, to the best knowledge of Issuers, threatened against any of the Loan Parties or any of their respective Subsidiaries.

Section 5.18    Taxes and Tax Status. The Loan Parties and their respective Subsidiaries have made or filed all federal, state and other Tax returns, reports and declarations required to be filed, and have paid all Taxes, assessments and other charges shown or determined to be due on such returns, reports and declarations (other than those being diligently contested in good faith by appropriate proceedings), and has set aside adequate reserves against liability for Taxes applicable to periods subsequent to those covered by such returns, reports and declarations. No Loan Party is aware of any material proposed Tax assessments against any of the Loan Parties or any of their respective Subsidiaries. There is no proposed Tax assessment against any of the Loan Parties or any of their respective Subsidiaries that would, if made, have a Material Adverse Effect. None of the Loan Parties or any of their respective Subsidiaries is party to any Tax sharing agreement with any Person that is not a Loan Party. So long as a Purchaser deals at arm’s length with the Loan Parties and is not a specified non-resident shareholder of the Loan Parties within the meaning of the Income Tax Act (Canada), no payment under any Loan Document will be subject to withholding or deduction under the Income Tax Act (Canada). A Purchaser should not be a specified non-resident shareholder unless that Purchaser is not a resident of Canada and, alone or together with other Persons with whom that Purchaser deals but does not deal at arm’s length, owns shares of any Loan Party that represent at least 25% of the votes or fair market value of all outstanding shares of such Loan Party. For this purpose, any options or other rights in favor of a Purchaser, or a Person with which such Purchaser deals but does not deal at arm’s length, to acquire shares of Guarantor will be treated as having been exercised.

Section 5.19    No Defaults. No event has occurred and no condition exists which, upon the execution and delivery of, or consummation of any transaction contemplated by, this Agreement or any Loan Document, or upon the funding of any Loan, or the purchase of any Note, will constitute an Event of Default or Default or will cause a Material Adverse Effect.

Section 5.20    Licenses and Permits. The Loan Parties and their respective Subsidiaries have obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties and assets or to the conduct of their businesses, a failure to obtain or violation of which might cause a Material Adverse Effect.

Section 5.21    Compliance with Applicable Laws.

(a)    The Loan Parties and their respective Subsidiaries are in compliance in all materials respects with the requirements of all applicable Laws (other than U.S. federal Cannabis Laws).

(b)    The Loan Parties and their respective Subsidiaries have complied in all material respects with all applicable privacy and consumer protection laws and none of them have collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner. The Loan Parties and their respective Subsidiaries have taken reasonable steps to protect Personally Identifiable Information against loss or theft and against unauthorized access, copying, use, modification, disclosure or other misuse.

Section 5.22    Chief Executive Office. The chief executive office and principal place of business of Issuers is at 325 W. Huron Street, Suite 412, Chicago, Illinois 60654. The originals of the records of the Loan Parties and their respective Subsidiaries are located at such chief executive offices and principal places of business.

Section 5.23    Intellectual Property. The Loan Parties and their respective Subsidiaries possess adequate assets, licenses, permits, patents, patent applications, copyrights, service marks, trademarks, trademark applications, trade styles and trade names, governmental approvals or other authorizations and other rights that are material for the conducts of their businesses as heretofore conducted by them and as will be conducted by them in the future.

Section 5.24    Securities Laws. Assuming the accuracy of the representations made by the Purchasers herein, the offer and sale of the Notes to the Purchasers are exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”) and applicable state securities laws. The first date on which a trade of any Subordinate Voting Shares acquired upon the due exercise of any Warrants will be free from resale restrictions under applicable Canadian securities laws is four months after the date of issuance of such Warrants, provided that the conditions set out in Section 2.5(2) of National Instrument 45-102 – Resale of Securities are met.

ARTICLE VI

AFFIRMATIVE COVENANTS

Each of the Issuers covenants and agrees, jointly and severally, that from and after the Agreement Date and so long as the Loans or any other Obligations shall remain unpaid or unsatisfied, the Issuers shall perform and shall cause all of their respective Subsidiaries to perform all the covenants in this Article VI:

Section 6.1    Reports, Certificates and Other Information to be Furnished to Purchasers. The following documents and notices shall be delivered to the Purchasers, or otherwise publicly posted on SEDAR, on or before the periods specified below:

(a)    Annual Report. As soon as available, and in any event, within one hundred and twenty (120) days after the end of each Fiscal Year: (i) consolidated financial statements of Guarantor, prepared in accordance with IFRS and (ii) an audit report with respect to the consolidated financial statements of Guarantor from a firm of Certified Public Accountants selected by Guarantor, which report shall contain an unqualified opinion, stating that such financial statements present fairly in all material respects the financial position and results of operations as of the dates and for the periods indicated therein in conformity with IFRS applied on a basis consistent with prior years.

(b)    Quarterly Reports. As soon as available, and in any event within sixty (60) days after the close of each calendar quarter, compiled internally prepared consolidated financial statements of Guarantor, prepared in accordance with IFRS.

(c)    Notice of Default, Litigation and ERISA Matters. Forthwith upon learning of the occurrence of any of the following, written notice which describes the same and the steps being taken by the Loan Parties with respect thereto: (i) the occurrence of a Default or Event of Default, (ii) the institution of, or any adverse determination in, any litigation, arbitration proceeding or governmental proceeding in which any injunctive relief is sought or in which money damages in excess of $10,000,000, which is not otherwise covered by Issuers’ insurance are sought, (iii) the occurrence of a Reportable Event with respect to any Plan, (iv) the institution of any steps by Issuers, the PBGC or any other Person to terminate any Plan, (v) the institution of any steps by Issuers or any ERISA Affiliate to withdraw from any Plan or Multiemployer Plan which could result in material liability to Issuers, (vi) the failure to make a required contribution to any Plan if such failure is sufficient to give rise to a lien under Section 302(f) of ERISA, (vii) the taking of any action with respect to a Plan which could reasonably be expected to result in the requirement that Issuers furnish a bond or other security to the PBGC or such Plan or Multiemployer Plan (to the extent that a bond or other security is not already in place), (viii) the occurrence of any event with respect to any Plan or Multiemployer Plan which could result in the incurrence by Issuers of any material liability, fine or penalty; and, promptly after the incurrence thereof, notice of any material increase in the contingent liability of Issuers with respect to any post-retirement Welfare Plan benefits, or (ix) the occurrence of any event which alone or together with other events could reasonably be expected to have a Material Adverse Effect.

(d)    Officer’s Certificate. At the time of delivery of the financial statements provided for in Section 6.1(a) and Section 6.1(b), a certificate of the chief executive officer, president or chief financial officer of Guarantor, substantially in the form attached hereto as Exhibit D (i) demonstrating whether there has been compliance with the financial covenants contained in Section 6.10 by calculation thereof as of the end of each applicable fiscal period, including customary detail and supporting documentation and (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Loan Parties propose to take with respect thereto.

(e)    Other Information. Such other information concerning the Loan Parties as the Administrative Agent or any Purchaser may reasonably request from time to time.

Section 6.2    Entity Existence and Franchises. Except as otherwise expressly permitted in this Agreement, maintain and cause each Subsidiary to maintain in full force and effect its separate existence and all rights, licenses, leases and franchises necessary to the conduct of its business.

Section 6.3    Books, Records and Inspections. Maintain, and cause each Subsidiary to maintain, complete and accurate books and records.

Section 6.4    Compliance with Laws. Comply, and cause each Subsidiary to comply, in all material respects, with the requirements of all applicable Laws (other than federal cannabis Laws) and except where the Loan Parties or their applicable Subsidiaries are contesting an alleged breach in good faith and by proper proceedings and for which the Loan Parties are maintaining adequate reserves in accordance with IFRS.

Section 6.5    Environmental Matters.

(a)    Without limiting the generality of Section 6.4, comply and cause each Subsidiary to comply in all material respects with all Environmental Laws.

(b)    Obtain and maintain all permits required to comply in all material respects with all Environmental Laws.

(c)    Keep and maintain any Property and each portion thereof in compliance in all material respects with, and not cause or permit any Property or any portion thereof to be in material violation of any Environmental Law.

(d)    Promptly notify the Administrative Agent in writing of:

(i)    any and all enforcement, cleanup, removal or other governmental or regulatory actions completed, instituted or threatened, or notifications of potential liability issued, pursuant to the application of any Environmental Laws;

(ii)    any and all claims made or overtly threatened in writing by any Person against any of the Loan Parties or any of their respective Subsidiaries or any properties relating to damage, contribution, cost recovery, compensation, loss or injury resulting from any presence, release, discharge or migration of any Hazardous Material (the matters set forth in this clause (ii) and the foregoing clause (i) being hereinafter referred to as “Environmental Claims”);

(iii)    any and all settlement agreements, consent decrees or other compromises which any of the Loan Parties or any of their respective Subsidiaries shall enter into with respect to any Environmental Claims; and

(iv)    discovery of any occurrence or condition on any real property adjoining or in the vicinity of any property owned or leased by a Loan Party or a Subsidiary that could cause any such owned or leased property or any part thereof to be subject to any material restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Law.

Section 6.6    Insurance. Maintain, and cause each Subsidiary to maintain, in addition to insurance required to be maintained under any other section of this Agreement, such insurance (a) as may be required by law, by the Collateral Documents or otherwise reasonably required by the Collateral Agent or the Required Purchasers and (b) as may be customarily maintained by similarly situated companies.

Section 6.7    Taxes and Liabilities. Promptly pay, and cause each Subsidiary to pay, when due all Taxes, duties, assessments and other liabilities, except such Taxes, duties, assessments and other liabilities as the Loan Parties are diligently contesting in good faith and by appropriate proceedings; provided that any such contest is permitted by and is conducted strictly in accordance with the terms and conditions of the Collateral Documents and that the applicable Loan Party or applicable Subsidiary has provided for and is maintaining adequate reserves with respect thereto in accordance with IFRS.

Section 6.8    Conduct of Business. Carry on and conduct its business in the same line of business as described on Schedule 6.8 or ancillary or adjacent thereto. Issuers shall not conduct any business or acquire any material assets other than as permitted by this Agreement.

Section 6.9    Joinder of Additional Unrestricted Subsidiaries. Promptly upon the formation or acquisition of any Unrestricted Subsidiary, the Issuers shall cause such Unrestricted Subsidiary to execute a joinder to this Agreement pursuant to which such Unrestricted Subsidiary shall become an Issuer hereunder and, without limiting the obligations of such Unrestricted Subsidiary, all of the provisions of Section 1.4 of this Agreement shall apply to such Unrestricted Subsidiary as if it were a named Issuer as of the Agreement Date.

Section 6.10    Financial Covenants.

(a)    Minimum Liquidity. Commencing June 30, 2019 and on each day thereafter, the Loan Parties shall maintain, on a consolidated basis in accordance with IFRS, and without duplication, unrestricted cash and cash equivalents in an amount equal to or greater than the aggregate amount of interest that is scheduled to become due and payable during the 365-day period following each such day on Indebtedness for borrowed money, including, without limitation, on the Loans, any Subordinated Debt and any Property Acquisition Debt. To qualify as “unrestricted cash and cash equivalents,” such cash and cash equivalents must not be subject to restrictions or limitations, including but not limited to restrictions and limitations in agreements (other than in the Loan Documents) with lenders, joint venture partners or other Persons, on distributions of such cash or cash equivalents from any or the Loan Parties and their Subsidiaries to any of the Loan Parties and must be available by the Loan Parties to pay interest on, and principal of, the Loans.

(b)    Net Debt to EBITDA Ratio. The Loan Parties shall not permit the Net Debt to EBITDA Ratio to be greater than [***] as of the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2020; provided that for purposes of this subsection (b): (i) for the fiscal quarter ending June 30, 2020, the EBITDA shall be an amount equal to [***] times the EBITDA for the fiscal quarter ending June 30, 2020; (ii) for the fiscal quarter ending September 30, 2020, the EBITDA shall be an amount equal to [***] times the sum of the EBITDA for the fiscal quarters ending June 30, 2020 and September 30, 2020; and (iii) for the fiscal quarter ending December 31, 2020, the EBITDA shall be an amount equal to [***] times the average EBITDA for the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020.

(c)    Net Debt to Stockholders Equity. The Loan Parties shall not permit the ratio of Net Debt to Stockholders’ Equity be greater than [***] as of the last day of any fiscal quarter.

(d)    Interest Coverage Ratio. The Loan Parties shall not permit the Interest Coverage Ratio to be less than [***] as of the last day of each fiscal quarter, commencing with the fiscal quarter ending June 30, 2020; provided that for purposes of this subsection (d): (i) for the fiscal quarter ending June 30, 2020, the EBITDA shall be an amount equal to [***] times the EBITDA of the fiscal quarter ending June 30, 2020; (ii) for the fiscal quarter ending September 30, 2020, the EBITDA shall be an amount equal to [***] times the sum of the EBITDA of the fiscal quarters ending June 30, 2020 and September 30, 2020; and (iii) for the fiscal quarter ending December 31, 2020, the EBITDA shall be an amount equal to [***] times the average EBITDA of the fiscal quarters ending June 30, 2020, September 30, 2020 and December 31, 2020.

Section 6.11    Further Assurances. At their own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as the Required Purchasers may from time to time request in order to carry out the intent and purposes of this Agreement and the transactions contemplated thereby, including all such actions to establish, create, preserve, continue, protect and perfect a first-priority Lien in favor of the Collateral Agent for the benefit of the Agents and Purchasers on the Collateral.

ARTICLE VII

NEGATIVE COVENANTS

Each of the Issuers covenants and agrees, jointly and severally, that from and after the Agreement Date and so long as the Loans or any other Obligations shall remain unpaid or unsatisfied:

Section 7.1    Indebtedness. (a) None of the Loan Parties or any of their respective Subsidiaries shall incur, create, assume, become or be liable in any manner, with respect to, or permit to exist, or permit any Subsidiary to incur, create, assume, become or be liable in any manner, with respect to, or permit to exist, any Indebtedness, except: (i) the Obligations, (ii) Intercompany Debt, (iii) Indebtedness which is Subordinated to the Notes (the “Subordinated Debt”), (iv) Property Acquisition Debt, (v) trade debt incurred in the ordinary course of business and (vi) incurrences of up to $25,000,000 in any given Fiscal Year; provided that the proceeds of any Indebtedness so incurred under this clause (vi) are used solely to fund all or a portion of the purchase price of Permitted Acquisitions and immediately before and after the incurrence of such Indebtedness the Issuers are in compliance with all of the terms and conditions of this Agreement, and provided further that any Lien that secures any Indebtedness so incurred under this clause (vi) is limited solely to the assets acquired with proceeds of such Indebtedness and that any obligations of the Guarantor under any related guarantee or other support document, are Subordinated to the Obligations hereunder.

Section 7.2    Payments on Subordinated Debt. None of the Loan Parties or any of their respective Subsidiaries shall make any payments on account of Subordinated Debt except if: (i) any such payments are permitted under the subordination agreement with respect to such Subordinated Debt (and, for the avoidance of doubt, any such subordination agreement shall not include any provisions inconsistent with the term “Subordinated” as defined herein) and (ii) immediately before and after making such payment the Issuers are in compliance with all of the terms and conditions of this Agreement.

Section 7.3    Distributions. None of the Loan Parties or any of their respective Subsidiaries shall declare or pay any Distribution whether in cash or in kind except that any Subsidiary of the Guarantor may declare or pay any Distribution to its Equity Holders on account of Equity Interests, provided that none of such Equity Holders is an Affiliate of a Loan Party unless such Affiliate is itself a Loan Party. In no event shall the Guarantor be permitted to declare or pay any Distribution, whether in cash or in kind, except if: (i) no Default or Event of Default has occurred and is continuing and immediately before and after giving effect to such Distribution the Loan Parties shall be in compliance with the Loan Documents and (ii) the aggregate amount of Distributions declared by the Board of Directors during a Fiscal Year does not exceed the lesser of the consolidated earnings from operations of the Loan Parties or the amount permitted to be declared or paid under applicable Laws. For purposes of this Section 7.3 consolidated earnings from operations shall be computed without taking into gains or losses on sales of capital assets.

Section 7.4    Liens. None of the Loan Parties or any of their respective Subsidiaries shall create or permit to exist any Lien with respect to any assets now owned or hereafter acquired by any of them, except the following Liens (herein collectively called the “Permitted Liens”): (a) Liens securing Property Acquisition Debt, (b) Liens securing Indebtedness incurred in compliance with clause (vi) of Section 7.1, (c) Liens for current taxes and duties not delinquent or for taxes being contested in good faith, by appropriate proceedings which do not involve any material risk of the sale or loss of any of the Collateral and with respect to which the Loan Parties have provided for and are maintaining adequate reserves in accordance with IFRS, (d) Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens which arise in the ordinary course of business for sums not due or sums which the Loan Parties are contesting in good faith, by appropriate proceedings which do not involve any material risk of the sale or loss of any of the Collateral and with respect to which the Loan Parties have provided for and are maintaining adequate reserves in accordance with IFRS, (e) Liens in the Collateral Agent’s favor, for the benefit of the Agents and the Purchasers, with respect to the Obligations, (f) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other statutory obligations, (g) easements, rights of way, restrictions and other similar charges or encumbrances with respect to real property (including the Property) not interfering in any material respect with the ordinary conduct of the business of the Loan Parties, (h) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business, (i) Liens that do not secure Indebtedness and are incurred solely to the extent required for compliance by a Loan Party or Subsidiary with any Cannabis Act, (j) those referred to in Schedule 7.4 and (j) non-consensual Liens so long as such Liens are terminated and released within ten (10) Business Days of the first to occur of (i) any of the Loan Parties becoming aware of such Lien and (ii) the filing of a financing statement, or similar document or instrument with a public recording office related to such Lien. For the avoidance of doubt, each of the Issuers hereby covenants and agrees not to pledge the Equity Interests of any of the Issuers or any Subsidiary that is not a Loan Party to any Person that is not a Loan Party.

Section 7.5    Investments. None of the Loan Parties or any of their respective Subsidiaries shall make or permit to exist any Investments in any other Person, except for: (a) Investments by any Loan Party in any other Loan Party and in any wholly-owned Subsidiary of any Loan Party and Investments by any wholly-owned Subsidiary of any Loan Party in a Loan Party or other wholly-owned Subsidiary of a Loan Party; (b) the endorsement, in the ordinary course of collection, of instruments payable to them or to their order; (c) cash management investments consisting of (i) obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition; (ii) certificates of deposit, time deposits or repurchase agreements issued by commercial banks organized under the laws of the United States of America or any state thereof and having a combined capital, surplus, and undivided profits of not less than $250,000,000, or by any other domestic depository institution if such certificates of deposit are fully insured by the Federal Deposit Insurance Corporation; (iii) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is rated not lower than “P-1” or the then-equivalent rating by Moody’s Investors Service or “A-1” or the then-equivalent rating by Standard & Poor’s Corporation or, if both such rating services are discontinued, by such other nationally recognized rating service or services, as the case may be, as Issuers shall select; (iv) bonds the interest on which is excludable from federal gross income under Section 103(a) of the Internal Revenue Code having a long term rating of not less than “A” by Moody’s or S&P or a short term rating of not less than “MIG 1” or “P-1” by Moody’s or “A-1” by S&P; and (v) investments in regulated money market funds invested in United States securities in amounts in the aggregate not exceeding $500,000; (d) Permitted Acquisitions; (e) joint ventures engaged solely in any business permitted by Section 7.6 hereof with Persons who are not Affiliates of any of the Loan Parties or their respective Subsidiaries and (f) Investments not otherwise permitted by one of the foregoing clauses if (i) at the time of, and immediately after giving effect to, the Investment, there is no Default or Event of Default hereunder and (ii) if the Investment is with an Affiliate of a Loan Party or a Subsidiary of a Loan Party, then the Investment is completed in compliance with Section 7.11 hereof.

Section 7.6    Change in Nature of Business. None of the Loan Parties or any of their respective Subsidiaries shall carry on any business other than a business which is the same in all material respects as, or adjacent or ancillary to, the business carried on by the Loan Parties and their respective Subsidiaries as of the Agreement Date.

Section 7.7    Asset Dispositions. None of the Loan Parties or any of their respective Subsidiaries shall directly or indirectly (including by way of merger) convey, sell, lease, sublease, transfer or otherwise dispose of, or grant any Person an option to acquire, in one transaction or a series of related transactions, any of their properties or assets, whether now owned or hereafter acquired, except for: (a) sales of inventory to customers in the ordinary course of business and dispositions of obsolete equipment not used or useful in their operations or business; (b) dispositions of properties or assets as a consequence of any loss, damage, destruction or other casualty or any condemnation or taking of such assets by eminent domain proceedings; (c) sales or dispositions of cash equivalents for not less than fair market value thereof and in return for cash or cash equivalents; (d) sales or other dispositions of properties or assets by any Loan Party to any other Loan Party; (e) sales or other dispositions of properties or assets to a Person that is not an Affiliate of any of the Loan Parties to the extent required to comply with Laws; and (f) sales or other dispositions of properties or assets not otherwise permitted by one of the foregoing clauses if each of the following conditions is met: (i) at the time of, and immediately after giving effect to, the sale or other disposition, there is no Default or Event of Default hereunder and (ii) the sale or other disposition is completed on arms-length terms with a Person or Persons who are not Affiliates of any of the Loan Parties. For the avoidance of doubt, any Loan Party may sell Equity Interests in a Subsidiary of such Loan Party if such Sale meets the conditions in any of clauses (d), (e) or (f) of the preceding sentence. Notwithstanding the foregoing, if any of the Collateral is sold, then the net proceeds of any such sale shall be held in escrow and subject to a lien in favor of Collateral Agent, for the benefit of the Agents and the Purchasers, under terms and conditions reasonably acceptable to the Required Purchasers unless and until such proceeds are applied to acquire properties or assets that, if material in relation to the initial amount of Collateral, are in turn mortgaged or encumbered to in favor of Collateral Agent, for the benefit of the Agents and the Purchasers.

Section 7.8    Leases. None of the Loan Parties or any of their respective Subsidiaries shall enter into or permit to exist any arrangement under which any of them leases as lessee any real or personal property outside the ordinary course of business.

Section 7.9    Employee Benefit Plans. None of the Loan Parties or any of their respective Subsidiaries shall: (i) permit any ERISA Affiliate to permit any condition to exist in connection with any Plan which might constitute grounds for the PBGC to institute proceedings to have such Plan terminated or a trustee appointed to administer such Plan or (ii) engage in, or permit to exist or occur, or permit any ERISA Affiliate to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Plan or Multiemployer Plan which could result in the incurrence by any of the Loan Parties or any ERISA Affiliate of any material liability, fine or penalty.

Section 7.10    Use of Proceeds. None of the Loan Parties or any of their respective Subsidiaries shall use or permit the direct or indirect use of any proceeds of or with respect to the Loans for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” (within the meaning of Regulation U) Margin Stock.

Section 7.11    Transactions with Affiliates. None of the Loan Parties or any of their respective Subsidiaries shall enter into any transaction with any Affiliate that is not a Subsidiary of a Loan Party, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate that is not a Subsidiary of a Loan Party, except if the transaction meets each of the following conditions: (i) it occurs in the ordinary course of and pursuant to the reasonable requirements of the business of the applicable Loan Party or Subsidiary and upon fair and reasonable terms no less favorable to None of the Loan Parties or any of their respective Subsidiaries shall than would obtain in a comparable arms-length transaction with an unaffiliated Person and (ii) such transaction has been approved by a majority vote of the Board of Directors as well as (if applicable) the board of directors of the relevant

Loan Party (following full disclosure of the material facts) and with any director that has an interest in such transaction recusing himself or herself from the vote.

Section 7.12    Other Agreements. None of the Loan Parties or any of their respective Subsidiaries shall enter into any agreement containing any provision which would be violated or breached by the performance of its obligations hereunder or under any instrument or document delivered or to be delivered hereunder or in connection herewith or which would violate or breach any provision hereof or of any such instrument or document.

Section 7.13    Fiscal Year. None of the Loan Parties or any of their respective Subsidiaries shall change its Fiscal Year to a fiscal year other than a fiscal year ending December 31st.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.1    Events of Default. Any one or more of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)    Failure to Make Payments When Due. The Issuers fail to pay any of the Obligations, including failure by the Issuers to pay when due any payment of principal of, or interest on, the Loans, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or any fee or any other amount due hereunder, and, solely in the case of a failure to make payments other than payments of principal and interest, such failure remains unremedied or waived for a period of fifteen (15) days after an Issuer receives written notice from the Administrative Agent or from any Purchaser entitled to such payment.

(b)    Other Defaults under Loan Documents. Other than in respect of a failure to pay any of the Obligations, Issuers shall Default in the performance of or compliance with any other term contained in any of the Loan Documents in any material respect, and such Default shall not have been remedied or waived within thirty (30) days after receipt by an Issuer of written notice from the Administrative Agent or any Purchaser of such failure or default.

(c)    Breach of Representations, Etc. Any representation, warranty, certification or other statement made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party in writing, pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect as of the date made or deemed made.

(d)    Default in Other Agreements. (i) Failure of any Loan Party to pay when due any principal of or interest on or any other amount payable in respect of Indebtedness in an aggregate principal amount of $10,000,000 or more beyond the grace period, if any, and (ii) breach or default by any Loan Party with respect to any other material term of Indebtedness in an aggregate principal amount of $10,000,000 or more beyond the grace period, if any, if the effect of such breach or default is to cause, or to permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, such Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity, unless in the case of each of clauses

(i)    and (ii) above, such failure to pay or breach or default is contested in good faith. Notwithstanding the foregoing, a breach of default, including on account of failure to make payments, on Indebtedness that is fully non-recourse to any of the Loan Parties and incurred in compliance with this Agreement shall not constitute an Event of Default hereunder and, for the avoidance of doubt, the rights and remedies of the lender(s) of any such under such non-recourse Indebtedness shall be limited to the specific assets pledged or mortgaged as security for such Indebtedness.

(e)    Disposition of Equity Interests. Guarantor ceases to own, directly or indirectly, one hundred percent of the Equity Interests in any Issuer except for any Issuer the Equity Interests in which are sold after the Agreement Date in an arms-length transaction to a Person who is not an Affiliate of any of the Loan Parties.

(f)    Involuntary Bankruptcy, Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of any Loan Party in an involuntary case under Debtor Relief Law, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against any Loan Party under any Debtor Relief Law, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, interim receiver, receiver manager, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Issuer, or over all or a substantial part of the any Loan Party’s property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of any Loan Party for all or a substantial part of its property or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of any Loan Party, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded or discharged.

(g)    Voluntary Bankruptcy, Appointment of Receiver, Etc. (i) Any Loan Party shall have an order for relief entered with respect to it or shall commence a voluntary case under any Debtor Relief Law, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, interim receiver, receiver manager, trustee or other custodian for all or a substantial part of its property; or Issuer shall make any assignment for the benefit of creditors, or (ii) any Loan Party shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.1(g).

(h)    Judgments and Attachments. Any money judgment, writ or warrant of attachment or similar process involving in any individual case an amount in excess of $10,000,000 (to the extent not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against any Loan Party or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of thirty (30) days; or

(i)    Dissolution. Any order, judgment or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of thirty (30) days.

(j)    Invalidity of Loan Documents. Any of the Loan Documents ceases to be in full force and effect or any Loan Party contest in writing the validity or enforceability of any of the Loan Documents.

Section 8.2    Remedies. Upon and after the occurrence of an Event of Default:

(a)    Non Bankruptcy Related Defaults. In the case of any Event of Default specified in any subsection of Section 8.1, other than an Event of Default specified in Section 8.1(f) or 8.1(g), the Administrative Agent shall, upon the written request of the Required Purchasers and by notice to the Issuers, declare the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations to be immediately due and payable, which shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuers.

(b)    Bankruptcy Events of Default. In the case of an Event of Default specified in Section 8.1(f) or 8.1(g), automatically, without any notice to the Issuers or any other act by the Agents or any Purchaser, the unpaid principal amount of the Loans, interest accrued thereon and all other Obligations shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Issuers.

(c)    Remedies in All Events of Default. The Agents shall, at the written request of or with the written consent of the Required Purchasers, (i) exercise all rights and remedies provided in the Loan Documents, (ii) exercise any right of counterclaim, setoff or otherwise which it may have with respect to money or property of the Issuers, (iii) bring any action or other proceeding permitted by this Agreement for the specific performance of, or injunction against any violation of, any of the Loan Documents and may exercise any power granted under or to recover judgment under any of the Loan Documents, (iv) enforce any and all Liens created pursuant to Loan Documents, and (v) exercise any other right or remedy permitted by applicable Laws; provided that the foregoing shall not prohibit an Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents.

(d)    Purchasers’ Remedies. Unless otherwise directed by the Required Purchasers, in case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the maturity of the Loans has been accelerated pursuant to this Section 8.2, the Required Purchasers may proceed (for the benefit of the Purchasers) to protect and enforce their rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if Obligations have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Purchasers.

(e)    Remedies Cumulative. No remedy herein conferred upon any Purchaser or Agent is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

Section 8.3    Application of Payments. Any payments and proceeds of Collateral received by any Agent pursuant to this Agreement and the other Loan Documents, including, without limitation, any prepayments made pursuant to Article II, whether made before or after the occurrence and continuation of an Event of Default shall be applied to the Obligations in the following order: (i) first, to the fees, indemnitees, costs and expenses (including fees and disbursements of counsel payable under Section 2.5) of each Agent (ratably) in its capacity as such, (ii) second, to the fees, costs and expenses of the Purchasers required to be paid by the Issuers under this Agreement and in connection with the enforcement of their rights and remedies under the Loan Documents which have not been paid (and, if there is a shortfall in the amount available pursuant to this clause to pay all amounts due under this clause, on a pro rata basis taking into account all amounts due under this clause); (ii) third, to the Purchasers (ratably as provided in Section 2.9), an amount equal to the accrued and unpaid interest outstanding and any applicable prepayment premium; (iii) fourth, to the Purchasers (ratably as provided in Section 2.9), an amount equal to the principal balance of the Loans; and (iv) fifth, to the Purchasers (ratably as provided in Section 2.9), an amount equal to any other Obligations then due and owing; and (v) sixth, to the extent that any amounts remain after the indefeasible payment in full of the Obligations, to the Issuers or as otherwise required by applicable Law.

ARTICLE IX

PURCHASER REPRESENTATIONS.

Section 9.1    General. Each Purchaser, for itself only, hereby represents and warrants to, and covenants with, the Issuers that:

(a)    Such Purchaser has all requisite authority (and in the case of an individual, the capacity) to purchase its Note and Warrants and to perform its obligations hereunder, and such purchase will not contravene any Laws or investment guidelines applicable to such Purchaser.

(b)    Such Purchaser is a resident of the state noted in the forms on file with the Agents, and not otherwise a resident of Canada, and is acquiring its Note and Warrants as principal for its own account and without a view to distribution.

(c)    Such Purchaser and its representatives (if any) have such knowledge, skill and experience in business, financial and investment matters that such Purchaser and its representatives (if any) are capable of evaluating the merits and risks of an investment in the Notes and Warrants. With the assistance of such Purchaser’s own professional advisors, to the extent that such Purchaser has deemed appropriate, such Purchaser has made its own legal, tax, accounting and financial evaluation of the merits and risks of an investment in the Notes and the Warrants. Such Purchaser and its representatives (if any) have considered the suitability of the Notes and Warrants as an investment in light of Purchaser’s own circumstances and financial condition and such Purchaser is able to bear the risks associated with an investment in the Notes and Warrants and its authority to invest in the Notes and Warrants.

(d)    Such Purchaser is an “accredited investor” as defined in Rule 501 under the Securities Act who is acquiring its Note and Warrants without having been offered or sold the Notes and Warrants by any form of “general solicitation” or “general advertising”, in each case within the meaning of Rule 502 of Regulation D under the Securities Act, and such Purchaser has truthfully completed the Accredited Investor Questionnaire set forth herein as Exhibit F and delivered an executed copy to the Issuers in accordance with the instructions therein.

(e)    Such Purchaser is not a Benefit Plan Investor within the meaning Section 3(42) of ERISA.

(f)    Such Purchaser agrees to furnish any additional information requested by the Loan Parties or an Agent for compliance by the Loan Parties or an Agent with applicable Laws in connection with the offer and sale of the Notes and Warrants or general administration of the Loans. Such Purchaser expressly acknowledges that Guarantor may be required to make certain filings with the applicable Canadian securities commissions and Canadian Securities Exchange and consents to the making of such filings.

(g)    To the best of such Purchaser’s knowledge, neither such Purchaser, nor any person having a direct or indirect beneficial interest in the Note or Warrants to be acquired by it, appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor is such Purchaser or such other person a party with which the Loan Parties are prohibited from dealing under the laws of the United States.

(h)    To the best of such Purchaser’s knowledge, the monies used to fund the investment in its Note and Warrants are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, (A) any country under a U.S. embargo enforced by OFAC, (B) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (C) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.”

(i)    Such Purchaser: (A) has conducted thorough due diligence with respect to all of its beneficial owners (if any), (B) has established the identities of all beneficial owners (if any) and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence. Such Purchaser does not know or have any reason to suspect that (A) the monies used to fund such Purchaser’s investment in its Note and Warrants have been or will be derived from or related to any illegal activities, including but not limited to, money laundering activities, and (B) the proceeds from such Purchaser’s investment in its Note and Warrants will be used to finance any illegal activities.

(j)    If such Purchaser is, receives deposits from, makes payments to or conducts transactions relating to a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with such Purchaser’s investment in its Note and Warrants, such Non-U.S. Bank: (A)

has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities; (B) employs one or more individuals on a full-time basis; (C) maintains operating records related to its banking activities; (D) is subject to inspection by the banking authority that licensed it to conduct banking activities; and (E) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

(k)    Such Purchaser has reviewed and understands the risk factors set forth at Exhibit E attached hereto.

(l)    Such Purchaser understands that its Note and Warrants have not been registered under the Securities Act or any state securities laws by reason of specific exemptions under the provisions thereof which depend in part upon the investment intent of such Purchaser and of the other representations and warranties made by such Purchaser in this Agreement. Such Purchaser understands that the Loan Parties are relying upon the representations, warranties and agreements of such Purchaser contained in this Agreement for the purpose of determining whether the offer and sale of the Notes and Warrants meet the requirements for such exemptions. Such Purchaser understands that the Subordinated Voting Shares of Guarantor as of the date hereof are listed and traded on the Canadian Securities Exchange.

(m)    Such Purchaser understands that an investment in the Notes and Warrants is an illiquid investment, and the Notes and Warrants are “restricted securities” within the meaning of Rule 144 under the Securities Act and that the Securities Act and the rules of the U.S. Securities and Exchange Commission provide in substance that such Purchaser may dispose of its Note and Warrants in the United States only pursuant to an effective registration statement under the Securities Act or an exemption from the registration requirements under the Securities Act.

(n)    Such Purchaser agrees: (A) that the certificates representing its Note and Warrants will bear a legend making reference to the foregoing restrictions; and (B) that the Loan Parties and their Affiliates shall not be required to give effect to any purported transfer of such Note or Warrants except upon compliance with the foregoing restrictions.

(o)    Such Purchaser understands that all certificates representing the Warrants and any Subordinate Voting Shares to be issued upon the due exercise of the Warrants prior to the date that is four months and a day after the issue date of the Warrant will be subject to resale restrictions and will bear the following legends under applicable Canadian securities laws:

“Unless permitted under securities legislation, the holder of this security must not trade the security before the date that is 4 months and a day after May 22, 2019.”

(p)    Such Purchaser acknowledges that it is solely responsible (and the Guarantor is not responsible) for the Purchaser’s compliance with securities laws, including Canadian securities laws, applicable to such Purchaser.

(q)    Such Purchaser acknowledges that no securities commission, agency, governmental authority, regulatory body, stock exchange or other regulatory body has reviewed or passed on the investment merits of the Warrants or the Subordinate Voting Shares.

ARTICLE X

AGENT

Section 10.1    Appointment and Authority. Each of the Purchasers hereby appoints GLAS AMERICAS LLC to act on its behalf as the Collateral Agent hereunder and under the other Loan Documents and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. Each of the Purchasers hereby appoints GLAS USA LLC to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Purchasers, and no Issuer shall have rights as a third party beneficiary of any of such provisions (other than pursuant to Section 11.5(c)). It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties. The Agents and their Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for, and generally engage in any kind of business with, any Loan Party or any Subsidiary or other Affiliate thereof without any duty to account therefor to the Purchasers.

Section 10.2    Exculpatory Provisions.

(a)    The Agents shall have no duties or obligations except those expressly set forth herein and in the other Loan Documents to which it is a party, and its duties hereunder shall solely be administrative in nature. Without limiting the generality of the foregoing, the Agents shall not:

(i)    be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)    have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents to which it is a party that such Agent is required to exercise as directed in writing by the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for in such Loan Documents); provided that the Agents shall not be required to take any action that, in its opinion or the opinion of its counsel, (i) may expose the Agents to liability, (ii) is contrary to any Loan Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, (iii) would require such Agent to become registered to do business in any jurisdiction, or (iv) would subject such Agent to taxation;

(iii)    except as expressly set forth herein and in the other Loan Documents to which such Agent is a party, have any duty to disclose, and such Agent shall not be liable for the failure to disclose, any information relating to the Issuers or any of its Affiliates that is communicated to or obtained by such Person serving as an Agent or any of its Affiliates in any capacity; and

(iv)    be responsible in any manner for the validity, enforceability or sufficiency of this Agreement or the Loan Documents or any Collateral delivered, or for the value or collectability of any Obligations or other instrument, if any, so delivered, or for any representations made or obligations assumed by any party other than such Agent. The Agents shall not be bound to examine or inquire into or be liable for any defect or failure in the right or title of the grantors to all or any of the assets whether such defect or failure was known to any Agent.

(b)    No Agent nor any of its Related Parties shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Purchasers (or such other number or percentage of the Purchasers as is necessary, or as such Agent believes in good faith is necessary, under the provisions of the Loan Documents) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. No Agent shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing the Default or Event of Default is given to such Agent by the Issuers or a Purchaser.

(c)    The Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition specified in this Agreement, other than to confirm receipt of items expressly required to be delivered to such Agent.

(d)    No Agent is obliged to (i) take or refrain from taking any action or exercise or refrain from exercising any right or discretion under the Loan Documents, or (ii) incur or subject itself to any cost in connection with the Loan Documents, unless it is indemnified by the Loan Parties and/or by the Purchasers, in form and substance reasonably satisfactory to such Agent. An Agent may decline to act unless it receives indemnity and/or security reasonably satisfactory to it, including an advance of moneys necessary to take the action requested.

(e)    In no event shall an Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

(f)    No Agent is obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.

(g)    Beyond the exercise of reasonable care in the custody thereof, the Collateral Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of the Collateral Agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Agent shall not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any security interest in the Collateral. The Collateral Agent shall not be responsible for any unsuitability, inadequacy, expiration or unfitness of any Lien created hereunder or pursuant to any other Loan Documents nor shall it be obligated to make any investigation into, and shall be entitled to assume, the adequacy and fitness of any Lien created hereunder or pursuant to any other Loan Documents pertaining to the Obligations. The Collateral Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords similar collateral and shall not be liable or responsible for any loss or diminution in the value of any of the Collateral, by reason of the act or omission of any carrier, forwarding agency or other agent or bailee.

(h)    No Agent nor any of its respective officers, directors, employees, attorneys, accountants, advisors or agents shall be liable to the Purchasers for any action taken or omitted by any of the under or in connection with any of the Loan Documents except to the extent caused by their gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment. An Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions satisfactory to it in respect thereof from Required Purchasers (or such other Purchasers as may be required to give such instructions) or in accordance with the Loan Documents.

(i)    The Agents shall not have any liability with respect to or arising out of any assignment or participation of Loans or disclosure of confidential information to any prospective Purchaser.

Section 10.3    Reliance by Agent.

(a)    The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet posting or other distribution)

believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making available of the Loans that by its terms must be fulfilled to the satisfaction of a Purchaser, the Agents may presume that such condition is satisfactory to such Purchaser unless the Agents shall have received written notice to the contrary from such Purchaser prior to making the Loans available. The Agents may consult with legal counsel (who may be counsel for the Issuers), independent accountants, advisors and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants, advisors or experts.

(b)    The Administrative Agent and the Collateral Agent shall be entitled to request written instructions, or clarification of any instruction, from the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for in the Loan Documents) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion and the Administrative Agent and the Collateral Agent may refrain from acting unless and until it receives those written instructions or that clarification. In the absence of written instructions, the Administrative Agent or the Collateral Agent, as applicable, may act (or refrain from acting) as it considers to be in the best interests of the Purchasers.

Section 10.4    Delegation of Duties. Any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. The Agents and any such subagent of an Agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The provisions of this Article X and other provisions of this Agreement for the benefit of the Agents shall apply to any such sub-agent and to the Related Parties of an Agent and any such sub-agents, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Agents.

Section 10.5    Notices.

(a)    The Agents shall promptly deliver to each Purchaser any notices, reports or other communications contemplated in this Agreement delivered to the Agents by or on behalf of a Loan Party which are intended for the benefit of the Purchasers.

(b)    Upon written request of any Purchaser to any Agent to give notice to any Loan Party or to any other Purchasers, to request any information from any Loan Party, or to request or direct an Agent to take or refrain from taking any action, or otherwise exercise any rights or remedies under any Loan Document (individually or collectively, as applicable, a “Purchaser Request”), such Agent shall promptly provide notice of such Purchaser Request to the other Purchasers requesting the Purchasers to confirm or reject in writing the subject matter of such Purchaser Request. Nothing in the foregoing or elsewhere in this Agreement limits rights of Purchasers to communicate directly with one another, and the Loan Parties shall provide or cause to be provided each Purchaser the contact information of each other Purchaser.

Section 10.6    Replacement of Agent.

(a)    Any Agent may resign at any time by giving thirty (30) days prior notice of its resignation to the Purchasers and the Issuers (or such earlier day as shall be agreed by the Required Purchasers) (the “Resignation Effective Date”). Upon receipt of any such notice of resignation, the Required Purchasers shall have the right, acting unanimously, with the prior written consent of the Issuers, to appoint a successor Agent. Upon the occurrence of an Event of Default that is continuing, the Issuers’ consent rights pursuant to this Section 10.6(a) shall cease.

(b)    If no such successor shall have been so appointed upon consent of the Required Purchasers and shall have accepted such appointment by the Resignation Effective Date, then the retiring Agent may (but shall not be obligated to) on behalf of the Purchasers, appoint a successor Agent. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(c)    The Required Purchasers, may, to the extent permitted by applicable Law, by giving thirty (30) days prior notice in writing to the Issuers and the Agents, remove either the Administrative Agent and/or the Collateral Agent and, with the consent of the Issuers (which consent shall not be required if an Event of Default is continuing), appoint a successor Administrative Agent and/or the Collateral Agent, as applicable. If no such successor shall have been so appointed by the Required Purchasers and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date. Notwithstanding anything to the contrary herein, no later than the Removal Effective Date, (i) all fees, charges, expenses and other amounts owing to any removed Agent and (ii) all fees, charges and expenses of the removed Agent related to the transfer of agency or Collateral, in each case, must be paid in full in cash to the removed Agent by the Issuers.

(d)    With effect from the Resignation Effective Date or the Removal Effective Date, as applicable, (i) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts due pursuant to Section 2.5(b) owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Purchaser directly, until such time, if any, as the Required Purchasers appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Agent (other than any rights to indemnity payments or other amounts due pursuant to Section 2.5(b) owed to the retiring or removed Agent), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided in the preceding sentence). The fees payable by the Issuers to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Issuer and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article X and of Section 11.3, 11.4 and Section 11.5 shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 10.7    Non-Reliance on the Agent and Other Purchasers. Each Purchaser acknowledges that it has, independently and without reliance upon the Agents or any other Purchaser or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Purchaser also acknowledges that it will, independently and without reliance upon the Agents or any other Purchaser or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 10.8    Collective Action of the Purchasers. Each of the Purchasers hereby acknowledges that to the extent permitted by applicable law, any collateral security and the remedies in respect of the collateral security provided under the Loan Documents to the Purchasers are for the benefit of the Agents and the Purchasers collectively and acting together and not severally and further acknowledges that its rights hereunder in respect of the collateral security and under any collateral security are to be exercised not severally, but by the applicable Agent upon the direction of the Required Purchasers (or such other number or percentage of the Purchasers as shall be expressly provided for in the Loan Documents). Accordingly, notwithstanding any of the provisions contained herein or in any collateral security, each of the Purchasers hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder in respect of the collateral security including, without limitation, any declaration of default hereunder or thereunder in respect of the collateral security, but that any such action in respect of the collateral security shall be taken only by the Agents with the prior written agreement of the Required Purchasers. Each of the Purchasers hereby further covenants and agrees that upon any such written agreement being given in respect of the collateral security, it shall cooperate fully with the Agents to the extent requested by an Agent. Notwithstanding the foregoing, in the absence of instructions from the Purchasers and where in the sole opinion of an Agent, acting reasonably and in good faith, the exigencies of the situation warrant such action, an Agent may without notice to or consent of the Purchasers take such action on behalf of the Purchasers as it deems appropriate or desirable in the interest of the Purchasers.

Section 10.9    Obligations. All Obligations shall rank pari passu with each other and any proceeds from any realization of the Collateral shall be applied to the Obligations ratably in accordance with Section 2.9 and 8.3. The provisions of this Section 10.9 shall survive the termination of this Agreement and the repayment of the Loans.

Section 10.10    Holding of Collateral; Discharge.

(a)    The Collateral shall be held by the Collateral Agent for the ratable benefit of the Agents and the Purchasers in accordance with its terms and any proceeds from any realization of the Liens shall be applied to the Obligations of each Purchaser ratably in accordance with Section 2.9 and 8.3 (whether such Lien is held in the name of the Collateral Agent or in the name of any one or more of the Purchasers and without regard to any priority to which the Purchaser may otherwise be entitled under applicable law).

(b)    Each Purchaser agrees with the other Purchasers that it will not, without the prior consent of the other Purchasers, take or obtain any Lien on any properties or assets of the Issuers or any other Loan Party to secure the obligations of the Issuers under the Loan Documents, except for the benefit of all Purchasers or as may otherwise be required by applicable law.

(c)    The Required Purchasers will irrevocably authorize the Collateral Agent in writing to, and the Collateral Agent will, release the Lien on any Collateral constituting assets subject to a Disposition to any Person (other than a Loan Party or a subsidiary of a Loan Party), if the Issuers have certified to the Purchasers (copied to the Collateral Agent) and the Required Purchasers are satisfied with such certificate, in their sole discretion, that the Disposition is in compliance with the terms of this Agreement. The Collateral Agent will, at the request and expense of the Issuers, after receiving written instructions from the Required Purchasers, execute and deliver to the relevant Loan Party such releases, discharges, documents or other instruments as the Loan Party may reasonably require to effect the release of discharge of the Lien over such Collateral, provided that the proceeds of any such Disposition shall continue to constitute part of the Collateral.

Section 10.11    Liability of the Purchasers inter se. Each of the Purchasers agrees with each of the other Purchasers that, except as otherwise expressly provided in this Agreement, none of the Purchasers has or shall have any duty or obligation, or shall in any way be liable, to any of the other Purchasers in respect of the Loan Documents or any action taken or omitted to be taken in connection with them.

Section 10.12    Administrative Agent May File and Vote Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Issuer) shall be entitled and empowered (but not obligated unless requested by the Required Purchasers) by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents, and take such other actions (including, without limitation, negotiation of and/ or objection to, actions taken or proposed to be taken pursuant to Bankruptcy Code sections 361, 362, 363 and 364), as may be necessary or advisable in order to have the claims of the Purchasers and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Purchasers and the Agents and their respective agents and counsel and all other amounts due the Purchasers and the Agents under the Loan Documents, including under Sections 2.5(b), 11.3 and 11.4) allowed, and the Collateral protected, in such judicial proceeding;

(b)    to vote the claim described in subsection (a) in connection with any plan of reorganization or analog thereof pursuant to the applicable Debt Relief Law; and

(c)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Purchaser to make such payments to the Agents and, in the event that the Agents shall consent to the making of such payments directly to the Purchasers, to pay to each Agents any amount due for the reasonable compensation, expenses, disbursements and advances of such Agent and its agents and counsel, and any other amounts due such Agent under Sections 2.5(b), 11.3 and 11.4. In the event Administrative Agent does not intervene in any proceeding under any Debtor Relief Law, or if the Administrative Agent fails to take any of the actions described in subsections (a) through (c) above, then each Purchaser shall be entitled to intervene and take the actions contemplated by this Section 10.12 on account of their respective claims.

Section 10.13    Survival. The provisions of this Article shall survive the termination of this Agreement and the repayment of the Loans.

ARTICLE XI

MISCELLANEOUS

Section 11.1    Amendments and Waivers.

(a)    General. Subject to Section 11.1(b) and Section 11.1(c) below, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Issuers therefrom, shall be effective without the written consent of the Required Purchasers.

(b)    Other Consent. Notwithstanding the provisions of Section 11.1(a) above, no amendment, modification, termination or waiver of any provision of the Loan Documents, or consent to any departure by Issuers therefrom, shall amend, modify or otherwise affect the rights or duties hereunder or under any other Loan Document of any Agent, unless in writing executed by such Agent.

(c)    Prior Unanimous Written Consent. Without the prior unanimous written consent of the affected Purchasers:

(i)    no amendment, consent or waiver shall (A) affect the amount or extend the time of the obligation of any Purchaser to make the Loans or (B) extend or alter the scheduled time or times of payment of principal or interest on the Loans or of any fees payable for the account of the Purchasers or (C) alter the amount of the principal of the Loans or the rate of interest thereon (other than a waiver of the Default Rate in the event that the applicable Event of Default has been waived by the Required Purchasers) or the amount of any scheduled prepayment or (D) alter the amount of any fee payable hereunder to the account of the Purchasers or (E) permit any subordination of the principal of or interest on the Loans or (F) permit the subordination of the Lien created by the Collateral Documents in any of the Collateral or (G) consent to the assignment or transfer by Issuers of any of its rights and obligations under any Loan Document or (H) affect the definition of “Required Purchasers” or “Pro Rata Share”;

(ii)    no Collateral, other than in connection with a sale specifically permitted in this Agreement or the Collateral Documents, shall be released from the Lien of the Collateral Documents;

(iii)    none of the provisions of Section 2.9 shall be amended, modified or waived; and

(iv)    none of the provisions of this Section 11.1(c) shall be amended.

(d)    Effect of Notices, Waivers or Consents. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on Issuers in any case shall entitle Issuers to any other or further notice (except as otherwise specifically required hereunder or under any other Loan Document) or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.1 shall be binding upon each Purchaser at the time outstanding, each future Purchaser and, if signed by the Issuers, on the Issuers.

Section 11.2    Notices. All notices, requests, demands and other communications to any party or given under any Loan Document (collectively, the “Notices”) will be in writing and delivered personally, by overnight courier or by registered mail to the parties at the following address or sent by facsimile, with confirmation received, to the facsimile number specified below (or at such other address or facsimile number as will be specified by a party by like notice given at least five calendar days prior thereto):

If to the Issuers, at:

VCP23, LLC

325 W. Huron Street, Suite 412

Chicago, IL 60654

Attn: General Counsel

[***]

With a copy to:

Dentons US LLP

233 S Wacker Drive

Chicago, IL 60606

Telephone: 312-876-6128

Attn: Elke Rehbock

[***]

If to Administrative Agent, at:

GLAS USA LLC, as Administrative Agent

3 Second Street, Suite 206

Jersey City, NJ 07311

Fax: 212-202-6246

Attn: Loan Administration

[***]

With a copy to: [***]

If to Collateral Agent, at:

GLAS Americas LLC, as Collateral Agent

3 Second Street, Suite 206

Jersey City, NJ 07311

Fax: 212-202-6246

Attn: [***]

[***]

With a copy to: [***]

If to the Purchasers, to the address for such Purchaser on file with the Agents and in any Assignment Agreement delivered by such Purchaser.

All Notices will be deemed delivered when actually received. Each of the parties will hereafter notify the other parties in accordance with this Section 11.2 of any change of address or telecopy number to which notice is required to be mailed.

Section 11.3    Indemnification by Issuers.

(a)    Indemnification by the Issuers. The Issuers shall, jointly and severally, indemnify each Agent (and any sub agent thereof) and each Purchaser, their respective Affiliates, directors, officers, employees, attorneys, agents, advisors and controlling parties (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnified Person) (collectively “Losses”), incurred by any Indemnified Person or asserted against any Indemnified Person by any Person other than such Indemnified Person and its Related Parties arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any environmental liability related in any way to the Issuers or any of their Affiliates, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or Issuers, and regardless of whether any Indemnified Person is a party thereto; provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnified Person. In no event shall (i) Issuers be liable to any Indemnified Person and (ii) any Indemnified Person be liable to any Issuer for any punitive, incidental, consequential, expectation, special, or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby.

(b)    Contribution. If the indemnification provided for in Section 11.3(a) is prohibited under applicable Laws to an Indemnified Person, then the Issuers, in lieu of indemnifying the Indemnified Person, will contribute to the amount paid or payable by the Indemnified Person as a result of the Losses in such proportion as is appropriate to reflect the relative fault of the Issuers, on the one hand, and of the Indemnified Person, on the other, in connection with the events or circumstances which resulted in the Losses as well as any other relevant equitable considerations.

Section 11.4    Attorney Fees Upon Default. The Issuers agree, jointly and severally, to pay promptly after the occurrence of a Default or an Event of Default, all fees, costs and expenses, including reasonable attorneys’ fees (including, without limitation, allocated costs of internal counsel) and costs of settlement, incurred by the Agents and/or Purchasers in enforcing any Obligations of or in collecting any payments due from the Loan Parties hereunder or under the other Loan Documents by reason of such Default or Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of any guaranty, including under the Guaranty Agreement) or in connection with any negotiations, reviews, refinancing or restructuring of the credit arrangements provided hereunder, including, without limitation, in the nature of a “work out” or pursuant to any insolvency or bankruptcy cases or proceedings.

Section 11.5    Enforceability; Successors and Assigns.

(a)    Enforceability; Successors and Assigns. This Agreement will be binding upon and inure to the benefit of and is enforceable by the respective successors and permitted assigns of the parties hereto.

(b)    Assignments. Each Purchaser may assign (each, an “Assignment”) to one or more Persons (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of such Purchaser’s Loan and Note) with the written consent of the Issuers, not to be unreasonably withheld. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment Agreement via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), administrative details and an executed IRS Form W-9 or appropriate IRS Form W-8 for each Purchaser or by an entity to its equity holders, and, except in the case of an assignment by a Purchaser to one of its Affiliates, shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent).

(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Issuers, shall maintain a copy of the Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Purchasers, and the principal amounts of the Loans owing to, each Purchaser pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the

Issuers, the Administrative Agent and the Purchasers shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Purchaser hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Issuers and any Purchaser, at any reasonable time and from time to time upon reasonable prior notice.

(d)    Participations. Each Purchaser may sell participations to one or more Persons (each, a “Participant”) in all or a portion of such Purchaser’s rights and obligations under this Agreement (including all or a portion of such Purchaser’s Loan and any Note); provided that: (i) such Purchaser’s obligations under this Agreement shall remain unchanged, (ii) such Purchaser shall remain solely responsible to the Issuers for the performance of such obligations, and (iii) the Issuers and Agents shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations under this Agreement and not any Participant. The Issuers agree that each Participant also shall be entitled to the benefits of Sections 3.1 and 11.3 to the same extent as if it were a Purchaser and had acquired its interest by assignment pursuant to clause (b) of this Section. The Issuers hereby consent to the disclosure of any information obtained by a Purchaser in connection with this Agreement and/or any other Loan Document to any Person to which such Purchaser participates, or proposes to participate, its Loan and Note. Each Purchaser that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Issuers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Loan) to any Person except to the extent that such disclosure is necessary to establish that such Loan is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent and the Collateral Agent shall have no responsibility for maintaining a Participant Register.

(e)    Notwithstanding anything else to the contrary contained herein, any Purchaser may any time pledge its Loans and such Purchaser’s rights under this Agreement and the other Loan Documents to a bank or financial institution or to a trustee for the benefit of its investors.

Section 11.6    Purchasers’ Obligations Several; Purchasers’ Rights Independent. The obligation of each Purchaser hereunder is several and not joint and no Agent nor any Purchaser shall be responsible for the obligation of any other Purchaser hereunder. Nothing contained in any Loan Document and no action taken by any Agent or Purchaser pursuant hereto or thereto shall be deemed to constitute Purchasers to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Purchaser shall be a separate and independent debt, and, provided Agents fail or refuse to exercise any remedies against the Issuers after receiving the direction of the Purchasers, each Purchaser shall be entitled to protect and enforce its rights arising out of this Agreement and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

Section 11.7    Integration. This Agreement and the other Loan Documents contain and constitute the entire agreement of the parties with respect to the subject matter hereof and supersede all prior negotiations, agreements and understandings, whether written or oral, of the parties hereto. It is understood and agreed that all agreements and understandings heretofore had between the parties hereto are merged into the Loan Documents, which alone fully and completely expresses their agreement, and that the same is entered into after full investigation, neither party relying upon any statement or representation not embodied in the Loan Documents.

Section 11.8    No Waiver; Remedies. No failure or delay by any party in exercising any right, power or privilege under this Agreement or any of the other Loan Documents will operate as a waiver of such right, power or privilege. A single or partial exercise of any right, power or privilege will not preclude any other or further exercise of the right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies provided in the Loan Documents will be cumulative and not exclusive of any rights or remedies provided by law.

Section 11.9    Arbitration; Waiver Of Jury Trial. Except as otherwise provided in this Agreement, any controversy between the parties arising out of or related to this Agreement or the parties’ obligations hereunder (including, without limitation, disputes arising out of any public policy or any federal, state or local laws, regulations or statutes prohibiting employment discrimination or harassment) shall be resolved through binding arbitration before the Judicial Arbitration and Mediation Services, Inc. (“JAMS”) in Chicago, Illinois pursuant to the terms of the Federal Arbitration Act. The costs of the arbitration, including any JAMS administration fee, the arbitrator’s fee, and costs for the use of facilities during the hearings, shall be borne equally by the parties to the arbitration. THE PARTIES UNDERSTAND THAT BY AGREEING TO SUCH BINDING ARBITRATION THEY ARE HEREBY WAIVING THEIR RIGHT TO A JURY TRIAL AND THE PARTIES HERETO HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.9. The arbitrator shall not have any power to alter, amend, modify or change any of the terms of this Agreement nor to grant any remedy which is either prohibited by the terms of this Agreement, or not available in a court of law. The arbitration will be conducted in accordance with the rules of JAMS streamlined arbitration except that the arbitrator shall be mutually acceptable to both parties, both parties shall be entitled to conduct discovery pursuant to the Federal Rules of Civil Procedure, and the hearing on the arbitration must occur by no later than one hundred twenty (120) days after the demand for arbitration is filed, unless otherwise agreed by the parties or ordered by the arbitrator. Each party will pay for the fees and expenses of its own attorneys, experts, witnesses, transcripts and other expenses related to such claims unless the party prevails on a claim for which attorneys’ fees and costs are otherwise recoverable by statute. Except as otherwise required by law, rule, regulation or judicial authority, the parties agree to maintain the subject matter of any arbitration as confidential. Notwithstanding the foregoing, (i) the parties may seek emergency injunctive relief in a court of competent jurisdiction, and (ii) judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Section 11.10    Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by facsimile or a scanned copy by electronic mail shall be equally as effective as delivery of an original executed counterpart of this Agreement.

Section 11.11    Governing Law. This Agreement and the other Loan Documents, and all claims, disputes and matters arising hereunder or thereunder or related hereto or thereto, will be governed by, and construed in accordance with, the laws of the State of Illinois applicable to contracts executed in and to be performed entirely within that state, without reference to conflicts of laws provisions.

Section 11.12    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 11.13    Survival. All representations, warranties, covenants, agreements, and conditions contained in or made pursuant to this Agreement or the other Loan Documents shall survive (a) the making of the Loan(s) and the payment of the Obligations and (b) the performance, observance and compliance with the covenants, terms and conditions, express or implied, of all Loan Documents, until the due and punctual (i) indefeasible payment of the Obligations and (ii) performance, observance and compliance with the covenants, terms and conditions, express or implied, of this Agreement and all of the other Loan Documents.

Section 11.14    Maximum Lawful Interest. Notwithstanding anything to the contrary contained herein, in no event shall the amount of interest and other charges for the use of money payable under this Agreement or any other Loan Document exceed the maximum amounts permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. The Issuers and the Purchasers, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and other charges for the use of money and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if the amount of such interest and other charges for the use of money or manner of payment exceeds the maximum amount allowable under applicable law, then, ipso facto as of the Closing Date, the Issuers are and shall be liable only for the payment of such maximum as allowed by law, and payment received from the Issuers in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Loans to the extent of such excess.

Section 11.15    Interpretation. As used in this Agreement, references to the singular will include the plural and vice versa and references to the masculine gender will include the feminine and neuter genders and vice versa, as appropriate. Unless otherwise expressly provided in this Agreement (a) the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement will refer to this Agreement as a whole and not to any particular provision of this Agreement and (b) article, section, subsection, schedule and exhibit references are references with respect to this Agreement unless otherwise specified. Unless the context otherwise requires, the term “including” will mean “including, without limitation.” The headings in this Agreement and in the Schedules are included for convenience of reference only and will not affect in any way the meaning or interpretation of this Agreement.

Section 11.16    Ambiguities. This Agreement and the other Loan Documents were negotiated between legal counsel for the parties and any ambiguity in this Agreement or the other Loan Documents shall not be construed against the party who drafted this Agreement or such other Loan Documents.

Section 11.17    Relationship of the Parties. Notwithstanding any provision of this Agreement or the Loan Documents, and notwithstanding any acts or omissions on the part of the Purchasers, the Issuers hereby stipulate and agree, for themselves and Guarantor, that: (a) the relationship between the Purchasers, on the one hand, and the Loan Parties, on the other hand, is and shall solely be that of creditors and debtors in commercial loan transactions; (b) the Purchasers are not and shall not be construed as partners, tenants in common, joint tenants, joint ventures, alter egos, aiders and abettors, managers, principals, actors in concert, co-owners, controlling persons or other business associates or participants of any kind in the business and affairs of the Loan Parties and neither the Purchasers nor any of the Loan Parties intends for the Purchasers to assume any such status; and (c) the Purchasers shall not be deemed responsible for or a participant in any acts, omissions, or decisions of any of the Loan Parties. The Purchasers shall not have any obligation to pay or withhold Taxes, assessments, insurance premiums, fees or charges arising from the ownership, operation, or occupancy of the properties or assets of any the Loan Parties.

Section 11.18    Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the Patriot, the Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each Person that establishes a relationship or opens an account with any Agent. The parties to this Agreement agree that they will provide the Agents with such information as they may request in order for the Agents to satisfy the requirements of the Patriot Act.

[SIGNATURE PAGE FOLLOWS ON NEXT PAGE]

ISSUERS:

VCP23, LLC

By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	Authorized Manager

VCP REAL ESTATE HOLDINGS, LLC

By:	VCP23, LLC

	By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	Authorized Manager

VISION MANAGEMENT SERVICES, LLC

By:	VCP23, LLC

	By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	Authorized Manager

GTI23, INC.

By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	President

GTI CORE, LLC

By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	Authorized Manager

VCP IP HOLDINGS, LLC

By:	VCP23, LLC

	By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	Authorized Manager

TWD18, LLC

By:	VCP23, LLC

	By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	Authorized Manager

FOR SUCCESS HOLDINGS COMPANY

By:	(signed) “Benjamin Kovler”
	Name:	Benjamin Kovler
	Title:	President

Administrative Agent:

GLAS USA LLC, as Administrative Agent

By:	(signed) “Yana Kislenko”
	Name:	Yana Kislenko
	Title:	Vice President

Collateral Agent:

GLAS AMERICAS LLC, as Collateral Agent

By:	(signed) “Yana Kislenko”
	Name:	Yana Kislenko
	Title:	Vice President

Exhibit A

FORM OF GUARANTEED NOTE

FOR THE PURPOSES OF SECTION 1272, 1273 AND 1275 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, THE NOTES WERE ISSUED WITH ORIGINAL ISSUE DISCOUNT (“OID”). BEGINNING NO LATER THAN 10 DAYS FROM THE DATE HEREOF, A PURCHASER MAY, UPON REQUEST, OBTAIN FROM ISSUERS ANY INFORMATION REQUIRED TO BE PROVIDED TO PURCHASER PURSUANT TO UNITED STATES TREASURY REGULATION SECTION 1.1275-3(B) BY CONTACTING THE CHIEF FINANCIAL OFFICER OF VCP23, LLC AT 325 W. HURON STREET, STE. 412, CHICAGO, IL 60654.

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

PROMISSORY NOTE

$[ ]	May [ ], 2019

FOR VALUE RECEIVED, each of the undersigned, VCP23, LLC, a Delaware limited liability company (“VCP23”), VCP Real Estate Holdings, LLC, a Delaware limited liability company (“VCP Real Estate”), Vision Management Services, LLC, a Delaware limited liability company (“VMS”), GTI23, Inc., a Delaware corporation (“GTI23”), GTI Core, LLC, a Delaware limited liability company (“GTI Core”), VCP IP Holdings, LLC, a Delaware limited liability company (“VCP IP”), TWD18, LLC, a Delaware limited liability company (“TWD18”) and For Success Holdings Company, a Delaware corporation (“FSH” and, together with VCP23, VCP Real Estate, VMS, GTI23, GTI Core, VCP IP and TWD18, “Issuers”), hereby promises to pay to [                    ] (together with its registered assigns, the “Holder”), the principal sum of [                    ] ($[        ]) on the Maturity Date (as defined in the Note Purchase Agreement as defined below), and with interest thereon from time to time as provided herein.

1.    Note Purchase Agreement. This Promissory Note (this “Note”) is issued by Issuers, on the date hereof, pursuant to the Note Purchase Agreement dated as of even date herewith (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), by and among Issuers, Holder, as an initial Purchaser thereunder, and the other Persons from time to time party thereto, and is subject to the terms thereof. Holder is entitled to the benefits of this Note and the Note Purchase Agreement and may enforce the agreements of Issuers contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereto and thereto. This Note is secured by, among other things, one or more Collateral Documents described in the Note Purchase Agreement. Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Note Purchase Agreement.

Exhibit A

2.    Interest. Issuers promise to pay interest on the sum of the principal amount of this Note (including any default interest added thereto) at the aggregate rate and in the manner and times set forth in the Note Purchase Agreement.

3.    Repayment; Prepayment. Issuers shall repay the outstanding principal amount of this Note as set forth in the Note Purchase Agreement. Prepayments made by Issuers, if any, will be made in accordance and subject to the terms of the Note Purchase Agreement.

4.    Amendment. Amendments and modifications of this Note may be made only in the manner provided in the Note Purchase Agreement.

5.    Suits for Enforcement.

(a)    Upon the occurrence of any one or more Events of Default, the Holder of this Note may, during the continuation thereof, proceed to protect and enforce its rights hereunder by suit in equity, action at law, or by other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in the Note Purchase Agreement, this Note or any other Loan Document or in aid of the exercise of any power granted in the Note Purchase Agreement, this Note or any other Loan Document, or may proceed to enforce the payment of this Note, or to enforce any other legal or equitable right of Holder of this Note.

(b)    Issuers shall pay all costs of enforcement of this Note to the extent and in the manner set forth in the Note Purchase Agreement.

6.    Remedies Cumulative. No remedy conferred upon Holder herein or in the Note Purchase Agreement or any other Loan Document is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder, under the Note Purchase Agreement or under any other Loan Document or now or hereafter existing at law or in equity or by statute or otherwise.

7.    Transfer. This Note may be transferred or assigned, in whole or in part, by Holder at any time subject to the limitations set forth in the Note Purchase Agreement and herein. Each transferee of this Note acknowledges that this Note has not been registered under the Securities Act, and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

8.    Replacement of Note. On receipt by Issuers of an affidavit of an authorized representative of Holder, in form and substance reasonably satisfactory to Issuers, stating the circumstances of the loss, theft, destruction, or mutilation of this Note (and (a) in the case of any such mutilation, on surrender and cancellation of such Note, and (b) in the case of any such loss, theft or destruction, on delivery of a bond of indemnity reasonably satisfactory to Issuers or, at the option of Holder, an indemnity agreement in form and substance reasonably satisfactory to Issuers), Issuers, at their own expense, will promptly execute and deliver, in lieu thereof, a replacement Note.

9.    Covenants Bind Successors and Assigns. All the covenants, stipulations, promises, and agreements in this Note by or on behalf of Issuers shall bind their successors and assigns, whether so expressed or not.

2

10.    Obligations Joint and Several. The obligations of the Issuers hereunder shall be joint and several.

11.    Miscellaneous. The provisions of Article 11 of the Note Purchase Agreement apply to this Note as if they were set forth herein mutatis mutandis.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

3

IN WITNESS WHEREOF, Issuers have caused this Note to be executed as of the date first written above.

ISSUERS:

VCP23, LLC

By:
Name:
Title:

VCP REAL ESTATE HOLDINGS, LLC

By:
Name:
Title:

VISION MANAGEMENT SERVICES, LLC

By:
Name:
Title:

GTI23, INC.

By:
Name:
Title:

GTI CORE, LLC

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE

VCP IP HOLDINGS, LLC

By:
Name:
Title:

TWD18, LLC

By:
Name:
Title:

FOR SUCCESS HOLDINGS COMPANY

By:
Name:
Title:

SIGNATURE PAGE TO PROMISSORY NOTE

Exhibit B

Guaranty Agreement

This Guaranty Agreement (this “Guaranty”) is made and entered into as of the          day of         , 2019 by Green Thumb Industries Inc., a British Columbia corporation (hereinafter, “Guarantor”) in favor of the Administrative Agent (as defined below) for the sole benefit of the Collateral Agent (as defined below), the Administrative Agent and the Purchasers (as defined below), and the respective successors and assigns of the Collateral Agent, Administrative Agent and Purchasers.

For value received and in consideration of loans made or to be made, credit given or to be given, and other financial accommodation afforded or to be afforded to certain subsidiaries of Guarantor by the Purchasers under that certain Note Purchase Agreement dated as of the date hereof (the “Note Purchase Agreement”) by and among VCP23, LLC, a Delaware limited liability company (“VCP23”), VCP Real Estate Holdings, LLC, a Delaware limited liability company (“VCP Real Estate”), Vision Management Services, LLC, a Delaware limited liability company (“VMS”), GTI23, Inc., a Delaware corporation (“GTI23”), GTI Core, LLC, a Delaware limited liability company (“GTI Core”), VCP IP Holdings, LLC, a Delaware limited liability company (“VCP IP”), TWD18, LLC, a Delaware limited liability company (“TWD18”) and For Success Holding Company, a Delaware corporation (“FSH” and, together with VCP23, VCP Real Estate, VMS, GTI23, GTI Core, VCP IP and TWD18, the “Initial Issuers” and each, individually, an “Initial Issuer”), each purchaser party listed on the signature page of the Note Purchase Agreement (together with their successors and assigns, each an “Initial Purchaser” and collectively, the “Initial Purchasers”, and together with any additional Purchasers under the Note Purchase Agreement, the “Purchasers”), GLAS Americas LLC, a New York limited liability company, as collateral agent for the sole benefit of itself, the Administrative Agent and the Purchasers (in such capacity, together with its successors and assigns, the “Collateral Agent”) and GLAS USA LLC, a New Jersey limited liability company, as administrative agent for the sole benefit of itself, the Collateral Agent and the Purchasers (in such capacity, together with its successors and assigns, the “Administrative Agent” and together with the Collateral Agent, each an “Agent” and collectively, the “Agents”), from time to time, Guarantor hereby fully, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, to each Purchaser and to the Agents the full and punctual payment when due, whether at maturity, by acceleration, by prepayment or otherwise, of the principal of (and premium, if any) and interest on the Loans and all other Obligations of the Issuers. Guarantor further agrees (to the full extent permitted by law) that the Obligations may be extended or renewed, in whole or in part, without notice or further assent from it, and that it shall remain bound under this Guaranty Agreement notwithstanding any extension or renewal of any Obligation.

Guarantor further acknowledges and agrees that:

1.    Guarantor waives presentation to, demand of payment from and protest to any of the Loan Parties of any of the Obligations and also waives notice of protest for nonpayment.

Exhibit B

Exhibit B

Guarantor waives notice of any default under the Loans or the Obligations. The obligations of Guarantor hereunder shall not be affected by (a) the failure of any Purchaser or Agent (collectively, the “Beneficiaries” and each a “Beneficiary”) to assert any claim or demand or to enforce any right or remedy against any of the Issuers or any other Person under this Guaranty Agreement, the Loans or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Guaranty Agreement, the Loans or any other agreement or otherwise; (d) the release of any security for the Obligations granted in favor of the Collateral Agent for the Beneficiaries; or (e) any change in the ownership of any of the Issuers.

2.    Guarantor further agrees that the guaranty herein constitutes a guaranty of payment when due (and not a guaranty of collection) and waives any right to require that any resort be had by any Beneficiary to any Collateral or security held for payment of the Obligations.

3.    The obligations of Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than indefeasible payment of the Obligations in full), including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any of the Beneficiaries to assert any claim or demand or to enforce any remedy under this Guaranty Agreement, the Loans or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of Guarantor or would otherwise operate as a discharge of the Guarantor as a matter of law or equity.

4.    Guarantor further agrees that the guaranty herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of (and premium, if any) or interest, if any, on any of the Obligations is rescinded or must otherwise be restored by any Beneficiary upon the bankruptcy or reorganization of any of the Issuers or otherwise.

5.    In furtherance of the foregoing and not in limitation of any other right which any Beneficiary has at law or in equity against Guarantor by virtue hereof, upon the failure of any of the Issuers to pay any of the Obligations when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, Guarantor hereby promises to and shall, upon receipt of written demand by any of the Beneficiaries forthwith pay, or cause to be paid, in cash, to the Beneficiaries, in accordance with the Note Purchase Agreement, an amount equal to the sum of (i) the unpaid amount of such Obligations then due and owing and (ii) accrued

Exhibit B

and unpaid interest on such Obligations then due and owing (but only to the extent not prohibited by law).

6.    Guarantor further agrees that (x) the maturity of the Obligations may be accelerated as provided in the Note Purchase Agreement for the purposes of the guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Obligations guaranteed hereby and (y) in the event of any such declaration of acceleration of such Obligations, such Obligations (whether or not due and payable) shall forthwith become due and payable by Guarantor for the purposes of this Guaranty Agreement.

7.    Guarantor also agrees to pay any and all reasonable costs and expenses (including reasonable attorneys’ fees) as provided in the Note Purchase Agreement.

8.    Notwithstanding any payment or payments made by Guarantor hereunder, Guarantor shall not be entitled to be subrogated to any of the rights of any Beneficiary against any of the Issuers or any Collateral or guaranty or right of offset held by any of the Beneficiaries for the payment of the Obligations, nor shall Guarantor seek or be entitled to seek any contribution or reimbursement from any of the Issuers in respect of payments made by Guarantor hereunder, until all amounts owing to all of the Beneficiaries under the Note Purchase Agreement and on account of the Obligations are indefeasibly paid in full. If any amount shall be paid to Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by Guarantor in trust for the Beneficiaries, segregated from other funds of Guarantor, and shall, forthwith upon receipt by Guarantor, be turned over to the Agent for the sole benefit of the Beneficiaries in the exact form received by Guarantor, to be applied against the Obligations.

9.    Guarantor has received direct and indirect benefits from the execution of this Guaranty Agreement.

10.    Notwithstanding anything in this Guaranty Agreement to the contrary, the right of recovery against Guarantor under this Guaranty Agreement shall not exceed $1.00 less than the lowest amount which would render Guarantor’s obligations under this Guaranty Agreement void or voidable under applicable law, including fraudulent conveyance law

11.    This guaranty and every part thereof shall be effective upon delivery to the Collateral Agent, without further act, condition or acceptance by any of the Beneficiaries, shall be binding upon Guarantor, and upon the heirs, legal representatives, successors and assigns of Guarantor, and shall inure to the sole benefit of the Beneficiaries and their respective successors, assigns and legal representatives. Guarantor waives notice of the Beneficiaries’ acceptance hereof.

Exhibit B

12.    Terms used herein as defined terms and not otherwise defined herein have the meanings assigned to them in the Note Purchase Agreement. The provisions of Section 11 of the Note Purchase Agreement are incorporated herein mutatis mutandis.

IN WITNESS WHEREOF, the undersigned Guarantor has executed this Guaranty Agreement as of the date first set forth above.

GREEN THUMB INDUSTRIES INC.

By:
Name:	Benjamin Kovler
Title:	CEO

Acknowledged and Accepted for sole benefit of itself, the Collateral Agent and the Purchasers:

GLAS USA LLC

By:
Name:
Title:

Exhibit C

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ●, 2019.

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE ON EXERCISE HEREOF HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (I) RULE 144 OR (II) RULE144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, A LEGAL OPINION OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, MUST FIRST BE PROVIDED TO THE CORPORATION TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

THE WARRANTS EVIDENCED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OR U.S. STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE EXERCISED IN THE UNITED STATES OR BY OR ON BEHALF OF, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON IN THE UNITED STATES OR A U.S. PERSON UNLESS THE SUBORDINATE VOTING SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS IS AVAILABLE.

WARRANTS TO PURCHASE SUBORDINATE VOTING SHARES

GREEN THUMB INDUSTRIES INC.

Issue Date: ●, 2019
Warrant Certificate No. 201903–WA●	● Warrants to Purchase
Subordinate Voting Shares

THIS CERTIFIES THAT, for value received, ● (the ”Holder”), being the registered holder of ● Warrants (as defined herein), is entitled at any time following the date hereof and prior to 4:30 p.m. (Vancouver time) on the Expiry Date (as defined herein) to subscribe for and purchase one Subordinate Voting Share (as defined herein) at the Exercise Price (as defined herein) for each Warrant exercised, subject to adjustment as set out herein, by surrendering to the Corporation (as defined herein) at its registered and records office at c/o Dentons Canada LLP, 20th Floor, 250 Howe Street Vancouver, BC V6C 3R8 Canada, a completed and executed subscription form, attached hereto as Exhibit “I”, and payment in full for the Subordinate Voting Shares being purchased, which payment shall be made by certified cheque, bank draft or such other means acceptable to the Corporation in same day freely transferable funds in Vancouver, British Columbia.

This Warrant certificate (the “Warrant Certificate”) is issued pursuant to, and is subject to, the terms of that certain note purchase agreement dated ●, 2019 (the “Note Purchase Agreement”) among, inter alios, VCP23, LLC and the Holder. Nothing herein shall limit the rights and obligations of any of the parties to the Note Purchase Agreement.

Exhibit C

Exhibit C

The Corporation shall cause a register (the “Register”) to be kept and maintained in which shall be entered the names and addresses of all holders of Warrants and the number of Warrants held by each of them.

The Corporation shall treat the Holder as the absolute owner of this Warrant for all purposes and the Corporation shall not be affected by any notice or knowledge to the contrary. The Holder shall be entitled to the rights evidenced by this Warrant Certificate free from all equities and rights of set-off or counterclaim between the Corporation and the original or any intermediate holder and all persons may act accordingly and the receipt by the Holder of the Subordinate Voting Shares issuable upon exercise hereof shall be a good discharge to the Corporation and the Corporation shall not be bound to inquire into the title of any such Holder.

1.	Definitions: In this Warrant Certificate, unless there is something in the subject matter or context inconsistent therewith, the following expressions shall have the following meanings namely:

(a)	“Business Day” means any day other than a Saturday, Sunday, legal holiday or a day on which banking institutions are closed in Vancouver, British Columbia;

(b)	“Corporation” means Green Thumb Industries Inc., a corporation incorporated under the laws of the Province of British Columbia and its successors and assigns;

(c)	“Exercise Price” shall equal $● per Subordinate Voting Share;

(d)	“Expiry Date” means the date that is 60 months after the Issue Date;

(e)	“Expiry Time” means 4:30 p.m., Vancouver, British Columbia time, on the Expiry Date;

(f)	“Holder” means the holder set forth on the first page hereof;

(g)	“Issue Date” means the issue date set forth on the first page of this Warrant Certificate;

(h)

“person” means an individual, corporation, partnership, unincorporated syndicate, unincorporated organization, trust, trustee, executor, administrator, or other legal representative, or any group or combination thereof or any other entity whatsoever;

(i)	“Register” has the meaning ascribed to such term on the first page hereof;

(j)	“Subordinate Voting Shares” means the subordinate voting shares in the capital of the Corporation; and

(k)	“Warrant” shall mean a share purchase warrant of the Corporation, entitling the holder thereof to purchase one (1) Subordinate Voting Share for a purchase price equal to the Exercise Price.

2.

Expiry Time: At the Expiry Time, all rights under the Warrants evidenced hereby, in respect of which the right of subscription and purchase herein provided for shall not theretofore have been exercised, shall expire and be of no further force and effect.

3.	Exercise Procedure:

(a)

The Holder may exercise the right to subscribe and purchase the number of Subordinate Voting Shares herein provided for by delivering to the Corporation prior to the Expiry Time at its office set forth herein the subscription form, attached hereto as Exhibit “I”, duly completed and executed by the Holder or its legal representative or attorney, duly appointed by an instrument in writing in form and manner satisfactory to the Corporation, together with a certified cheque, bank draft or other means acceptable to the Corporation

2

Exhibit C

in same day freely transferable funds, payable to or to the order of the Corporation in an amount equal to the aggregate Exercise Price in respect of the Warrants so exercised. Any subscription form so surrendered shall be deemed to be surrendered only upon delivery thereof to the Corporation at its office set forth herein (or to such other address as the Corporation may notify the Holder).

(b)

Upon such delivery as aforesaid, the Corporation shall cause to be issued to the Holder hereof the Subordinate Voting Shares subscribed for not exceeding those which such Holder is entitled to purchase pursuant to this Warrant Certificate and the Holder hereof shall become a shareholder of the Corporation in respect of the Subordinate Voting Shares subscribed for with effect from the date of such delivery and shall be entitled to delivery of a certificate or direct registration transaction advice evidencing the Subordinate Voting Shares and the Corporation shall cause such certificate or direct registration transaction advice to be delivered to the Holder hereof at the address or addresses specified in such subscription as soon as practicable, and in any event within five Business Days of such delivery.

(c)

Where required by applicable securities laws, certificates representing Subordinate Voting Shares issued upon the exercise of this Warrant Certificate prior to the date that is four months and one day after the Issue Date shall bear or be deemed to bear the following legend:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE ● 2019.”

provided that, if at any time, in the opinion of counsel to the Corporation, such legend is no longer necessary or advisable under any such securities laws, or at any time after such above-specified date, or if the holder of any such legended certificate provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of counsel satisfactory to the Corporation) to the effect that such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

(d)	Where required by applicable securities laws, certificates representing Subordinate Voting Shares issued upon exercise of this Warrant Certificate shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS, AND THE SECURITIES REPRESENTED HEREBY MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, DIRECTLY OR INDIRECTLY, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY (i) RULE 144 OR (ii) RULE144A UNDER THE U.S. SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE U.S. STATE SECURITIES LAWS, OR (D) IN COMPLIANCE WITH ANOTHER EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C) OR (D) ABOVE, A LEGAL OPINION OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, MUST FIRST BE PROVIDED TO THE CORPORATION AND THE CORPORATION’S TRANSFER AGENT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. DELIVERY OF

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Exhibit C

THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.”

4.

Partial Exercise: The Holder may subscribe for and purchase a number of Subordinate Voting Shares less than the number the Holder is entitled to purchase pursuant to this Warrant Certificate. In the event of any such subscription prior to the Expiry Time, the Holder shall in addition be entitled to receive, without charge, a new Warrant Certificate in respect of the balance of the Subordinate Voting Shares which the Holder was entitled to subscribe for pursuant to this Warrant Certificate and which were then not purchased.

5.

No Fractional Shares: Notwithstanding any adjustments provided for in Section 11 hereof or otherwise, the Corporation shall not be required upon the exercise of any Warrants to issue fractional Subordinate Voting Shares in satisfaction of its obligations hereunder and, in any such case, the number of Subordinate Voting Shares issuable upon the exercise of any Warrants shall be rounded down to the nearest whole number without additional compensation to the Holder therefor.

6.

Exchange of Warrant Certificates: This Warrant Certificate may be exchanged for Warrant Certificates representing in the aggregate the same number of Warrants and entitling the Holder thereof to subscribe for and purchase an equal aggregate number of Subordinate Voting Shares at the same Exercise Price and on the same terms as this Warrant Certificate (with or without legends as may be appropriate).

7.

Transfer of Warrants: This Warrant Certificate and the Warrants are non-transferable. This Warrant Certificate and the Warrants may not be assigned, except for any assignment to a person controlled (within the meaning of the Income Tax Act (Canada)) by the Holder.

8.

Not a Shareholder: Nothing in this Warrant Certificate or in the holding of a Warrant evidenced hereby shall be construed as conferring upon the Holder any right or interest whatsoever as a shareholder of the Corporation.

9.

No Obligation to Purchase: Nothing herein contained or done pursuant hereto shall obligate the Holder to subscribe for or the Corporation to issue any Subordinate Voting Shares except those Subordinate Voting Shares in respect of which the Holder shall have exercised its right to purchase hereunder in the manner provided herein.

10.	Covenants:

The Corporation covenants and agrees that so long as any Warrants evidenced hereby remain outstanding:

(a)

until the Expiry Time, it will reserve and there will remain unissued out of its authorized capital a sufficient number of Subordinate Voting Shares to satisfy the right of purchase herein provided, as such right of purchase may be adjusted as contemplated herein;

(b)

the Corporation will cause the Subordinate Voting Shares from time to time subscribed for pursuant to the Warrants issued by the Corporation hereunder, in the manner herein provided, to be duly issued in accordance with the Warrants and the terms hereof;

(c)	all Subordinate Voting Shares that shall be issued by the Corporation upon exercise of the rights provided for herein shall be issued as fully paid and non-assessable;

(d)

until the Expiry Time, it will use commercially reasonable efforts to: (i) maintain the listing of the Subordinate Voting Shares on the Canadian Securities Exchange or such other Canadian stock exchange; and (ii) maintain its status as a reporting issuer in a jurisdiction in Canada, provided in each case that this covenant shall not prevent the

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Exhibit C

Corporation from completing any transaction which would result in the Subordinate Voting Shares ceasing to be listed so long as the holders of such shares receive equivalent value in the form of securities of an entity which is listed on a stock exchange in Canada or cash, or the holders of such shares have approved the transaction in accordance with the requirements of applicable corporate and securities laws and the rules and policies of the applicable stock exchange. All Subordinate Voting Shares will be issued upon the exercise of the right to purchase herein provided for, upon payment therefor of the amount at which such Subordinate Voting Shares may at the time be purchased pursuant to the provisions hereof, as fully paid and non-assessable shares; and

(e)

the Corporation will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered, all other acts, deeds and assurances in law as may be reasonably required for the better accomplishing and effecting of the intentions and provisions of this Warrant Certificate.

11.	Adjustments:

(a)

Adjustment: The rights of the Holder, including the Exercise Price and number of Subordinate Voting Shares issuable upon the exercise of such Warrants represented by this Warrant Certificate, will be adjusted from time to time in the events and in the manner provided in, and in accordance with the provisions of, this Section 11.

(b)	Share Reorganization; Distributions:

(i)

If and whenever at any time prior to the Expiry Date, the Corporation shall (i) subdivide, redivide or change the outstanding Subordinate Voting Shares into a greater number of Subordinate Voting Shares; (ii) consolidate, combine or reduce the outstanding Subordinate Voting Shares into a lesser number of Subordinate Voting Shares; or (iii) fix a record date for the issue of Subordinate Voting Shares or securities convertible into or exchangeable for Subordinate Voting Shares to all or substantially all of the holders of Subordinate Voting Shares by way of a stock dividend or other distribution (other than a Rights Offering), then, in each such event, the Exercise Price shall, on the record date for such event or, if no record date is fixed, the effective date of such event, be adjusted so that it will equal the rate determined by multiplying the Exercise Price in effect immediately prior to such date by a fraction, of which the numerator shall be the total number of Subordinate Voting Shares outstanding on such date before giving effect to such event, and of which the denominator shall be the total number of Subordinate Voting Shares outstanding on such date after giving effect to such event (including, in the case where securities exchangeable for or convertible into Subordinate Voting Shares are distributed, the number of Subordinate Voting Shares that would have been outstanding Subordinate Voting Shares on such record date or effective date, as the case may be). Such adjustment shall be made successively whenever any such event shall occur. Any such issue of Subordinate Voting Shares by way of a stock dividend shall be deemed to have been made on the record date for such stock dividend for the purpose of calculating the number of outstanding Subordinate Voting Shares under this subsection 11(b).

(ii)

If and whenever at any time prior to the Expiry Date, the Corporation shall fix a record date for the distribution to holders of Subordinate Voting Shares and/or to holders of any other class of the Corporation’s share capital, including the classes designated as “Multiple Voting Shares” and “Super Voting Shares,” of any property (including cash) or other assets, then the Exercise Price shall, on the record date for such event, be adjusted so that it will equal the rate

5

Exhibit C

determined by multiplying the (x) Exercise Price in effect immediately prior to such date by (y) a fraction:

(A)

the numerator of which shall be equal to the (i) volume weighted average price per share of the Subordinate Voting Shares for the 5-day period immediately preceding the record date during which trading occured (the “Market Price”) minus (ii) the sum of the aggregate amount of cash and the aggregate fair market value (as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive) of the cash and other property or assets subject to the distribution (computed on a per share basis); and

(B)	the denominator of which shall be equal to the Market Price.

(c)

Reclassifications: If and whenever at any time prior to the Expiry Date, there is (i) any reclassification of or amendment to the outstanding Subordinate Voting Shares, any change of the Subordinate Voting Shares into other shares or any other reorganization of the Corporation (other than as described in subsection 11(b) hereof); (ii) any consolidation, amalgamation, arrangement, merger or other form of business combination of the Corporation with or into any other corporation resulting in any reclassification of the outstanding Subordinate Voting Shares, any change of the Subordinate Voting Shares into other shares or any other reorganization of the Corporation; or (iii) any sale, lease, exchange or transfer of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or entity (any of such events being herein called a “Capital Reorganization”), then, in each such Capital Reorganization, the Holder upon the exercise of each Warrant shall be entitled to receive, and shall accept, in lieu of the number of Subordinate Voting Shares to which such Holder was theretofore entitled upon such exercise, the kind and number or amount of shares or other securities or property which such Holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such Holder had been the registered holder of the number of Subordinate Voting Shares to which such Holder was theretofore entitled upon such exercise; provided however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken to so entitle the holder. If necessary as a result of any such Capital Reorganization, appropriate adjustments will be made in the application of the provisions set forth in this subsection with respect to the rights and interests thereafter of the Holder of this Warrant Certificate to the end that the provisions set forth in this subsection will thereafter correspondingly be made applicable, as nearly as may reasonably be, in relation to any shares or other securities or property thereafter deliverable upon the exercise of this Warrant. Any such adjustments will be made by and set forth in an instrument supplemental hereto approved by the directors of the Corporation, acting reasonably, and shall for all purposes be conclusively deemed to be an appropriate adjustment.

(d)

Rights Offerings: If, prior to the Expiry Time, the Corporation issues rights, options or warrants to all or substantially all the holders of the Subordinate Voting Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Subordinate Voting Shares or Convertible Securities within the applicable period from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Market Price at the record date for such distribution (any such issuance being herein referred to as a “Rights Offering” and Subordinate Voting Shares that may be acquired pursuant to the Rights Offering or upon conversion of the Convertible Securities offered pursuant to the Rights Offering being herein referred to as the “Offered Shares”), the Exercise Price shall be adjusted effective immediately after the record date at which holders of Subordinate Voting Shares are determined for the purposes of the Rights Offering to an

6

Exercise Price that is the product of: (1) the Exercise Price in effect on such record date: and (2) a fraction:

(i)	the numerator of which shall be the sum of:

(A)	the number of Subordinate Voting Shares outstanding on the record date for the Rights Offering, plus

(B)	a number determined by dividing either

(I)	the product of (x) the number of Offered Shares under the Rights Offering multiplied by (y) the price at which such Offered Shares are offered,

or, as the case may be,

(II)

the product of (x) the exchange or conversion price per Subordinate Voting Share of such securities offered multiplied by (y) the maximum number of Subordinate Voting Shares for or into which the securities so offered pursuant to the Rights Offering may be exchanged or converted, by the Market Price of the Subordinate Voting Shares on the record date for the Rights Offering; and

(ii)	the denominator of which shall be the sum of (x) the number of Subordinate Voting Shares outstanding on such record date plus (y) the number of Offered Shares under the Rights Offering.

Any Offered Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation; and if any of the rights, options or warrants that were taken into account in any such computation are not so issued or are not exercised prior to the expiration thereof, then the Exercise Price shall be readjusted to the Exercise Price that would have been in effect if any such computation had not taken into account the rights, options or warrants that were not in fact issued or that expired unexercised, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

(e)

If and whenever at any time prior to the Expiry Date, there is any adjustment or readjustment in the Exercise Price pursuant to the provisions of subsection 11(b)(i), 11(c) or 11(c) of this Warrant Certificate, then the number of Subordinate Voting Shares purchasable upon the subsequent exercise of the Warrants shall be simultaneously adjusted or readjusted, as the case may be, by multiplying the number of Subordinate Voting Shares and Warrants purchasable upon the exercise of the Warrants immediately prior to such adjustment or readjustment by a fraction which shall be the reciprocal of the fraction used in the adjustment or readjustment of the Exercise Price.

12.	Rules Regarding Calculation of Adjustment of Exercise Price:

(a)

The adjustments provided for in Section 11 are cumulative and will, in the case of adjustments to the Exercise Price, be computed to the nearest one-hundredth of one cent and will be made successively whenever an event referred to therein occurs, subject to the following subsections of this Section 12.

(b)	No adjustment in the Exercise Price is required to be made unless such adjustment would result in a change of at least 1% in the prevailing Exercise Price provided,

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Exhibit C

however, that any adjustments which, except for the provisions of this subsection, would otherwise have been required to be made, will be carried forward and taken into account in any subsequent adjustments.

(c)

No adjustment in the Exercise Price will be made in respect of any event described in Section 11(c), other than the events referred to in subsection 11(c), if the Holder is entitled to participate in such event on the same terms, mutatis mutandis, as if the Holder had exercised this Warrant prior to or on the effective date or record date of such event.

(d)

If at any time a question or dispute arises with respect to adjustments provided for in Section 11, such question or dispute will be conclusively determined by the independent auditor of the Corporation or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors of the Corporation and any such determination, subject to regulatory approval and absent manifest error, will be binding upon the Corporation and the Holder. The Corporation will provide such auditor or chartered accountant with access to all necessary records of the Corporation.

(e)

In case the Corporation after the date of issuance of this Warrant takes any action affecting the Subordinate Voting Shares, other than action described in Section 11, which in the opinion of the board of directors of the Corporation would materially affect the rights of the Holder, the Exercise Price will be adjusted in such manner, if any, and at such time, by action of the directors of the Corporation in their sole discretion, acting reasonably and in good faith, but subject in all cases to any necessary regulatory approval. Failure of the taking of action by the directors of the Corporation so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Subordinate Voting Shares will be conclusive evidence that the board of directors of the Corporation has determined that it is equitable to make no adjustment in the circumstances.

(f)

If the Corporation sets a record date to determine the holders of the Subordinate Voting Shares for the purpose of entitling them to receive any dividend or distribution or sets a record date to take any other action and, thereafter and before the distribution to such shareholders of any such dividend or distribution or the taking of any other action, decides not to implement its plan to pay or deliver such dividend or distribution or take such other action, then no adjustment in the Exercise Price will be required by reason of the setting of such record date.

(g)

In the absence of a resolution of the directors of the Corporation fixing a record date for any event which would require any adjustment to this Warrant, the Corporation will be deemed to have fixed as the record date therefor the date on which the event is effected.

(h)

As a condition precedent to the taking of any action which would require any adjustment to this Warrant, including the Exercise Price, the Corporation shall take any corporate action which may be necessary in order that the Corporation or any successor to the Corporation or successor to the undertaking or assets of the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all the shares or other securities which the Holder is entitled to receive on the full exercise thereof in accordance with the provisions hereof.

(i)

The Corporation will from time to time, immediately after the occurrence of any event which requires an adjustment or readjustment as provided in Section 11, forthwith give notice to the Holder specifying the event requiring such adjustment or readjustment and the results thereof, including the resulting Exercise Price.

8

Exhibit C

(j)

The Corporation covenants to and in favour of the Holder that so long as this Warrant remains outstanding, it will give notice to the Holder of the effective date or of its intention to fix a record date for any event referred to in Sections 11 or 12 whether or not such event gives rise to an adjustment in the Exercise Price or the number and type of securities issuable upon the exercise of the Warrants and, in each case, such notice shall specify the particulars of such event and the record date and the effective date for such event; provided that the Corporation shall only be required to specify in such notice such particulars of such event as have been fixed and determined on the date on which such notice is given. Such notice shall be given not less than 14 days in each case prior to such applicable record date or effective date, unless giving such notice is not reasonably practicable, in which case the Corporation will give as much notice as is reasonably practicable.

(k)

In any case in which Section 11 shall require that an adjustment shall become effective immediately after a record date for or an effective date of an event referred to herein, the Corporation may defer, until the occurrence and consummation of such event, issuing to the Holder of this Warrant, if exercised after such record date or effective date and before the occurrence and consummation of such event, the additional Subordinate Voting Shares or other securities or property issuable upon such exercise by reason of the adjustment required by such event, provided, however, that the Corporation will deliver to the Holder an appropriate instrument evidencing the Holder’s right to receive such additional Subordinate Voting Shares or other securities or property upon the occurrence and consummation of such event and the right to receive any dividend or other distribution in respect of such additional Subordinate Voting Shares or other securities or property declared in favour of the holders of record of Subordinate Voting Shares or of such other securities or property on or after the Exercise Date or such later date as the Holder would, but for the provisions of this subsection, have become the holder of record of such additional Subordinate Voting Shares or of such other securities or property.

13	.Consolidation and Amalgamation:

(a)

The Corporation shall not enter into any transaction whereby all or substantially all or its undertaking, property and assets would become the property of any other corporation (herein called a “successor corporation”) whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, disposition or otherwise, unless prior to or contemporaneously with the consummation of such transaction the Corporation and the successor corporation shall have executed such instruments and done such things as the Corporation, acting reasonably, considers necessary or advisable to establish that upon the consummation of such transaction:

(i)	the successor corporation will have assumed all the covenants and obligations of the Corporation under this Warrant Certificate, and

(ii)

the Warrant and the terms set forth in this Warrant Certificate will be a valid and binding obligation of the successor corporation entitling the Holder, as against the successor corporation, to all the rights of the Holder under this Warrant Certificate.

(b)

Whenever the conditions of subsection 13(a) shall have been duly observed and performed the successor corporation shall possess, and from time to time may exercise, each and every right and power of the Corporation under this Warrant in the name of the Corporation or otherwise and any act or proceeding by any provision hereof required to be done or performed by any director or officer of the Corporation may be done and performed with like force and effect by the like directors or officers of the successor corporation.

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Exhibit C

14.

Representation and Warranty: The Corporation hereby represents and warrants with and to the Holder that the Corporation is duly authorized and has the corporate and lawful power and authority to create and issue this Warrant and the Subordinate Voting Shares issuable upon the exercise hereof and perform its obligations hereunder and that this Warrant represents a valid, legal and binding obligation of the Corporation enforceable in accordance with its terms.

15.

Lost Certificate: If the Warrant Certificate evidencing the Warrants issued hereby becomes stolen, lost, mutilated or destroyed the Corporation may, on such terms as it may in its discretion, acting reasonably, impose, issue and countersign a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost mutilated or destroyed.

16.

Governing Law: This Warrant shall be governed by, and construed in accordance with, the laws of the Province of British Columbia and the federal laws of Canada applicable therein and will be treated in all respects as a British Columbia contract. Each of the parties hereto, irrevocably attorns to the exclusive jurisdiction of the courts of the province of British Columbia with respect to all matters arising out of this Warrant Certificate.

17.

Severability: If any one or more of the provisions or parts thereof contained in this Warrant Certificate should be or become invalid, illegal or unenforceable in any respect in any jurisdiction, the remaining provisions or parts thereof contained herein shall be and shall be conclusively deemed to be, as to such jurisdiction, severable therefrom.

18.

Headings: The headings of the articles, sections, subsections and clauses of this Warrant Certificate have been inserted for convenience and reference only and do not define, limit, alter or enlarge the meaning of any provision of this Warrant Certificate.

19.

Numbering of Articles, etc.: Unless otherwise stated, a reference herein to a numbered or lettered article, section, subsection, clause, subclause or schedule refers to the article, section, subsection, clause, subclause or schedule bearing that number or letter in this Warrant Certificate.

20.

Gender: Whenever used in this Warrant Certificate, words importing the singular number only shall include the plural, and vice versa, and words importing the masculine gender shall include the feminine gender.

21.

Day not a Business Day: In the event that any day on or before which any action is required to be taken hereunder is not a Business Day, then such action shall be required to be taken on or before the requisite time on the next succeeding day that is a Business Day.

22.

Binding Effect: This Warrant Certificate and all of its provisions shall enure to the benefit of the Holder, its successors, assigns and legal personal representatives and shall be binding upon the Corporation and its successors.

23.

Further Assurances: The Corporation hereby covenants and agrees that it will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all and every such other act, deed and assurance as the Holder shall reasonably require for the better accomplishing and effectuating of the intentions and provisions of this Warrant Certificate.

24.	Notice: Unless herein otherwise expressly provided, a notice to be given hereunder will be deemed to be validly given if the notice is sent by courier or registered mail addressed as follows:

(a)	If to the Holder at the latest address of the Holder as recorded on the Register; and

(b)	If to the Corporation at:

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Exhibit C

c/o Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8 Canada

Attention: Matt Miller

Any notice given as aforesaid shall conclusively be deemed to have been received by the addressee, if sent by courier, on the next following Business Day and, if sent by mail, on the fifth day following the posting thereof.

25.	Currency: Unless otherwise specified herein, all references to “$” or “dollars” shall reference the lawful currency of Canada.

26.	Time of Essence: Time shall be of the essence hereof.

[Signature Page to Follow]

11

Exhibit C

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be signed by its duly authorized officer as of             , 2019.

GREEN THUMB INDUSTRIES INC.

Per:
Authorized Signatory

[Warrant Certificate]

Exhibit C

EXHIBIT “I”

SUBSCRIPTION FORM

ANY EXERCISE OF WARRANTS WILL REQUIRE COMPLIANCE WITH APPLICABLE SECURITIES LEGISLATION. WARRANTHOLDERS ARE URGED TO CONTACT LEGAL COUNSEL BEFORE EFFECTING ANY SUCH EXERCISE.

TO:	Green Thumb Industries Inc. (the “Corporation”)

c/o Dentons Canada LLP

20th Floor, 250 Howe Street

Vancouver, BC V6C 3R8 Canada

The undersigned holder of the Warrants evidenced by this Warrant Certificate hereby exercises the right to acquire                      (A) subordinate voting shares of the Corporation (“Subordinate Voting Shares”).

Exercise Price Payable:
((A) multiplied by ●, subject to adjustment)

The undersigned hereby exercises the right of such holder to be issued, and hereby subscribes for, Subordinate Voting Shares that are issuable pursuant to the exercise of such Warrants on the terms specified in such Warrant Certificate.

The undersigned hereby represents, warrants and certifies as follows (one (only) of the following must be checked):

A.

The undersigned holder at the time of exercise of the Warrants (a) is not in the United States; (b) is not a U.S. Person and is not exercising the Warrants on behalf of a U.S. Person or a person in the United States; (c) did not acquire the Warrants in the United States or on behalf of, or for the account or benefit of, a U.S. Person or a person in the United States; (d) did not receive an offer to exercise the Warrants in the United States; and (e) represents and warrants that the exercise of the Warrants and the acquisition of the Subordinate Voting Shares occurred in an “offshore transaction” (as defined under Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”)); OR

B.

The undersigned holder is the original holder of the Warrants (or a person who acquired the Warrants upon a distribution by the original holder of the Warrants to its then equity holders) and (a) is exercising the Warrants solely for its own account for investment purposes only and not on behalf of any other person; and (b) was and is a U.S. Accredited Investor within the meaning of Rule 501(a) under the U.S. Securities Act both on the Issue Date and on the date of exercise of the Warrants; OR

C.

The undersigned holder has delivered to the Corporation an opinion of counsel of recognized standing, in form and substance reasonably satisfactory to the Corporation, to the effect that the exercise of the Warrants and the issuance of the Subordinate Voting Shares does not require registration under the U.S. Securities Act or any applicable state securities laws.

The undersigned holder understands that unless Box A above is checked, the certificate representing the Subordinate Voting Shares will be issued in definitive physical certificated form and bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available. If Box C above is checked, holders are encouraged to consult with the Corporation in advance to determine that the legal opinion tendered in connection with the exercise

Exhibit C

will be satisfactory in form and substance to the Corporation. “U.S. Person” and “United States” are as defined under Regulation S under the U.S. Securities Act.

The undersigned hereby acknowledges that the undersigned is aware that the Subordinate Voting Shares received on exercise may be subject to restrictions on resale under applicable securities legislation. The undersigned hereby further acknowledges that the Corporation will rely upon our confirmations, acknowledgements and agreements set forth herein, and agrees to notify the Corporation promptly in writing if any of the representations or warranties herein ceases to be accurate or complete.

The undersigned hereby irrevocably directs that the said Subordinate Voting Shares be issued, registered and delivered as follows:

Deliver the Subordinate Voting Shares as set forth below:	Register the Subordinate Voting Shares as set forth below:

☐ Same as Delivery Address (otherwise complete below)

(Name)	(Name)

(Account reference, if applicable)	(Account reference, if applicable)

(Contact Name)	(Contact Name)

(Address)	(Address)

Once completed and executed, this Subscription Form must be mailed or delivered to Green Thumb Industries Inc., c/o Dentons Canada LLP, 20th Floor, 250 Howe Street Vancouver, BC V6C 3R8 Canada (original copy).

DATED this day of , 20 .
	)	(Signature of Warrantholder, to be the same
	)	as it appears on the face of this Warrant
Witness	)	Certificate. If an entity, the signatory
	)	represents that he or she has authority to bind
	)	such entity and duly execute this form.)
)
)

	)	Name of Warrantholder

☐

Please check if the certificates representing the Subordinate Voting Shares are to be delivered at the office where this Warrant Certificate is surrendered, failing which such certificates will be mailed to the address set out above. Certificates will be delivered or mailed as soon as practicable after the surrender of this Warrant Certificate to the Corporation.

2

Exhibit D

FORM OF COMPLIANCE CERTIFICATE

COMPLIANCE CERTIFICATE

GREEN THUMB INDUSTRIES INC., a British Columbia corporation

Date:                    , 20

This Compliance Certificate (this “Certificate”) is given by Green Thumb Industries Inc., a British Columbia corporation (“GTI”), as Guarantor, pursuant to Section 6.1(d) of that certain Note Purchase Agreement, dated as of May     , 2019, to which this Certificate is an Exhibit (as such agreement may have been and hereafter is amended, restated, supplemented or otherwise modified from time to time, the “NPA”). Capitalized terms used herein without definition shall have the meanings set forth in the NPA.

The officer executing this Certificate is duly authorized to execute and deliver this Certificate on behalf of GTI. By executing this Certificate, such officer hereby certifies to the Administrative Agent and the Purchasers that:

(a)    except if and as set forth in Schedule 5 hereto, no Default or Event of Default exists, which schedule includes a description of the nature and period of existence of such Default or Event of Default, if any, and what action the Loan Parties have taken, are taking and propose to take with respect thereto; and

(b)    the Loan Parties are in compliance with the financial covenants contained in Section 6.10 of the NPA, as demonstrated by the calculation of such covenants attached hereto, except as set forth below.

[Signature Page Follows]

Exhibit D – Page 1

Exhibit D

IN WITNESS WHEREOF, the undersigned Authorized Officer has executed and delivered this Certificate on behalf of the Guarantor as of the date first set forth above.

GREEN THUMB INDUSTRIES INC.

By:
Name:
Title:

Unless otherwise indicated, all calculations are without duplication and made with respect to GTI and its Subsidiaries on a consolidated basis and are as of [Date].

2

Exhibit D

Schedule 1 to Compliance Certificate

CALCULATION OF LIQUIDITY

(Section 6.10(a))

Unrestricted cash and cash equivalents
Less: Aggregate amount of interest scheduled to become due and payable during the 365-day period following the date hereof on Indebtedness for borrowed money Net unrestricted cash and cash equivalents
In Compliance	[Yes/No	]

3

Exhibit D

Schedule 2 to Compliance Certificate

NET DEBT TO EBITDA RATIO

(Section 6.26(b))

Net Debt to EBITDA Ratio:
Net Debt as of the last day of the applicable measurement period (the “Measurement Period”)	$
Divided by: EBITDA for the Measurement Period	$
Ratio
In Compliance		[Yes/No	]

4

Exhibit D

Schedule 3 to Compliance Certificate

NET DEBT TO STOCKHOLDER EQUITY RATIO

(Section 6.26(c))

Net Debt to Stockholder Equity Ratio:
Net Debt as of the last day of the applicable measurement period (the “Measurement Period”)	$
Divided by: Stockholder Equity as of the last day of the Measurement Period	$
Ratio
In Compliance	[Yes/No]

5

Exhibit D

Schedule 4 to Compliance Certificate

INTEREST COVERAGE RATIO

(Section 6.26(d))

Interest Coverage Ratio:
EBITDA for the last four fiscal quarters, less income taxes taken into account in the computation of EBITDA for such period pursuant to clause (c) of the definition of EBITDA	$
Divided by: Interest Expense for the last four fiscal quarters	$
Ratio
In Compliance	[Yes/No]

6

Exhibit D

Schedule 5 to Compliance Certificate

7

Exhibit E

RISK FACTORS

Cannabis remains illegal under U.S. federal law

Cannabis is a Schedule 1 controlled substance and is illegal under federal U.S. law. Even in those states in which the use of cannabis has been legalized, its use remains a violation of U.S. federal law. Since U.S. federal law criminalizing the use of cannabis remains in effect, strict enforcement of U.S. federal law regarding cannabis would harm the Corporation’s business, prospects, results of operation, and financial condition.

Federal regulation of cannabis in the United States

Unlike in Canada which has federal legislation uniformly governing the cultivation, distribution, sale and possession of medical cannabis under the Cannabis Act (Canada), investors are cautioned that in the United States, cannabis is largely regulated at the state level. To date, a total of 33 states, in addition to Washington D.C., have legalized some form of whole-plant cannabis cultivation, sales, and use for certain medical and/or adult use purposes. Thirteen additional states have legalized low-THC/high-CBD extracts for select medical conditions.

Notwithstanding the permissive regulatory environment of cannabis at the state level, cannabis continues to be categorized as a Schedule 1 controlled substance under the Controlled Substances Act (the “CSA”) in the United States and as such, remains illegal under U.S. federal law.

As a result of the conflicting views between state legislatures and the federal government regarding cannabis, investments in cannabis businesses in the United States are subject to inconsistent legislation and regulation. The response to this inconsistency was addressed in August 2013 when then Deputy Attorney General, James Cole, authored a memorandum (the “Cole Memorandum”) addressed to all United States district attorneys acknowledging that, notwithstanding the designation of cannabis as a controlled substance at the federal level in the United States, several states had enacted laws relating to cannabis for medical purposes.

The Cole Memorandum outlined the priorities for the Department of Justice relating to the prosecution of cannabis offenses. In particular, the Cole Memorandum noted that in jurisdictions that have enacted laws legalizing cannabis in some form and that have also implemented strong and effective regulatory and enforcement systems to control the cultivation, distribution, sale and possession of cannabis, conduct in compliance with those laws and regulations is less likely to be a priority at the federal level. Notably, however, the Department of Justice never provided specific guidelines for what regulatory and enforcement systems it deemed sufficient under the Cole Memorandum standard. In light of limited investigative and prosecutorial resources, the Cole Memorandum concluded that the Department of Justice should be focused on addressing only the most significant threats related to cannabis. States where medical cannabis had been legalized were not characterized as a high priority.

In 2017, then newly appointed Attorney General Jeff Sessions again noted limited federal resources and acknowledged that much of the Cole Memorandum had merit. However, in 2018, Mr. Sessions issued a new memorandum that rescinded and superseded the Cole Memorandum (the “Sessions Memorandum”)1. The Sessions Memorandum stated, in part, that current law reflects “Congress’ determination that cannabis is a dangerous drug and cannabis activity is a serious crime”, and Mr. Sessions directed all U.S. Attorneys to enforce the laws enacted by Congress and to follow well-established principles when pursuing prosecutions related to cannabis activities as set out in chapter 927.000 of the U.S. Attorneys’ Manual. The inconsistency between federal and state laws and regulations is a major risk to the Corporation’s business.

As a result of the Sessions Memorandum, federal prosecutors are now free to utilize their prosecutorial discretion to decide whether to prosecute cannabis activities despite the existence of state-

[1]

U.S. Dept. of Justice. (2018). Memorandum for all United States Attorneys re: Marijuana Enforcement. Washington, DC: US Government Printing Office. Retrieved from https://www.justice.gov/opa/press-release/file/1022196/download.

Exhibit E

level laws that may be inconsistent with federal prohibitions. However, the Cole Memorandum’s principles remain well respected, and the federal government under Sessions’ tenure prosecuted no state law compliant entities. Sessions resigned in late 2018. The new Attorney General William Barr testified in his confirmation hearing that he will not upset “settled expectations”, “investments”, or other “reliance interest[s]” arising as a result of the Cole Memo, and that he does not intend to use federal resources to enforce federal cannabis laws in states that have legalized cannabis “to the extent people are complying with the state laws.”2

Medical cannabis is currently further protected against enforcement by enacted legislation from United States Congress in the form of the Joyce Amendment (previously the Rohrabacher Amendment), Consolidated Appropriations Act, 2019, Pub. L. No. 116-6, § 537 (the “Joyce Amendment”), which similarly prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state level, subject to Congress restoring such funding. If such funding were ever restored, actions which were previously protected could be subject to prosecution if they are within the statute of limitations.

Due to the dual sovereign nature of American government, the federal government can assert criminal violations of U.S. federal law despite state law. There have not been publicized instances of any state-legal cannabis operations being prosecuted absent claims that the operation is also violating state law. Nonetheless, the level of prosecutions of state-legal cannabis operations is entirely unknown, and the current administration is hostile to legal cannabis. If the Department of Justice policy under Attorney General William Barr were to change course and aggressively pursue financiers or equity owners of cannabis-related business, and United States Attorneys followed such Department of Justice policies through pursuing prosecutions, then the Corporation could face (i) seizure of its cash and other assets used to support or derived from its cannabis subsidiaries, (ii) the arrest of its employees, directors, officers, managers and investors, and charges of ancillary criminal violations of the CSA for aiding and abetting and conspiring to violate the CSA by virtue of providing financial support to cannabis companies that service or provide goods to state-licensed or permitted cultivators, processors, distributors, and/or retailers of cannabis; and/or (iii) barring employees, directors, officers, managers and investors who are not U.S. citizens from entry into the United States for life.

The Department of Justice under the current administration or an aggressive federal prosecutor could allege that the Corporation and its Board and, potentially its shareholders, “aided and abetted” violations of U.S. federal law by providing finances and services to its portfolio cannabis companies. Under these circumstances, it is possible that the federal prosecutor would seek to seize the assets of the Corporation, and to recover the “illicit profits” previously distributed to shareholders resulting from any of the foregoing financing or services. In these circumstances, the Corporation’s operations would cease, shareholders may lose their entire investment and directors, officers and/or shareholders may be left to defend any criminal charges against them at their own expense and, if convicted, be sent to federal prison.

The Joyce Amendment was most recently extended through a continuing resolution until September 30, 2019. Should the Joyce Amendment not be renewed upon expiration in subsequent spending bills there can be no assurance that the federal government will not seek to prosecute cases involving medical cannabis businesses that are otherwise compliant with state law. Such potential proceedings could involve significant restrictions being imposed upon the Corporation or third parties, while diverting the attention of key executives. Such proceedings could have a material adverse effect on the Corporation’s business, revenues, operating results and financial condition as well as the Corporation’s reputation, even if such proceedings were concluded successfully in favour of the Corporation.

Additionally, there can be no assurance as to the position any new administration may take on cannabis and a new administration could decide to enforce the U.S. federal laws strongly. Any enforcement of current U.S. federal laws could cause significant financial damage to the Corporation and

[2]	See Attorney General William Barr Confirmation Hearing, available at https://www.c-span.org/video/?456626-1/attorney-general-nominee-william-barr-confirmation-hearing.

Exhibit E

its shareholders. Further, future presidential administrations may want to treat cannabis differently and potentially enforce the U.S. federal laws more aggressively.

Violations of any U.S. federal laws and regulations could result in significant fines, penalties, administrative sanctions, convictions or settlements arising from civil proceedings conducted by either the federal government or private citizens, or criminal charges, including, but not limited to, disgorgement of profits, cessation of business activities or divestiture. This could have a material adverse effect on the Corporation, including its reputation and ability to conduct business, its holding (directly or indirectly) of cannabis licenses in the United States, the listing of its securities on various stock exchanges, its financial position, operating results, profitability or liquidity or the market price of its publicly traded shares. In addition, it is difficult to estimate the time or resources that would be needed for the investigation of any such matters or its final resolution because, in part, the time and resources that may be needed are dependent on the nature and extent of any information requested by the applicable authorities involved, and such time or resources could be substantial.

On June 7, 2018, the STATES Act was introduced in the Senate. A companion bill was introduced in the House of Representatives. The bill provides in relevant part that the provisions of the CSA, as applied to cannabis, “shall not apply to any person acting in compliance with state law relating to the manufacture, production, possession, distribution, dispensation, administration, or delivery of marihuana.” Even though cannabis will remain on Schedule I under the STATES Act, it makes the CSA unenforceable to the extent it conflicts with state law. In essence, the bill extends the limitations afforded by the Joyce Amendment within the federal budget to both adult-use and medical-use cannabis activity in all states where it has been legalized. By allowing continued prohibition to be a choice by the individual states, the STATES Act does not fully legalize cannabis on a national level.

Joyce Amendment

The Joyce Amendment, as discussed above, prohibits the Department of Justice from spending funds appropriated by Congress to enforce the tenets of the CSA against the medical cannabis industry in states which have legalized such activity. This amendment has historically been passed as an amendment to omnibus appropriations bills, which by their nature expire at the end of a fiscal year or other defined term. The Joyce Amendment will expire with the Fiscal Year 2019 on September 30, 2019. At such time, it is expected to be included in the Fiscal Year 2020 omnibus appropriations package or a continuing budget resolution, but its inclusion or non-inclusion, as applicable, is subject to political changes.

U.S. state regulatory uncertainty

The rulemaking process for cannabis operators at the state level in any state will be ongoing and result in frequent changes. As a result, a compliance program is essential to manage regulatory risk. All operating policies and procedures implemented in the operation will be compliance-based and derived from the state regulatory structure governing ancillary cannabis businesses and their relationships to state-licensed or permitted cannabis operators, if any. Notwithstanding the Corporation’s efforts, regulatory compliance and the process of obtaining regulatory approvals can be costly and time-consuming. No assurance can be given that the Corporation will receive the requisite licenses, permits or cards to operate its businesses.

In addition, local laws and ordinances could restrict the Corporation’s business activity. Although legal under the laws of the states in which the Corporation’s business will operate, local governments have the ability to limit, restrict, and ban cannabis businesses from operating within their jurisdiction. Land use, zoning, local ordinances, and similar laws could be adopted or changed, and have a material adverse effect on the Corporation’s business.

The Corporation is aware that multiple states are considering special taxes or fees on businesses in the cannabis industry. It is a potential yet unknown risk at this time that other states are in the process of reviewing such additional fees and taxation. This could have a material adverse effect upon the Corporation’s business, results of operations, financial condition or prospects.

Exhibit E

Restricted access to banking

In February 2014, the Financial Crimes Enforcement Network (‘FinCEN”) bureau of the U.S. Treasury Department issued guidance (which is not law) with respect to financial institutions providing banking services to cannabis business, including burdensome due diligence expectations and reporting requirements.3 This guidance does not provide any safe harbors or legal defenses from examination or regulatory or criminal enforcement actions by the Department of Justice, FinCEN or other federal regulators. Thus, most banks and other financial institutions in the United States do not appear to be comfortable providing banking services to cannabis-related businesses, or relying on this guidance, which can be amended or revoked at any time by the Trump Administration. In addition to the foregoing, banks may refuse to process debit card payments and credit card companies generally refuse to process credit card payments for cannabis-related businesses. As a result, the Corporation may have limited or no access to banking or other financial services in the United States. In addition, federal money laundering statutes and Bank Secrecy Act regulations discourage financial institutions from working with any organization that sells a controlled substance, regardless of whether the state it resides in permits cannabis sales. The inability or limitation in the Corporation’s ability to open or maintain bank accounts, obtain other banking services and/or accept credit card and debit card payments may make it difficult for the Corporation to operate and conduct its business as planned or to operate efficiently.

Heightened scrutiny by Canadian regulatory authorities

The Corporation’s existing operations in the United States, and any future operations or investments, may become the subject of heightened scrutiny by regulators, stock exchanges and other authorities in Canada. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to operate or invest in the United States or any other jurisdiction, in addition to those described herein.

It had been reported in Canada that the Canadian Depository for Securities Limited was considering a policy shift that would see its subsidiary, CDS Clearing and Depository Services Inc. (‘CDS”), refuse to settle trades for cannabis issuers that have investments in the United States. CDS is Canada’s central securities depository, clearing and settling trades in the Canadian equity, fixed income and money markets. The TMX Group, the owner and operator of CDS, subsequently issued a statement on August 17, 2017 reaffirming that there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the United States, despite media reports to the contrary and that the TMX Group was working with regulators to arrive at a solution that will clarify this matter, which would be communicated at a later time.

On February 8, 2018, following discussions with the Canadian Securities Administrators and recognized Canadian securities exchanges, the TMX Group announced the signing of a Memorandum of Understanding (‘MOU”) with Aequitas NEO Exchange Inc., the CSE, the Toronto Stock Exchange, and the TSXV.4 The MOU outlines the parties’ understanding of Canada’s regulatory framework applicable to the rules, procedures, and regulatory oversight of the exchanges and CDS as it relates to issuers with cannabis-related activities in the United States. The MOU confirms, with respect to the clearing of listed securities, that CDS relies on the exchanges to review the conduct of listed issuers. As a result, there is no CDS ban on the clearing of securities of issuers with cannabis-related activities in the United States. However, there can be no guarantee that this approach to regulation will continue in the future. If such a ban were to be implemented at a time when the securities of the Corporation are listed on an applicable stock exchange, it would have a material adverse effect on the ability of holders of such securities to make and settle trades. In particular, the such securities would become highly illiquid until an alternative

[3]

Department of the Treasury Financial Crimes Enforcement Network. (2014). Guidance re: BSA Expectations Regarding Marijuana-Related Businesses (FIN-2014-G001). Retrieved from https://www.fincen.gov/resources/statutes-regulations/guidance/bsa-expectations-regarding-marijuana-related-businesses.

[4]

Memorandum from The Canadian Depository for Securities, Aequitas NEO Exchange Inc., CNSX Markets Inc., TSX Inc., and TSX Venture Exchange Inc. (8 February 2018). Retrieved from https://www.cds.ca/resource/en/249/.

Exhibit E

was implemented, investors would have no ability to effect a trade of such securities through the facilities of the applicable stock exchange.

Regulatory scrutiny of the Corporation’s interests in the United States

For the reasons set forth above, the Corporation’s interests in the United States cannabis market, and future licensing arrangements, may become the subject of heightened scrutiny by regulators, stock exchanges, clearing agencies and other authorities in Canada. As a result, the Corporation may be subject to significant direct and indirect interaction with public officials. There can be no assurance that this heightened scrutiny will not in turn lead to the imposition of certain restrictions on the Corporation’s ability to carry on its business in the United States.

Constraints on marketing products

The development of the Corporation’s business and operating results may be hindered by applicable restrictions on sales and marketing activities imposed by government regulatory bodies. The regulatory environment in the United States limits the Corporation’s ability to compete for market share in a manner similar to other industries. If the Corporation is unable to effectively market its products and compete for market share, or if the costs of compliance with government legislation and regulation cannot be absorbed through increased selling prices for its products, the Corporation’s sales and operating results could be adversely affected.

Unfavorable tax treatment of cannabis businesses

Under Section 280E (“Section 280E”) of the United States Internal Revenue Code of 1986 as amended (the “U.S. Tax Code”), “no deduction or credit shall be allowed for any amount paid or incurred during the taxable year in carrying on any trade or business if such trade or business (or the activities which comprise such trade or business) consists of trafficking in controlled substances (within the meaning of schedule I and II of the Controlled Substances Act) which is prohibited by Federal law or the law of any state in which such trade or business is conducted.” This provision has been applied by the U.S. Internal Revenue Service to cannabis operations, prohibiting them from deducting expenses directly associated with the sale of cannabis. Section 280E therefore has a significant impact on the retail side of cannabis, but a lesser impact on cultivation and manufacturing operations. A result of Section 280E is that an otherwise profitable business may, in fact, operate at a loss, after taking into account its U.S. income tax expenses.

Risk of civil asset forfeiture

Because the cannabis industry remains illegal under U.S. federal law, any property owned by participants in the cannabis industry which are either used in the course of conducting such business, or are the proceeds of such business, could be subject to seizure by law enforcement and subsequent civil asset forfeiture. Even if the owner of the property were never charged with a crime, the property in question could still be seized and subject to an administrative proceeding by which, with minimal due process, it could be subject to forfeiture.

Proceeds of crime statutes

The Corporation will be subject to a variety of laws and regulations domestically and in the United States that involve money laundering, financial recordkeeping and proceeds of crime, including the Currency and Foreign Transactions Reporting Act of 1970 (commonly known as the Bank Secrecy Act), as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada), as amended and the rules and regulations thereunder, the Criminal Code (Canada) and any related or similar rules, regulations or guidelines, issued, administered or enforced by governmental authorities in the United States and Canada.

In the event that any of the Corporation’s license agreements, or any proceeds thereof, in the United States were found to be in violation of money laundering legislation or otherwise, such

Exhibit E

transactions may be viewed as proceeds of crime under one or more of the statutes noted above or any other applicable legislation. This could be materially adverse to the Corporation and, among other things, could restrict or otherwise jeopardize the ability of the Corporation to declare or pay dividends, effect other distributions or subsequently repatriate such funds back to Canada.

United States tax classification of the Corporation

The Corporation, which is and will continue to be a Canadian corporation as of the date hereof, generally would be classified as a non-United States corporation under general rules of United States federal income taxation. Section 7874 of the U.S. Tax Code, however, contains rules that can cause a non- United States corporation to be taxed as a United States corporation for United States federal income tax purposes. Under section 7874 of the U.S. Tax Code, a corporation created or organized outside the United States. (i.e., a non-United States corporation) will nevertheless be treated as a United States corporation for United States federal income tax purposes (such treatment is referred to as an “Inversion”) if each of the following three conditions are met (i) the non-United States corporation acquires, directly or indirectly, or is treated as acquiring under applicable United States Treasury Regulations, substantially all of the assets held, directly or indirectly, by a United States corporation, (ii) after the acquisition, the former stockholders of the acquired United States corporation hold at least 80% (by vote or value) of the shares of the non-United States corporation by reason of holding shares of the United States acquired corporation, and (iii) after the acquisition, the non-United States corporation’s expanded affiliated group does not have substantial business activities in the non- United States corporation’s country of organization or incorporation when compared to the expanded affiliated group’s total business activities (clauses (i) – (iii), collectively, the “Inversion Conditions”).

For this purpose, “expanded affiliated group” means a group of corporations where (i) the non-United States corporation owns stock representing more than 50% of the vote and value of at least one member of the expanded affiliated group, and (ii) stock representing more than 50% of the vote and value of each member is owned by other members of the group. The definition of an “expanded affiliated group” includes partnerships where one or more members of the expanded affiliated group own more than 50% (by vote and value) of the interests of the partnership.

The Corporation intends to be treated as a United States corporation for United States federal income tax purposes under section 7874 of the U.S. Tax Code and is expected to be subject to United States federal income tax on its worldwide income. However, for Canadian tax purposes, the Corporation is expected, regardless of any application of section 7874 of the U.S. Tax Code, to be treated as a Canadian resident company (as defined in the Income Tax Act (Canada) (the “ITA”) for Canadian income tax purposes. As a result, the Corporation will be subject to taxation both in Canada and the United States which could have a material adverse effect on its financial condition and results of operations.

It is unlikely that the Corporation will pay any dividends on the Subordinate Voting Shares in the foreseeable future. However, dividends received by shareholders who are residents of Canada for purpose of the ITA will be subject to U.S. withholding tax. Any such dividends may not qualify for a reduced rate of withholding tax under the Canada-United States tax treaty. In addition, a foreign tax credit or a deduction in respect of foreign taxes may not be available.

Dividends received by U.S. shareholders will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Dividends paid by the Corporation will be characterized as U.S. source income for purposes of the foreign tax credit rules under the U.S. Tax Code. Accordingly, U.S. shareholders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax.

Dividends received by shareholders that are neither Canadian nor U.S. shareholders will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to a shareholder of the Corporation, subject to examination of the relevant treaty.

Exhibit E

Because the Subordinate Voting Shares will be treated as shares of a U.S. domestic corporation, the U.S. gift, estate and generation-skipping transfer tax rules generally apply to a non-U.S. shareholder of the Corporation.

EACH SHAREHOLDER SHOULD SEEK TAX ADVICE, BASED ON SUCH SHAREHOLDER’S PARTICULAR CIRCUMSTANCES, FROM AN INDEPENDENT TAX ADVISOR.

The production or sale of hemp and hemp-based products could harm the Corporation’s business, prospects, results of operation, and financial condition

Until recently, hemp (defined by the U.S. government as cannabis sativa L. with a THC concentration of not more than 0.3 percent on a dry weight basis) and hemp’s extracts were illegal Schedule I controlled substances under the CSA (except mature stalks, fiber produced from the stalks, oil or cake made from the seeds, and any other compound, manufacture, salt derivative, mixture, or preparation of such parts). The 2014 Farm Bill authorized states to establish industrial hemp research programs. The majority of states established programs purportedly in compliance with the 2014 Farm Bill.

In December 2018, the U.S. government changed the legal status of hemp. The Agriculture Improvement Act of 2018, Pub.L. 115-334 (the “Farm Bill”), removed hemp and extracts of hemp, including CBD, from the CSA schedules. Accordingly the production, sale, and possession of hemp or extracts of hemp, including CBD, no longer violate the CSA.

However, the new Farm Bill did not create a free system in which individuals or businesses can grow hemp without limitations. There are numerous restrictions. The Farm Bill allows hemp cultivation broadly, but only under an approved state plan or once U.S. Department of Agriculture (“USDA”) regulations are in place. It also allows the transfer of hemp-derived products across state lines for commercial or other purposes. Nonetheless, states can still prohibit hemp or limit hemp more stringently than the U.S. federal law.

The Farm Bill directs the USDA to create federal regulations and to set the framework for states to regulate their own programs. For states choosing to permit and regulate hemp and hemp extracts, the state department of agriculture, in consultation with the state’s governor and chief law enforcement officer, will devise a plan, which the USDA must approve. For states permitting, but opting out of regulating, hemp, the USDA must construct a regulatory program under which hemp cultivators must apply for licenses and comply with the federally run program. Federal requirements for producers will include maintaining information about land and procedures for testing THC levels and disposing of hemp or byproducts that exceed 0.3% THC. The nature of these requirements remains unclear, and may negatively impact the Corporation’s business once the requirements become effective.

The section of the Farm Bill establishing a framework for hemp production also states explicitly that it does not affect or modify the Federal Food, Drug, and Cosmetic Act (“FDCA”), section 351 of the Public Health Service Act, or the authority of the Commissioner of the U.S. Food and Drug Administration (the “FDA”) under those laws.

In December, 2018, then FDA Commissioner Scott Gottlieb issued a statement reminding the public of the FDA’s continued authority “to regulate products containing cannabis or cannabis-derived compounds under the FDCA and section 351 of the Public Health Service Act.”5 He reminded the public that “it’s unlawful under the FDCA to introduce food containing added CBD or THC into interstate commerce, or to market CBD or THC products, as, or in, dietary supplements, regardless of whether the substances are hemp-derived,” and regardless of whether health claims are made, because CBD (and THC) are active ingredients in FDA-approved drugs.

[5]

See Statement from FDA Commissioner Scott Gottlieb, M.D., on signing of the Agriculture Improvement Act and the agency’s regulation of products containing cannabis and cannabis-derived compounds, dated Dec. 20, 2018, available at https://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm628988.htm.

Exhibit E

After issuing this statement, Gottlieb issued a statement regarding steps the agency is taking in its continued evaluation of possible regulatory pathways for cannabis-containing and cannabis-derived products: (i) it noticed a public hearing date, May 31, 2019, to discuss the safety, manufacturing, product quality, marketing, labeling and sale of products containing cannabis or cannabis-derived compounds; (ii) it formed a high-level internal agency working group tasked with exploring potential pathways for the legal marketing of foods and/or dietary supplements containing CBD; (iii) it released updated FAQs on the FDA website related to this topic; and (iv) it issued warning letters to three companies marketing CBD products using claims viewed as egregious and targeted at particularly vulnerable populations.

Enforcement under the FDCA may be criminal or civil in nature and can include those who aid and abet a violation, or conspire to violate, the FDCA. Violations of the FDCA, 21 U.S.C. § 331, (Prohibited acts), are, for first violations, misdemeanors punishable by imprisonment up to one year or a fine or both and, for second violations or violations committed with an “intent to defraud or mislead,” felonies punishable by fines and imprisonment up to three years.6 The fines provided for in 21 U.S.C. § 333(a) are low ($1000 and $3000), but under the Criminal Fine Improvements Act of 1987 the criminal fines can be increased significantly (approximately $100,000-$500,000). Civil remedies under the FDCA include civil money penalties,7 injunctions, and seizures.8 The FDA also has a number of administrative remedies (e.g., warning letters, recalls, debarment). The FDA primarily has limited its recent enforcement against companies selling CBD products to warning letters triggered by disease and/or structure or function claims. In the recent statement, Commissioner Gottlieb indicated that the FDA will continue to focus enforcement on unapproved therapeutic claims. Since that time, however, Gottlieb announced his resignation from the FDA, which introduces additional uncertainty into the CBD legal landscape.

The Commission’s reference to “interstate commerce” is different from the normal constitutional meaning. The FDA lacks authority, except in limited circumstances, to enforce against companies selling CBD products that do not enter into “interstate commerce.” While the U.S. Supreme Court has ruled that even cannabis grown for personal medical use affects interstate commerce, the FDA’s jurisdiction is limited to products that actually move interstate. However, the FDA’s interpretation “introduction into interstate commerce” applies to all aspects of a product’s manufacturing, packaging, and distribution (e.g., ingredients, labeling).

Security risks

The business premises of the Corporation’s operating locations are targets for theft. While the Corporation has implemented security measures at each location and continues to monitor and improve its security measures, its cultivation, processing and dispensary facilities could be subject to break-ins, robberies and other breaches in security. If there was a breach in security and the Corporation fell victim to a robbery or theft, the loss of cannabis plants, cannabis oils, cannabis flowers and cultivation and processing equipment could have a material adverse impact on the business, financial condition and results of operation of the Corporation.

As the Corporation’s business involves the movement and transfer of cash which is collected from dispensaries or patients/customers and deposited into its bank, there is a risk of theft or robbery during the transport of cash. The Corporation has engaged security firms where available to provide security in the transport and movement of large amounts of cash. To the extent such security firms are used, there is risk involved in relying on such firms to facilitate the transfer of cash (e.g., in the case of negligence or willful misconduct by such services’ employees or independent contractors). In areas where such security firms are not available, the Corporation is not able to mitigate the risk of cash loss or theft by securing outside security services. Employees sometimes transport cash and/or products and each employee has a panic button in their vehicle and, if requested, may be escorted by armed guards. While the Corporation has taken robust steps to prevent theft or robbery of cash during transport, there can be no assurance that there will not be a security breach during the transport and the movement of cash involving the theft of product or cash.

[6]	21 U.S.C. § 333(a).
[7]	See, e.g., 21 U.S.C. §333(b) and (f)(2)A), 21 C.F.R. §17.1
[8]	21 U.S.C §334.

Exhibit E

Limited trademark protection

The Corporation will not be able to register any United States federal trademarks for its cannabis products. Because producing, manufacturing, processing, possessing, distributing, selling, and using cannabis is a crime under the CSA, the United States Patent and Trademark Office will not permit the registration of any trademark that identifies cannabis products. As a result, the Corporation likely will be unable to protect its cannabis product trademarks beyond the geographic areas in which it conducts business. The use of its trademarks outside the states in which it operates by one or more other persons could have a material adverse effect on the value of such trademarks.

Limited patent protection

The Corporation will not be able to register any United States patents for its cannabis products and processes. Because producing, manufacturing, processing, possessing, distributing, selling, and using cannabis is a crime under the CSA, the United States Patent and Trademark Office will not permit the filing of any patent application that involves cannabis products. As a result, the Corporation likely will be unable to protect its cannabis product formulations and processing techniques (and any related patents it may have secured) within the U.S. The use or sale of its cannabis product formulations or processing techniques by one or more other persons could have a material adverse effect on the Corporation’s business and the value of such products and processing techniques.

The Corporation may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to the Corporation, could subject the Corporation to significant liabilities and other costs

The Corporation’s success may likely depend on its ability (i) to develop and market trademarks and tradenames and (ii) to use and develop new extraction technologies, recipes, know-how and new strains of cannabis without infringing the intellectual property rights of third parties. The Corporation cannot assure that third parties will not assert intellectual property claims against it. The Corporation is subject to additional risks if entities licensing intellectual property to it do not have adequate rights in any such licensed materials. If third parties assert copyright, trademark, or patent infringement or violation of other intellectual property rights against the Corporation, it will be required to defend itself in litigation or administrative proceedings, which can be both costly and time consuming and may significantly divert the efforts and resources of management personnel. An adverse determination in any such litigation or proceedings to which the Corporation may become a party could subject it to significant liability to third parties, require it to seek licenses from third parties, to pay ongoing royalties or subject the Corporation to injunctions prohibiting the development and operation of its applications.

Cybersecurity breach and data collection risks

Numerous state, federal and foreign laws and regulations govern the collection, dissemination, use, privacy, confidentiality, security, availability and integrity of personally identifiable information, including The Health Insurance Portability and Accountability Act of 1996, as amended, and the regulations that have been issued thereunder (“HIPAA”). In the provision of products and services to the Corporation’s customers, the Corporation and its third-party vendors may collect, use, maintain and transmit patient health and customer information in ways that are subject to many of these laws and regulations. If the Corporation or any of its subcontractors experiences a breach of the privacy or security of customer information, the breach reporting requirements and the liability for business associates under HIPAA (or similar requirements under other similar laws) could result in substantial financial liability and reputational harm to the Corporation.

Federal, state and foreign consumer laws also regulate the collection, use and disclosure of personal or patient health information, through web sites or otherwise, and regulate the presentation of web site content. Numerous other federal and state laws protect the confidentiality, privacy, availability, integrity and security of personally identifiable information. These laws in many cases are more restrictive than, and not preempted by, HIPAA and may be subject to varying interpretations by courts and government agencies, creating complex compliance issues for the Corporation and its customers and potentially exposing it to additional expense, adverse publicity and liability. The Corporation may not

Exhibit E

remain in compliance with the diverse privacy requirements in all of the jurisdictions in which it does business.

HIPAA and other federal, state or foreign laws and regulations may require users of personally identifiable information to implement specified security measures. Evolving laws and regulations in this area could require the Corporation to incur significant additional costs to re-design its products and services in a timely manner to reflect these legal requirements, which could have an adverse impact on the Corporation’s business.

New personally identifiable information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which the Corporation must handle healthcare related data, and the cost of complying with standards could be significant. If the Corporation does not properly comply with existing or new laws and regulations related to patient health information, it could be subject to criminal or civil sanctions.

If the Corporation’s security measures are breached or fail and unauthorized access is obtained to a customer’s data, the Corporation’s services may be perceived as insecure, the attractiveness of its products and services to current or potential customers may be reduced, and it may incur significant liabilities.

The Corporation’s business involves the storage and transmission of customers’ proprietary information and patient information, including health, financial, payment and other personal or confidential information. The Corporation relies on proprietary and commercially available systems, software, tools and monitoring, as well as other processes, to provide security for processing, transmission and storage of such information. Because of the sensitivity of this information and due to requirements under applicable laws and regulations, the effectiveness of such security efforts is very important. If the Corporation’s security measures are breached or fail as a result of third-party action, employee error, malfeasance or otherwise, someone may be able to obtain unauthorized access to customer or patient data. Improper activities by third-parties, advances in computer and software capabilities and encryption technology, new tools and discoveries and other events or developments may facilitate or result in a compromise or breach of the Corporation’s (or its third-party vendors’) computer systems. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target, and the Corporation may be unable to anticipate these techniques or fail to implement adequate preventive measures. The Corporation’s security measures may not be effective in preventing such unauthorized access. If a breach of the Corporation’s security occurs, it could face damages for contract breach, penalties for violation of applicable laws or regulations, possible lawsuits by individuals affected by the breach and significant remediation costs and efforts to prevent future occurrences. In addition, whether there is an actual or a perceived breach of the Corporation’s security, the market perception of the effectiveness of its security measures could be harmed and the Corporation could lose current or potential customers.

Currency fluctuations

Due to the Corporation’s present operations in the United States, and its intention to continue future operations outside Canada, the Corporation is expected to be exposed to significant currency fluctuations. Recent events in the global financial markets have been coupled with increased volatility in the currency markets. All or substantially all of the Corporation’s revenue will be earned in US dollars, but a portion of its operating expenses are incurred in Canadian dollars. The Corporation does not have currency hedging arrangements in place and there is no expectation that the Corporation will put any currency hedging arrangements in place in the future. Fluctuations in the exchange rate between the US dollar and the Canadian dollar, may have a material adverse effect on the Corporation’s business, financial position or results of operations.

Lack of access to U.S. bankruptcy protections

Because the use of cannabis is illegal under U.S. federal law, many courts have denied cannabis businesses bankruptcy protections, thus making it very difficult for lenders to recoup their investments in the cannabis industry in the event of a bankruptcy. If the Corporation were to experience a bankruptcy,

Exhibit E

there is no guarantee that U.S. federal bankruptcy protections would be available, which would have a material adverse effect on the Corporation’s business, financial position or results of operations.

Potential FDA regulation

Should the federal government legalize cannabis, it is possible that the FDA, would seek to regulate it under the Food, Drug and Cosmetics Act of 1938. Additionally, the FDA may issue rules and regulations including good manufacturing practices, related to the growth, cultivation, harvesting and processing of medical cannabis. Clinical trials may be needed to verify efficacy and safety. It is also possible that the FDA would require that facilities where medical-use cannabis is grown register with the FDA and comply with certain federally prescribed regulations. In the event that some or all of these regulations are imposed, the impact would be on the cannabis industry is unknown, including what costs, requirements and possible prohibitions may be enforced. If the Corporation is unable to comply with the regulations or registration as prescribed by the FDA it may have an adverse effect on the Corporation’s business, operating results and financial condition.

Legality of contracts

Because the Corporation’s contracts involve cannabis and other activities that are not legal under U.S. federal law and in some jurisdictions, the Corporation may face difficulties in enforcing its contracts in U.S. federal and certain state courts. The inability to enforce such contracts may have a material adverse effect on the Corporation’s business, financial position or results of operations.

Unfavourable publicity or consumer perception

Management of the Corporation believes the adult-use cannabis industry is highly dependent upon consumer perception regarding the safety, efficacy and quality of the adult use cannabis produced. Consumer perception of the Corporation’s products may be significantly influenced by scientific research or findings, regulatory investigations, litigation, media attention and other publicity regarding the consumption of adult use cannabis products. There can be no assurance that future scientific research, findings, regulatory proceedings, litigation, media attention or other research findings or publicity will be favourable to the adult use cannabis market or any particular product, or consistent with earlier publicity. Future research reports, findings, regulatory proceedings, litigation, media attention or other publicity that are perceived as less favourable than, or that question, earlier research reports, findings or publicity could have a material adverse effect on the demand for the Corporation’s products and the business, results of operations, financial condition and cash flows of the Corporation. The Corporation’s dependence upon consumer perceptions means that adverse scientific research reports, findings, regulatory proceedings, litigation, media attention or other publicity, whether or not accurate or with merit, could have a material adverse effect on the Corporation, the demand for the Corporation’s products, and the business, results of operations, financial condition and cash flows of the Corporation. Further, adverse publicity reports or other media attention regarding the safety, efficacy and quality of adult use cannabis in general, or the Corporation’s products specifically, or associating the consumption of adult use cannabis with illness or other negative effects or events, could have such a material adverse effect. Such adverse publicity reports or other media attention could arise even if the adverse effects associated with such products resulted from consumers’ failure to consume such products appropriately or as directed.

Voting control

As a result of the Super Voting Shares that they hold, a limited number of individuals exercise a significant majority of the voting power in respect of the Corporation’s outstanding shares. The Subordinate Voting Shares are entitled to one vote per share, Multiple Voting Shares are entitled to 100 votes per share, and the Super Voting Shares are entitled to 1,000 votes per share. As a result, such holders of the Super Voting Shares have the ability to control the outcome of all matters submitted to the Corporation’s shareholders for approval, including the election and removal of directors and any arrangement or sale of all or substantially all of the assets of the Corporation.

Exhibit E

This concentrated control could delay, defer, or prevent a change of control of the Corporation, arrangement or amalgamation involving the Corporation or sale of all or substantially all of the assets of the Corporation that its other shareholders support. Conversely, this concentrated control could allow the holders of the Super Voting Shares to consummate such a transaction that the Corporation’s other shareholders do not support. In addition, the holders of the Super Voting Shares may make long-term strategic investment decisions and take risks that may not be successful and may seriously harm the Corporation’s business.

Unpredictability caused by anticipated capital structure and voting control

Although other Canadian-based companies have dual class or multiple voting share structures, given the unique capital structure in respect of the Corporation and the concentration of voting control that is held by the holders of the Super Voting Shares, this structure and control could result in a lower trading price for or greater fluctuations in the trading price of the Subordinate Voting Shares or will result in adverse publicity to the Corporation or other adverse consequences.

The Corporation is a holding company

The Corporation is a holding company and essentially all of its assets are the capital stock of its subsidiaries in each of the markets the company operates in, including, Nevada, Illinois, Maryland, Pennsylvania, Massachusetts, Ohio, Florida, New Jersey and Connecticut. As a result, investors in the Corporation are subject to the risks attributable to its subsidiaries. As a holding company, the Corporation conducts substantially all of its business through its subsidiaries, which generate substantially all of its revenues. Consequently, the Corporation’s cash flows and ability to complete current or desirable future enhancement opportunities are dependent on the earnings of its subsidiaries and the distribution of those earnings to the Corporation. The ability of these entities to pay dividends and other distributions will depend on their operating results and will be subject to applicable laws and regulations which require that solvency and capital standards be maintained by such companies and contractual restrictions contained in the instruments governing their debt. In the event of a bankruptcy, liquidation or reorganization of any of the Corporation’s material subsidiaries, holders of indebtedness and trade creditors may be entitled to payment of their claims from the assets of those subsidiaries before the Corporation.

Sales of substantial amounts of Subordinate Voting Shares may have an adverse effect on the market price of the Subordinate Voting Shares

Sales of substantial amounts of Subordinate Voting Shares, or the availability of such securities for sale, could adversely affect the prevailing market prices for the Subordinate Voting Shares. A decline in the market prices of the Subordinate Voting Shares could impair the Corporation’s ability to raise additional capital through the sale of securities should it desire to do so.

Volatile market price for the Subordinate Voting Shares

The market price for the Subordinate Voting Shares may be volatile and subject to wide fluctuations in response to numerous factors, many of which will be beyond the Corporation’s control, including, but not limited to the following:

•	actual or anticipated fluctuations in the Corporation’s quarterly results of operations;

•	recommendations by securities research analysts;

•	changes in the economic performance or market valuations of companies in the industry in which the Corporation will operate;

•	addition or departure of the Corporation’s executive officers and other key personnel;

•	release or expiration of transfer restrictions on outstanding Subordinate Voting Shares;

•	sales or perceived sales of additional Subordinate Voting Shares;

•	operating and financial performance that vary from the expectations of management, securities analysts and investors;

Exhibit E

•	regulatory changes affecting the Corporation’s industry generally and its business and operations both domestically and abroad;

•	regulatory changes affecting businesses generally within jurisdictions in which the Corporation operates or does business both domestically and abroad;

•	announcements of developments and other material events by the Corporation or its competitors;

•	fluctuations to the costs of vital production materials and services;

•	changes in global financial markets and global economies and general market conditions, such as interest rates and pharmaceutical product price volatility;

•	significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving the Corporation or its competitors;

•	operating and share price performance of other companies that investors deem comparable to the Corporation or from a lack of market comparable companies; and

•	news reports relating to trends, concerns, technological or competitive developments, regulatory changes and other related issues in the Corporation’s industry or target markets.

Financial markets have recently experienced significant price and volume fluctuations that have particularly affected the market prices of equity securities of companies and that have often been unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the Subordinate Voting Shares may decline even if the Corporation’s operating results, underlying asset values or prospects have not changed. Additionally, these factors, as well as other related factors, may cause decreases in asset values that are deemed to be other than temporary, which may result in impairment losses. There can be no assurance that continuing fluctuations in price and volume will not occur. If such increased levels of volatility and market turmoil continue, the Corporation’s operations could be adversely impacted, and the trading price of the Subordinate Voting Shares may be materially adversely affected.

A decline in the price of the Subordinate Voting Shares could affect the Corporation’s ability to raise further working capital and adversely impact its ability to continue operations.

A prolonged decline in the price of the Subordinate Voting Shares could result in a reduction in the liquidity of its Subordinate Voting Shares and a reduction in its ability to raise capital. Because a significant portion of the Corporation’s operations have been and will be financed through the sale of equity securities, a decline in the price of its shares could be especially detrimental to the Corporation’s liquidity and its operations. Such reductions may force the Corporation to reallocate funds from other planned uses and may have a significant negative effect on the Corporation’s business plan and operations, including its ability to develop new products and continue its current operations. If the Corporation’s stock price declines, it can offer no assurance that the Corporation will be able to raise additional capital or generate funds from operations sufficient to meet its obligations. If the Corporation is unable to raise sufficient capital in the future, the Corporation may not be able to have the resources to continue its normal operations.

Liquidity

The Corporation cannot predict at what prices the Subordinate Voting Shares will trade and there can be no assurance that an active trading market will be sustained. There is a significant liquidity risk associated with an investment in the Corporation.

Increased costs as a result of being a public company

As a public issuer, the Corporation is subject to the reporting requirements and rules and regulations under the applicable Canadian securities laws and rules of any stock exchange on which the Corporation’s securities may be listed from time to time. Additional or new regulatory requirements may be adopted in the future. The requirements of existing and potential future rules and regulations will increase the Corporation’s legal, accounting and financial compliance costs, make some activities more

Exhibit E

difficult, time-consuming or costly and may also place undue strain on its personnel, systems and resources, which could adversely affect its business, financial condition, and results of operations.

Future acquisitions or dispositions

Material acquisitions, dispositions and other strategic transactions involve a number of risks, including: (i) potential disruption of the Corporation’s ongoing business; (ii) distraction of management; (iii) the Corporation may become more financially leveraged; (iv) the anticipated benefits and cost savings of those transactions may not be realized fully or at all or may take longer to realize than expected; (v) increasing the scope and complexity of the Corporation’s operations; (vi) loss or reduction of control over certain of the Corporation’s assets; and (vii) litigation or other disputes concerning either the Corporation’s obligations to counterparties under relevant transaction documents or liabilities of an acquisition target or its previous owners (whether disclosed or undisclosed at the time of the relevant transaction). Additionally, the Corporation may issue additional Subordinate Voting Shares in connection with such transactions, which would dilute a shareholder’s holdings in the Corporation.

The presence of one or more material liabilities of an acquired company that are unknown to the Corporation at the time of acquisition could have a material adverse effect on the business, results of operations, prospects and financial condition of the Corporation. While the Corporation attempts to obtain appropriate indemnification provisions in connection with its acquisitions and dispositions, the Corporation may still be exposed to significant financial or reputational risk as a result of entering into such transactions.

Corporation’s products

Because the Corporation’s industry is relatively new, there is no information about comparable companies available for potential investors to review in making a decision about whether to invest in the Corporation.

Shareholders and investors should further consider, among other factors, the Corporation’s prospects for success in light of the risks and uncertainties encountered by companies that, like the Corporation, are in their early stages. For example, unanticipated expenses and problems or technical difficulties may occur and they may result in material delays in the operation of the Corporation’s business. The Corporation may not successfully address these risks and uncertainties or successfully implement its operating strategies. If the Corporation fails to do so, it could materially harm the Corporation’s business to the point of having to cease operations and could impair the value of the securities of the Corporation to the point investors may lose their entire investment.

The Corporation expects to commit significant resources and capital to develop and market existing products and new products and services. These products are relatively untested, and the Corporation cannot assure shareholders and investors that it will achieve market acceptance for these products, or other new products and services that the Corporation may offer in the future. Moreover, these and other new products and services may be subject to significant competition with offerings by new and existing competitors in the business. In addition, new products and services may pose a variety of challenges and require the Corporation to attract additional qualified employees. The failure to successfully develop and market these new products and services could seriously harm the Corporation’s business, financial condition and results of operations.

Risks inherent in an agricultural business

The Corporation’s business involves growing cannabis, a plant. Such business will be subject to the risks inherent in agriculture, such as insects, plant diseases destruction or damage caused by natural disasters or severe weather and similar agricultural risks, which may have a material adverse effect on the Corporation’s business, financial position or results of operations.

Exhibit E

Energy costs

The Corporation’s adult use cannabis growing operations will consume considerable energy, which will make it vulnerable to rising energy costs. Accordingly, rising or volatile energy costs may, in the future, adversely impact the business of the Corporation and its ability to operate profitably.

Unknown environmental risks

There can be no assurance that the Corporation will not encounter hazardous conditions at the site of the real estate used to operate its businesses, such as asbestos or lead, in excess of expectations that may delay the development of its businesses. Upon encountering a hazardous condition, work at the facilities of the Corporation may be suspended. If the Corporation receives notice of a hazardous condition, it may be required to correct the condition prior to continuing construction. The presence of other hazardous conditions will likely delay construction and may require significant expenditure of the Corporation’s resources to correct the condition. Such conditions could have a material impact on the investment returns of the Corporation.

Reliance on management

A risk associated with the production and sale of adult use cannabis is the loss of important staff members. Success of the Corporation will be dependent upon the ability, expertise, judgment, discretion and good faith of its senior management and key personnel. While employment agreements are customarily used as a primary method of retaining the services of key employees, these agreements cannot assure the continued services of such employees. Any loss of the services of such individuals could have a material adverse effect on the Corporation’s business, operating results or financial condition.

Insurance and uninsured risks

The Corporation’s business is subject to a number of risks and hazards generally, including adverse environmental conditions, accidents, labour disputes and changes in the regulatory environment. Such occurrences could result in damage to assets, personal injury or death, environmental damage, delays in operations, monetary losses and possible legal liability.

Although the Corporation intends to continue to maintain insurance to protect against certain risks in such amounts as it considers to be reasonable, its insurance will not cover all the potential risks associated with its operations. The Corporation may also be unable to maintain insurance to cover these risks at economically feasible premiums. Insurance coverage may not continue to be available or may not be adequate to cover any resulting liability. Moreover, insurance against risks such as environmental pollution or other hazards encountered in the operations of the Corporation is not generally available on acceptable terms. The Corporation’s access to adequate and affordable insurance is significantly limited by the nature of the Corporation’s business, which may prevent it from purchasing adequate and affordable insurance coverage. The Corporation might also become subject to liability for pollution or other hazards which may not be insured against or which the Corporation may elect not to insure against because of premium costs or other reasons. Losses from these events may cause the Corporation to incur significant costs that could have a material adverse effect upon its financial performance and results of operations.

Emerging industry

The adult use cannabis industry is emerging. There can be no assurance that an active and liquid market for shares of the Corporation will develop and shareholders may find it difficult to resell their Subordinate Voting Shares. Accordingly, no assurance can be given that the Corporation or its business will be successful.

Exhibit E

Dependence on key inputs, suppliers and skilled labour

The cannabis business is dependent on a number of key inputs and their related costs including raw materials and supplies related to growing operations, as well as electricity, water and other local utilities. Any significant interruption or negative change in the availability or economics of the supply chain for key inputs could materially impact the business, financial condition, results of operations or prospects of the Corporation. Some of these inputs may only be available from a single supplier or a limited group of suppliers. If a sole source supplier was to go out of business, the Corporation might be unable to find a replacement for such source in a timely manner or at all. If a sole source supplier were to be acquired by a competitor, that competitor may elect not to sell to the Corporation in the future. Any inability to secure required supplies and services or to do so on appropriate terms could have a materially adverse impact on the business, financial condition, results of operations or prospects of the Corporation.

The ability of the Corporation to compete and grow will be dependent on it having access, at a reasonable cost and in a timely manner, to skilled labour, equipment, parts and components. No assurances can be given that the Corporation will be successful in maintaining its required supply of skilled labour, equipment, parts and components. This could have an adverse effect on the financial results of the Corporation.

The Corporation’s access to affordable skilled labour may be impeded by the existence of unionization or other collective bargaining efforts among the Corporation’s employees or independent contractors. The Corporation may also be legally required to participate in or facilitate such unionization or collective bargaining efforts within certain jurisdictions, which could limit the Corporation’s access to affordable skilled labour and have a materially adverse impact on the business, financial condition, results of operations or prospects of the Corporation.

Dependence on other third parties

The cannabis business is dependent on a number of third parties, including various service providers, distributors and retailers. Some of the services and market access provided by such third parties may only be available from a single third party or a limited group of third parties. If the only provider of a service or access to a market were to go out of business or cease doing business with the Corporation, the Corporation might be unable to find a replacement for such service or market access in a timely manner or at all. If the only provider of a service or access to a market were to be acquired by a competitor, that competitor may elect not to provide services or market access to the Corporation in the future. Any significant interruption or negative change in the Corporation’s business relations with such third parties could materially impact the business, financial condition, results of operations or prospects of the Corporation.

Difficulty to forecast

The Corporation must rely largely on its own market research to forecast sales as detailed forecasts are not generally obtainable from other sources at this early stage of the adult use cannabis industry in the states in which the Corporation’s business will operate. A failure in the demand for its products to materialize as a result of competition, technological change or other factors could have a material adverse effect on the business, results of operations and financial condition of the Corporation.

Management of growth

The Corporation may be subject to growth-related risks including capacity constraints and pressure on its internal systems and controls. The ability of the Corporation to manage growth effectively will require it to continue to implement and improve its operational and financial systems and to expand, train and manage its employee base. The inability of the Corporation to deal with this growth may have a material adverse effect on the Corporation’s business, financial condition, results of operations and prospects.

Exhibit E

Internal controls

Effective internal controls are necessary for the Corporation to provide reliable financial reports and to help prevent fraud. Although the Corporation will undertake a number of procedures and will implement a number of safeguards, in each case, in order to help ensure the reliability of its financial reports, including those imposed on the Corporation under Canadian securities law, the Corporation cannot be certain that such measures will ensure that the Corporation will maintain adequate control over financial processes and reporting. Failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm the Corporation’s results of operations or cause it to fail to meet its reporting obligations. If the Corporation or its auditors discover a material weakness, the disclosure of that fact, even if quickly remedied, could reduce the market’s confidence in the Corporation’s consolidated financial statements and materially adversely affect the trading price of the Subordinate Voting Shares.

Litigation

The Corporation may become party to litigation from time to time in the ordinary course of business which could adversely affect its business. Should any litigation in which the Corporation becomes involved be determined against the Corporation such a decision could adversely affect the Corporation’s ability to continue operating and the market price for the Subordinate Voting Shares and could use significant resources. Even if the Corporation is involved in litigation and wins, litigation can redirect significant resources of the Corporation and/or the Corporation.

Product liability

The Corporation faces an inherent risk of exposure to product liability claims, regulatory action and litigation if its products are alleged to have caused significant loss or injury. In addition, the sale of the Corporation’s products would involve the risk of injury to consumers due to tampering by unauthorized third parties or product contamination. Previously unknown adverse reactions resulting from human consumption of the Corporation’s products alone or in combination with other medications or substances could occur. The Corporation may be subject to various product liability claims, including, among others, that the Corporation’s products caused injury or illness or death, include inadequate instructions for use or include inadequate warnings concerning possible side effects or interactions with other substances. A product liability claim or regulatory action against the Corporation could result in increased costs, could adversely affect the Corporation’s reputation with its clients and consumers generally, and could have a material adverse effect on the business, results of operations and financial condition of the Corporation. There can be no assurances that the Corporation will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of the Corporation’s potential products.

Product recalls

Manufacturers and distributors of products are sometimes subject to the recall or return of their products for a variety of reasons, including product defects, such as contamination, unintended harmful side effects or interactions with other substances, packaging safety and inadequate or inaccurate labeling disclosure. If any of the Corporation’s products are recalled due to an alleged product defect or for any other reason, the Corporation could be required to incur the unexpected expense of the recall and any legal proceedings that might arise in connection with the recall. The Corporation may lose a significant amount of sales and may not be able to replace those sales at an acceptable margin or at all. In addition, a product recall may require significant management attention. Although the Corporation has detailed procedures in place for testing its products, there can be no assurance that any quality, potency or contamination problems will be detected in time to avoid unforeseen product recalls, regulatory action or lawsuits. Additionally, if one of the Corporation’s significant brands were subject to recall, the image of that brand and the Corporation could be harmed. A recall for any of the foregoing reasons could lead to decreased demand for the Corporation’s products and could have a material adverse effect on the results

Exhibit E

of operations and financial condition of the Corporation. Additionally, product recalls may lead to increased scrutiny of the Corporation’s operations by the FDA, or other regulatory agencies, requiring further management attention and potential legal fees and other expenses.

Results of future clinical research

Research in Canada, the U.S. and internationally regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis or isolated cannabinoids (such as CBD and THC) remains in early stages. There have been relatively few clinical trials on the benefits of cannabis or isolated cannabinoids (such as CBD and THC). Although the Corporation believes that the articles, reports and studies support its beliefs regarding the medical benefits, viability, safety, efficacy, dosing and social acceptance of cannabis, future research and clinical trials may prove such statements to be incorrect, or could raise concerns regarding, and perceptions relating to, cannabis. Given these risks, uncertainties and assumptions, prospective purchasers of securities of the Corporation should not place undue reliance on such articles and reports. Future research studies and clinical trials may reach negative conclusions regarding the medical benefits, viability, safety, efficacy, dosing, social acceptance or other facts and perceptions related to cannabis, which could have a material adverse effect on the demand for the Corporation’s products with the potential to lead to a material adverse effect on the Corporation’s business, financial condition, results of operations or prospects.

Competition

The Corporation will face intense competition from other companies, some of which have longer operating histories and more financial resources and manufacturing and marketing experience than the Corporation. Increased competition by larger and better financed competitors could materially and adversely affect the business, financial condition and results of operations of the Corporation.

Because of the early stage of the industry in which the Corporation operates, the Corporation expects to face additional competition from new entrants. If the number of users of adult use cannabis in the states in which the Corporation will operate its business increases, the demand for products will increase and the Corporation expects that competition will become more intense, as current and future competitors begin to offer an increasing number of diversified products. To remain competitive, the Corporation will require a continued high level of investment in research and development, marketing, sales and client support. The Corporation may not have sufficient resources to maintain research and development, marketing, sales and client support efforts on a competitive basis which could materially and adversely affect the business, financial condition and results of its operations.

Newly established legal regime

The Corporation’s business activities will rely on newly established and/or developing laws and regulations in the states in which it operates. These laws and regulations are rapidly evolving and subject to change with minimal notice. Regulatory changes may adversely affect the Corporation’s profitability or cause it to cease operations entirely. The cannabis industry may come under the scrutiny or further scrutiny by the FDA, Securities and Exchange Commission, Department of Justice or other federal or applicable state or nongovernmental regulatory authorities or self-regulatory organizations that supervise or regulate the production, distribution, sale or use of cannabis for medical or nonmedical purposes in the United States. It is impossible to determine the extent of the impact of any new laws, regulations or initiatives that may be proposed, or whether any proposals will become law. The regulatory uncertainty surrounding the industry may adversely affect the business and operations of the Corporation, including without limitation, the costs to remain compliant with applicable laws and the impairment of its business or the ability to raise additional capital.

Exhibit F

INVESTOR QUESTIONNAIRE

VCP23, LLC, a Delaware limited liability company (“VCP23”), VCP Real Estate Holdings, LLC, a Delaware limited liability company (“VCP Real Estate”), Vision Management Services, LLC, a Delaware limited liability company (“VMS”), GTI23, Inc., a Delaware corporation (“GTI23”), GTI Core, LLC, a Delaware limited liability company (“GTI Core”), VCP IP Holdings, LLC, a Delaware limited liability company (“VCP IP”), TWD18, LLC, a Delaware limited liability company (“TWD18”) and For Success Holdings Company, a Delaware corporation (together with VCP23, VCP Real Estate, VMS, GTI23, GTI Core, VCP IP and TWD18, the “Initial Issuers” and each, individually, an “Initial Issuer”) are considering issuing debt (represented by promissory notes) and warrants (the “Proposed Issuance”) to certain accredited investors, as that term is defined in Regulation D under the Securities Act of 1933, as amended.

The following information is needed in order to ensure compliance with the requirements of applicable federal and state exemptions from securities registration requirements, and to determine whether you meet the standards required for potentially participating in the Proposed Issuance. The purpose of this Investor Questionnaire (the “Questionnaire”) is to enable the Initial Issuers to ensure that there exists an applicable securities exemption for the Proposed Issuance and to determine the potential eligible participants in such offering. The Initial Issuers will rely upon the information contained in this Questionnaire. Accordingly, you represent and warrant to the Initial Issuers as follows:

1.    The information contained in this Questionnaire is true, complete and accurate and may be relied upon by the Initial Issuers.

2.    You understand and agree that the Initial Issuers may present this Questionnaire and the information provided in answers to such parties as they deem advisable if called upon to establish the availability of an applicable exemption under any federal or state securities law or if the contents of the Questionnaire are relevant to any issue in any investigation, action, suit or proceeding to which any of the Initial Issuers or any of their respective affiliates is a party or by which any of them is or may be affected.

PLEASE NOTE THAT THIS QUESTIONNAIRE DOES NOT CONSTITUTE AN OFFER BY THE INITIAL ISSUERS TO SELL ANY SECURITIES, BUT IS MERELY A REQUEST FOR INFORMATION.

Exhibit F

Accredited Investor Status

The undersigned qualifies as an “accredited investor” pursuant to Regulation D under the Securities Act of 1933, as amended (the “Act”) as a result of his, her or its status as (Please check the appropriate description(s)):

☐	A natural person with a net worth, or joint net worth with his or her spouse, exceeding $1,000,000. For this purpose, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of securities for the purpose of investing in the Securities.

☐	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse in excess of $300,000 in each of those years, and who reasonably expects to reach the same income level in the current calendar year, and has no reason to believe that such income will not remain at or above the same level for the foreseeable future.

☐	A director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer.

☐	A corporation, an organization described in Section 501(c)(3) of the Internal Revenue Code, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000.

☐	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the prospective investment.

☐	A trust with respect to which the grantor(s) has retained absolute power in his or her sole discretion to amend or revoke the trust at any time and such grantor(s) is an accredited investor as indicated in category 1 or 2 above.

An entity (except for a trust) in which all of the equity owners are “accredited investors” under any one or more of the categories specified above.

A bank as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity.

A savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity.

A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

An insurance company as defined in Section 2(13) of the Act.

An investment company registered under the Investment Company Act of 1940, or a business development company as defined in Section 2(a)(48) of that act.

☐	A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

Exhibit F

A plan established and maintained by a state, or its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.

An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if:

(a)    the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered Investment Adviser;

(b)    the employee benefit plan has total assets in excess of $5,000,000, or

(c)    it is a self-directed plan with investment decisions made solely by persons that are “accredited investors” under any one or more of the categories specified in paragraphs 1 through 15 herein.

A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

I am not an Accredited Investor

You agree to indemnify and hold harmless the Initial Issuers and their respective stockholders, members, officers, managers, directors, counsel and affiliates (collectively, “Indemnitees”) from and against any and all damages suffered and liabilities, expenses and losses incurred by any of the Indemnitees (including costs of investigation, defense and reasonable attorneys’ fees) arising out of or relating to any untrue statement of fact, omission or inaccuracy made by you in this Questionnaire.

Exhibit F

IF INDIVIDUAL	IF CORPORATION OR OTHER ENTITY

(sign here) Print Name:	(sign here) Its:

Dated:	Dated:

Legal name:	Legal name:

Residential address (including postal/zip code):	Residential address (including postal/zip code):

Telephone number:	Telephone number:

Email:	Email:

Social Security Number:	FEIN (or other federal tax identification number):

Prospective Investment Amount: $	Prospective Investment Amount: $

[CHECK IF APPROPRIATE]

The undersigned is a “registrant”:

The undersigned is an “insider” of Green Thumb Industries Inc.:

“insider” means: (i) a director or an officer of an issuer, (ii) a director or an officer of a person that is itself and insider or a subsidiary of an issuer; (iii) a person that has (A) beneficial ownership of, or control or direction over, directly or indirectly, or (B) a combination of beneficial ownership of, and control or direction over, directly or indirectly, securities of an issuer carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities, excluding for the purpose of the calculation of the percentage held, any securities held by the person as agent in the course of a distribution, (iv) an issuer that has purchased, redeemed or otherwise acquired a security of its own issue, for so long as it continues to hold that security, (v) a person designated as an insider in an order by a securities regulatory authority, or (vi) a person that is in a prescribed class of persons.

“registrant” means a person registered or required to be registered under applicable Canadian securities legislation.

Exhibit G

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Note Purchase Agreement identified below (as amended, the “NPA”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the NPA, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Purchaser under the NPA and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Purchaser) against any Person, whether known or unknown, arising under or in connection with the NPA, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.    Assignor:

2.    Assignee:

3.    Issuer(s): VCP23, LLC, a Delaware limited liability company, VCP Real Estate Holdings, LLC, a Delaware limited liability company, Vision Management Services, LLC, a Delaware limited liability company, GTI23, Inc., a Delaware corporation, GTI Core, LLC, a Delaware limited liability company, VCP IP Holdings, LLC, a Delaware limited liability company, TWD18, LLC, a Delaware limited liability company, For Success Holdings Company, a Delaware corporation and any other additional issuers from time to time party the NPA

4.    Administrative Agent: GLAS USA LLC, as the administrative agent under the NPA

5.    NPA: The Note Purchase Agreement dated as of May     , 2019, among the Issuers, each purchaser party hereto listed on the signature page thereto, GLAS Americas LLC, a New York limited liability company, as collateral agent for the sole benefit of itself, the

Exhibit G

Administrative Agent and the Purchasers (in such capacity, together with its successors and assigns, the “Collateral Agent”) and GLAS USA LLC, a New Jersey limited liability company, as administrative agent for the sole benefit of itself, the Collateral Agent and the Purchasers.

6.    Assigned Interest:

Outstanding Amount of Loan held by Assignor	Amount of Loan Assigned	Percentage Assigned of Loan
$	$		%
$	$		%
$	$		%

Effective Date:              , 20     [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

7.    Fees: Unless otherwise set forth in the NPA, this Assignment and Assumption shall be delivered to the Administrative Agent with a processing and recordation fee of $3,500.00.

8.    Information: If the Assignee is not an existing Purchaser, annexed hereto is (a) a completed administrative questionnaire, in form and substance satisfactory to the Administrative Agent, providing such information (including, without limitation, credit contact information and wiring instructions) of the Assignee as the Administrative Agent may reasonably require, (b) and all information and documents required to be delivered by a Purchaser pursuant to the Note Purchase Agreement.

9.    On or prior to the Effective Date, Assignor shall deliver to Administrative Agent any Note evidencing the Assigned Interest (the “Existing Note”). Upon the direction of Administrative Agent, Issuers shall deliver (i) a new Note, dated the Effective Date, to Assignee in the amount of the Assigned Interest, and, (ii) in the case of a partial assignment of a Loan held by Assignor, a new Note, dated the Effective Date, to the Assignor in the amount of the Loan still held by Assignor after giving effect to the Assigned Interest on the Effective Date (such Notes described in clauses (i) and (ii), collectively, the “New Notes”). Upon Administrative Agent receiving written confirmation from Assignee and Assignor, as applicable, of their receipt of New Notes, Administrative Agent shall send the Existing Note to the Issuers are the address set forth in the Note Purchase Agreement, with instructions permitting the Existing Note to be marked cancelled.

[Signature Page Follows]

Exhibit G

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:
Name:
Title:

Accepted:

GLAS USA LLC, as
Administrative Agent

By
Name:
Title:

ISSUERS:

VCP23, LLC

By
Name:
Title:

VCP REAL ESTATE HOLDINGS, LLC

By
Name:
Title:

VISION MANAGEMENT SERVICES, LLC

By
Name:

Exhibit G

Title:

GTI23, INC.

By:
Name:
Title:

GTI CORE, LLC

By
Name:
Title:

Exhibit G

VCP IP HOLDINGS, LLC

By
Name:
Title:

TWD18, LLC

By
Name:
Title:

FOR SUCCESS HOLDINGS COMPANY

By
Name:
Title:

Exhibit G

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1.    Representations and Warranties.

1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the NPA, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Agreement or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Agreement.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Purchaser under the NPA, (ii) it satisfies the requirements, if any, specified in the NPA that are required to be satisfied by it in order to acquire the Assigned Interest and become a Purchaser, (iii) from and after the Effective Date, it shall be bound by the provisions of the NPA as a Purchaser thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Purchaser thereunder, (iv) it has received a copy of the NPA, together with copies of the most recent financial statements delivered pursuant to the terms of the NPA, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Purchaser, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the NPA, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Purchaser.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one

Exhibit G

instrument. Acceptance and adoption of the terms of this Assignment and Assumption by the Assignee and the Assignor by Electronic Signature or delivery of an executed counterpart of a signature page of this Assignment and Assumption by any Electronic System shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of Illinois.

SCHEDULE 2 — COMMITMENTS

[***]

SCHEDULE 5.1 — ISSUER AND MATERIAL SUBSIDIARY1 FORMATION STATES

ENTITY	STATE OF FORMATION
VCP23, LLC	Delaware

VCP Real Estate Holdings, LLC	Delaware

Vision Management Services, LLC	Delaware

GTI23, INC.	Delaware

GTI Core, LLC	Delaware

VCP IP Holdings, LLC	Delaware

TWD18, LLC	Delaware

For Success Holdings Company	Delaware

GTI-CLINIC Illinois Holdings, LLC	Illinois

RISE Holding, INC.	Massachusetts

JB17, LLC	Delaware

GTI Pennsylvania, LLC	Pennsylvania

GTI Nevada, LLC	Nevada

GTI Florida, LLC	Florida

[1]	This list contains all material subsidiaries as set forth under Section 3.2 of the 2018 form 51-102f2 – Annual Information Form.

SCHEDULE 5.4(B) — GUARANTOR CAPITALIZATION

Pursuant to the Guarantor’s constating documents, the Guarantor is authorized to issue an unlimited number of Super Voting Shares, Multiple Voting Shares, and Subordinate Voting Shares. As of the Agreement Date, the Guarantor has (i) 424,510 Super Voting Shares outstanding, (ii) 505,823 Multiple Voting Shares, and (iii) 79,919,954 Subordinate Voting Shares.

Upon the conversion of all Super Voting Shares and Multiple Voting Shares to Subordinate Voting Shares as well as the exercise of all stock options, compensation options, warrants, restricted stock units and subscription receipts, the Guarantor would have 181,970,091 Subordinate Voting Shares outstanding.

Such conversions and exercises carry the following per share consideration payable upon any such exercise or conversion:

•	Super Voting Shares: 424,510 outstanding; nothing paid upon conversion to Multiple Voting Shares and/or Subordinate Voting Shares.

•	Multiple Voting Shares: 505,823 outstanding; nothing paid upon conversion to Subordinate Voting Shares.

•	Stock Options: 2,236,500 outstanding; each stock option is exercisable into Subordinate Voting Shares with an exercise price as follows:

•	450,000 outstanding with an exercise price of C$13.51;

•	470,000 outstanding with an exercise price of C$14.64;

•	43,000 outstanding with an exercise price of C$17.14;

•	127,500 outstanding with an exercise price of C$14.80;

•	66,500 outstanding with an exercise price of C$13.75;

•	185,000 outstanding with an exercise price of C$10.44;

•	90,000 outstanding with an exercise price of C$14.86;

•	20,000 outstanding with an exercise price of C$16.40;

•	448,000 outstanding with an exercise price of C$18.11;

•	221,000 outstanding with an exercise price of C$18.67;

•	4,000 outstanding with an exercise price of C$19.74;

•	84,000 outstanding with an exercise price of C$20.19; and

•	27,500 outstanding with an exercise price of C$20.50.

•	Compensation Options: 131,192 outstanding; each compensation option has an exercise price of C$7.75 upon exercise into Subordinate Voting Shares.

•	Warrants: 218,964 outstanding; each warrant has an exercise price of C$22.90 upon exercise into Subordinate Voting Shares.

•	Restricted Stock Units: 2,359,916 outstanding; nothing paid upon conversion to Subordinate Voting Shares.

•	Subscription Receipts: 4,060,265 outstanding; nothing paid upon conversion to Subordinate Voting Shares.

SCHEDULE 5.5 — PROPERTIES

Property	Address	Operations
Rock Island, IL	8221 51st Street West, Rock Island, IL 61201	Cultivation/Processing (Operational)

Oglesby, IL	110 East 4th Street, Oglesby, IL 61348	Cultivation/Processing (Operational)

Homestead, FL	35701 SW 202nd Ave., Homestead, FL 33034	Cultivation/Processing (Operational)

Danville, PA	601 Market Street, Danville, PA 17821	Cultivation/Processing (Operational)

Toledo, OH	0 Jason Street, Toledo, OH 43611	Processing (Building Out)

Mundelein, IL	1325 Armour Blvd., Mundelein, IL 60060	Retail (Operational)

Erie, PA	2108 W. 8th Street, Erie, PA 16505	Retail (Operational)

Joppa, MD	702 Pulaski Hwy, Joppa, MD 21085	Retail (Operational)

Toledo, OH	3157 W. Sylvania Ave., Toledo, OH 43613	Retail (Operational)

Lorain, OH	1920 Cooper Foster Park Road, Lorain, OH 44001	Retail (Operational)

SCHEDULE 6.8 — CONDUCT OF BUSINESS

Own and operate adult use and/or medical cultivation and processing facilities, and dispensaries and adjacent or ancillary business lines.

SCHEDULE 7.4 — PERMITTED LIENS

None.